The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.12

EXECUTION VERSION

PUBLISHED DEAL CUSIP NO. 15911AAA1

PUBLISHED TERM FACILITY CUSIP NO. 15911AAC7

PUBLISHED REVOLVING CREDIT FACILITY CUSIP NO. 15911AAB9

CREDIT AGREEMENT

Dated as of March 1, 2017,

among

CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, LLC,

as Holdings,

CHANGE HEALTHCARE HOLDINGS, LLC,

as the Parent Borrower,

THE OTHER BORROWERS PARTY HERETO,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

GOLDMAN SACHS BANK USA,

BARCLAYS BANK PLC

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners,

RBC CAPITAL MARKETS1

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Bookrunners

and

HSBC SECURITIES (USA) INC.,

JPMORGAN CHASE BANK, N.A.

and

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.,

as Co-Managers

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

-i-

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

-ii-

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

-iii-

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SCHEDULES

1.01A	Commitments
1.01C	Unrestricted Subsidiaries
1.01D	Existing Letters of Credit
1.01E	Existing Investments
4.01(a)(iii)	Certain Collateral Documents
5.05	Certain Liabilities
5.06	Litigation
5.08	Ownership of Property
5.10	Taxes
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
6.01	Parent Borrower’s Website
6.16	Post-Closing Covenants
7.01(b)	Existing Liens
7.03(b)	Existing Indebtedness
7.05(f)	Dispositions
7.08	Transactions with Affiliates
7.09	Certain Contractual Obligations
10.02	Administrative Agent’s Office
10.02(a)	Notice Information

-iv-

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

EXHIBITS

Form of

A	Committed Loan Notice
B	Letter of Credit Issuance Request
C	Swing Line Loan Notice
D-1	Term Note
D-2	Revolving Credit Note
D-3	Swing Line Note
E-1	Compliance Certificate
E-2	Solvency Certificate
F	Assignment and Assumption
G	Security Agreement
H	Perfection Certificate
I	Intercompany Note
J-1	First Lien Intercreditor Agreement
J-2	Junior Lien Intercreditor Agreement
K	Administrative Questionnaire
L-1	Affiliated Lender Assignment and Assumption
L-2	Affiliated Lender Notice
L-3	Acceptance and Prepayment Notice
L-4	Discount Range Prepayment Notice
L-5	Discount Range Prepayment Offer
L-6	Solicited Discounted Prepayment Notice
L-7	Solicited Discounted Prepayment Offer
L-8	Specified Discount Prepayment Notice
L-9	Specified Discount Prepayment Response
M	United States Tax Compliance Certificate

-v-

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

CREDIT AGREEMENT

This CREDIT AGREEMENT (as the same may be amended, modified, refinanced and/or restated from time to time, this “Agreement”) is entered into as of March 1, 2017, among CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company, CHANGE HEALTHCARE HOLDINGS, LLC, a Delaware limited liability company (the “Parent Borrower”), CHANGE HEALTHCARE, INC., a Delaware corporation (“Change Parent”), CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Change Holdings”), CHANGE HEALTHCARE HOLDINGS, INC., a Delaware corporation (“Change Healthcare”), CHANGE HEALTHCARE OPERATIONS, LLC, a Delaware limited liability company (“CHO”), CHANGE HEALTHCARE SOLUTIONS, LLC, a Delaware limited liability company (“Change Solutions,” and together with CHO, Change Healthcare, Change Holdings, Change Parent and the Parent Borrower, collectively, the “Borrowers” and each, a “Borrower”), the Guarantors party hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to that certain Agreement of Contribution and Sale, dated as of June 28, 2016 (as amended, supplemented or modified and in effect from time to time, and including all schedules and exhibits thereto, the “Contribution Agreement”), by and among Change Healthcare LLC (f/k/a PF2 Newco LLC), Change Healthcare Intermediate Holdings, LLC (f/k/a PF2 NewCo Intermediate Holdings, LLC), the Parent Borrower, McKesson Corporation (“MCK”), HCIT Holdings, Inc., Change Parent, certain entities affiliated with The Blackstone Group, L.P., certain entities affiliated with Hellman & Friedman LLC and the other parties thereto, the Investors and other shareholders of Change Parent will directly or indirectly contribute and/or sell, or cause to be contributed and/or sold (the “Contribution”), certain equity interests, assets, properties and businesses (the “Contributed Businesses”), directly or indirectly, to the Parent Borrower on the terms and subject to the conditions set forth in the Contribution Agreement.

The Borrowers have requested that the applicable Lenders extend credit to the Borrowers in the form of (i) the Closing Date Term Loans on the Closing Date in an initial aggregate principal amount of $5,100,000,000 and (ii) the Revolving Credit Facility in an initial aggregate principal amount of $500,000,000.

Loans made on the Closing Date, together with the proceeds of the Senior Notes, will be used to fund, directly or indirectly (i) the payment of consideration for the Contribution and other payments contemplated by the Contribution Agreement and the Transaction Documents, (ii) the Refinancing and the other Transactions, (iii) the payment of Transaction Expenses and (iv) working capital and general corporate purposes.

Subject to the satisfaction of the conditions set forth in Section 4.01 hereof, the applicable Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms. As used in this Agreement (including in the Preliminary Statements hereto), the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Parent Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit L-3.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Accounting Change” means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into such Person or a Restricted Subsidiary of such Person, or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional First Lien Indebtedness” means Permitted First Lien Ratio Debt, Permitted First Priority Refinancing Notes, Incremental Equivalent First Lien Debt and any other Indebtedness permitted under Section 7.03 that is, or is purported to be, secured by Liens permitted under Section 7.01 on the Collateral on a pari passu basis (but without regard to the control of remedies) with Liens on the Collateral securing the First Lien Obligations under this Agreement, and Permitted Refinancings of the foregoing.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).

“Administrative Agent” means Bank of America, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit K or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lender” means, at any time, any Lender that is an Investor or an Affiliate of an Investor (other than (a) Holdings or any Subsidiary of Holdings, (b) any Debt Fund Affiliate or (c) any natural person).

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(l)(i).

“Affiliated Lender Cap” has the meaning set forth in Section 10.07(l)(iii).

“Affiliated Lender Notice” means the notice substantially in the form of Exhibit L-2.

“Agency Fee Letter” means that certain Agency Fee Letter, dated as of the Closing Date, between the Parent Borrower and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or Eurocurrency Rate or Base Rate floor, in each case, incurred or payable by the applicable Borrower generally to all lenders of such Indebtedness; provided that (a) OID and upfront fees shall be equated to an interest rate assuming a 4-year life to maturity on a straight line basis (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and (b) “All-In Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, advisory fees, success fees, ticking fees, undrawn commitment fees and any similar fees (regardless of whether any of the foregoing fees are paid to, or shared with, in whole or in part any lender), any fees not paid or payable in the primary syndication of such Indebtedness or fees not paid or payable generally to all lenders ratably.

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable ECF Percentage” means, for any fiscal year, (a) 50.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 4.40 to 1.00, (b) 25.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.40 to 1.00 and greater than 3.90 to 1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.90 to 1.00.

“Applicable Period” has the meaning set forth in Section 10.22.

“Applicable Rate” means:

(a) with respect to Closing Date Term Loans: (x) prior to a Qualified IPO, a percentage per annum equal to: (A) for Eurocurrency Rate Loans, 2.75% and (B) for Base Rate Loans, 1.75%; and (y) from and after a Qualified IPO, a percentage per annum equal to: (A) for Eurocurrency Rate Loans, 2.50% and (B) for Base Rate Loans, 1.50%;

(b) with respect to the commitment fee for the unused Revolving Credit Commitments: (x) until delivery of financial statements pursuant to Section 6.01 for the first full fiscal quarter ending after the Closing Date and thereafter at any time at which the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is greater than 4.40 to 1.00, a percentage per annum equal to 0.50% and (y) at any time after the delivery of the first such financial statements, if the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is less than or equal to 4.40 to 1.00, a percentage per annum equal to 0.375%; and

(c) with respect to Revolving Credit Loans,

(x) until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 6.01, a percentage per annum equal to: (A) for Eurocurrency Rate Loans and Letter of Credit fees, 2.75% and (B) for Base Rate Loans, 1.75%;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(y) thereafter, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans
1	> 4.40:1.00	2.75%	1.75%
2	≤ 4.40:1.00 and > 3.90:1.00	2.50%	1.50%
3	≤ 3.90:1.00	2.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Revolving Credit Lenders, the highest pricing level (e.g., Pricing Level 1 in the case of the Applicable Rate for Revolving Credit Loans) shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured, waived or no longer continuing (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Counterparty” means (a) any Agent, Lead Arranger, Lender or any Affiliate of an Agent, Lead Arranger or Lender on the Closing Date (with respect to any Secured Hedge Agreement or Treasury Services Agreement to which such Person is a party on the Closing Date) or at the time it entered into a Secured Hedge Agreement or a Treasury Services Agreement, as applicable, in its capacity as a party to a Secured Hedge Agreement or Treasury Services Agreement, as applicable, in each case notwithstanding whether such Approved Counterparty may subsequently cease to be an Agent, Lead Arranger, Lender or an Affiliate of an Agent or Lender or (b) any other Person from time to time approved in writing by the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) upon the request of the Parent Borrower.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes the reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external legal counsel.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Parent Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Parent Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Parent Borrower nor any of its Affiliates may act as the Auction Agent.

“Audited Financial Statements” means (a) with respect to the Core MTS Business (as defined in the Contribution Agreement), audited consolidated “carve-out” balance sheets as of March 31, 2015 and March 31, 2016 and the related audited “carve-out” consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each fiscal year ended on such date and (b) with respect to Change Healthcare, audited consolidated balance sheets as of December 31, 2014 and December 31, 2015 and the related audited consolidated statements of operations, comprehensive income, equity and cash flows for each fiscal year ended on such date.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available RP Capacity Amount” means, at any time of determination, (a) the aggregate amount of Restricted Payments availability at such time under one or more of Sections 7.06(d), (g), (h) and (l)(ii), as selected by the Parent Borrower in its sole discretion (for the avoidance of doubt, after giving effect to (i) any Indebtedness incurred under Section 7.03 (including Section 7.03(ee)) solely to the extent such Indebtedness is secured by Liens pursuant to Section 7.01(nn), (ii) any unsecured Indebtedness incurred pursuant to Section 7.03(ee) and (iii) Restricted Payments made in reliance on Sections 7.06(g), (h) or (l)(ii), in each case, prior to such time), plus (b) the aggregate principal amount of Indebtedness prepaid prior to or substantially concurrently at such time, solely to the extent such Indebtedness (i) was secured by Liens pursuant to Section 7.01(nn) or (ii) was incurred pursuant to Section 7.03(ee) and not secured pursuant to Section 7.01(nn) (it being understood that the amount under this clause (b) shall only be available for use under Sections 7.01(nn) and/or 7.03(ee), as applicable).

“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 1⁄2 of 1%, (b) the Prime Rate in effect for such day and (c) the Eurocurrency Rate for deposits in Dollars for a one-month Interest Period plus 1.00%; provided that for the avoidance of doubt, the Eurocurrency Rate for any day shall be LIBOR, at approximately 11:00 a.m. (London time) two Business Days prior to such day for deposits in Dollars with a term of one month commencing on such day; it being understood that, solely with respect to the Closing Date Term Loans, the Base Rate shall be deemed to be not less than 2.00% per annum. Further, with respect to each of the other Borrowings, the Base Rate will be deemed to be 0.00% per annum if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurocurrency Rate, as the case may be.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Blackstone Funds” means, individually or collectively, any investment fund, coinvestment vehicles and/or other similar vehicles or accounts, in each case managed or advised by The Blackstone Group L.P. or any Affiliate thereof, or any of their respective successors.

“Board of Directors” means, for any Person, the board of directors or other governing body (or equivalent thereof) of such Person or, if such Person does not have such a board of directors or other governing body (or equivalent thereof) and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Parent Borrower.

“Borrowers” has the meaning set forth in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning set forth in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing of a particular Class, as the context may require.

“Building” means a walled and roofed structure, other than a gas or liquid storage tank, that is principally above ground and affixed to a permanent site, and a walled and roofed structure while in the course of construction, alteration or repair.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a day on which dealings in deposits in Dollars are conducted by and between banks in the applicable London interbank market.

“BX Principal Shareholder Agreement” means the letter agreement, by and among MCK and one or more Affiliates of the Blackstone Group, L.P., substantially in the form attached as Schedule IV to the Contribution Agreement, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the letter agreement in the form attached as Schedule IV to the Contribution Agreement as in effect on the Closing Date.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Lease Obligations) by the Parent Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Parent Borrower and the Restricted Subsidiaries.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities, loans, Indebtedness incurred in connection with a Sale and Lease-Back Transaction, Indebtedness incurred in the ordinary course of business of the Parent Borrower, Capitalized Lease Obligations or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Closing Date (whether or not such operating lease obligations were in effect on the Closing Date or entered into thereafter) shall be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Parent Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Parent Borrower for the primary purpose of insuring the businesses or properties owned or operated by the Parent Borrower or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Collateral” has the meaning set forth in Section 2.03(g).

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Borrower or any Restricted Subsidiary:

(1) Dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) such local currencies held by the Parent Borrower or any Restricted Subsidiary from time to time in the ordinary course of business or consistent with industry practice;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 36 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 36 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) above and clauses (7) and (8) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 36 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued or directly and fully unconditionally guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case, having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 36 months or less from the date of acquisition;

(9) readily marketable direct obligations issued or directly and fully unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 36 months or less from the date of acquisition;

(10) Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

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(11) securities with maturities of 36 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 36 months or less from the date of acquisition; and

(13) investment funds investing at least 90.0% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts, except amounts used to pay non-dollar denominated obligations of the Parent Borrower or any Restricted Subsidiary of the same currency in the ordinary course of business, are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes under this Agreement regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as subsequently amended, and the regulations promulgated thereunder.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change Healthcare” has the meaning set forth in the introductory paragraph to this Agreement.

“Change Holdings” has the meaning set forth in the introductory paragraph to this Agreement.

“Change of Control” shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

(b) at any time after a Qualified IPO, the acquisition by (A) any Person (other than a Permitted Holder) or (B) Persons (other than one or more Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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(within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of Holdings directly or indirectly through any Parent Company, unless (a) the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board of Directors of Holdings or (b) such acquisition occurs in connection with any transaction or series of transactions as a result of which Holdings shall become the Wholly-Owned Subsidiary of a Parent Company.

(c) a “change of control” (or similar event) shall occur under the Senior Notes, any Capital Market Indebtedness or any Subordinated Indebtedness permitted under Section 7.03 with an outstanding principal amount in excess of the Threshold Amount or any Permitted Refinancing in respect of any of the foregoing, in each case with an outstanding principal amount in excess of the Threshold Amount; or

(d) Holdings shall cease to own directly 100% of the Equity Interests of the Parent Borrower.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Holdings owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“Change Parent” has the meaning set forth in the introductory paragraph to this Agreement.

“Change Solutions” has the meaning set forth in the introductory paragraph to this Agreement.

“CHO” has the meaning set forth in the introductory paragraph to this Agreement.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Revolving Commitment Increases, Other Revolving Credit Commitments of a given Refinancing Series, Closing Date Term Commitments, Incremental Term Commitments, Refinancing Term Commitments of a given Refinancing Series or any given tranche or series of any of the foregoing and (c) when used with respect to Loans, any Borrowing or any Facility, refers to whether such Loans, the Loans comprising such Borrowing or the Loans (or Commitments pursuant to which such Loans are to be made) comprising such Facility are Revolving Credit Loans, Revolving Credit Loans under Revolving Commitment Increases, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Other Revolving Credit Commitments of a given Refinancing Series, Closing Date Term Loans, Incremental Term Loans, Refinancing Term Loans of a given Refinancing Series, Extended Term Loans of a given Extension Series or any given tranche or series of any of the foregoing. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Closing Date Term Commitments, Incremental Term Commitments, Refinancing Term Commitments (and in each case, the Loans made pursuant to such Commitments) or any given tranche or series of any of the foregoing that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have identical terms and conditions shall be construed to be in the same Class.

“Closing Date” means March 1, 2017, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Closing Date Term Commitment” means, as to each Term Lender, its obligation to make a Closing Date Term Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Closing Date Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The initial aggregate amount of the Closing Date Term Commitments is $5,100,000,000.

“Closing Date Term Loans” means the term loans made by the Lenders on the Closing Date to the Borrowers pursuant to Section 2.01(a).

“Closing Fees” means those fees required to be paid on the Closing Date pursuant to the Fee Letter.

“Co-Managers” means HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and The Bank of Tokyo Mitsubishi UFJ, Ltd., in their respective capacities as co-managers agents under this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” (or similar term) as defined in any other Collateral Document, (iii) Mortgaged Property and (iv) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document.

“Collateral Agent” means Bank of America, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or from time to time pursuant to Section 6.11, Section 6.13, Section 6.16 or the Security Agreement, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) the Obligations shall have been guaranteed by Holdings and each Subsidiary of the Parent Borrower (other than Excluded Subsidiaries and the Borrowers) pursuant to the Guaranty;

(c) the Obligations and the Guaranty shall have been secured pursuant to the Security Agreement by a first-priority perfected security interest in (i) all the Equity Interests of the Parent Borrower and each other Borrower and (ii) all Equity Interests of each Restricted Subsidiary that is not an Excluded Subsidiary (other than, subject to each other limitation set forth in the definition of “Excluded Assets” below, any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clause (f) or clause (j)(ii) of the definition thereof)) directly owned by any Borrower or any Subsidiary Guarantor (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank), subject, in each case, to the exceptions and limitations otherwise set forth in this Agreement and the Security Agreement;

(d) all Pledged Debt owing to any Borrower or any Subsidiary Guarantor that is evidenced by a promissory note shall have been delivered to the Collateral Agent pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank, subject, in each case, to the exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents;

(e) the Obligations and the Guaranty shall have been secured by a perfected security interest in, and in the case of Material Real Property, Mortgages on, substantially all now owned (or in the case of real property, fee owned) or at any time hereafter acquired tangible and intangible assets of each Borrower

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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and each Subsidiary Guarantor (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, Material Real Property and proceeds of the foregoing), subject, in each case, to the exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents, in each case with the priority required by the Collateral Documents;

(f) subject to the limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (e) above or under Sections 6.11, 6.13 or 6.16 (each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the property and/or rights described therein in favor of the Collateral Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property (as reasonably determined by the Parent Borrower in good faith) at the time the Mortgage is entered into if such limitation would reduce the mortgage tax owed), (ii) fully paid American Land Title Association lender’s policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Collateral Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Collateral Agent in form and substance and in an amount reasonably acceptable to the Collateral Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 or Liens otherwise consented to by the Collateral Agent, each of which shall (A) to the extent reasonably necessary, include such coinsurance and reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Collateral Agent, (B) contain a “tie-in” or “cluster” endorsement, if available, and applicable, under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (C) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including endorsements on matters relating to usury, first loss, zoning, contiguity, doing business, public road access, same as survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates; provided, however, that in lieu of a zoning endorsement the Collateral Agent shall accept a zoning report from a nationally recognized zoning report provider, (iii) customary opinions from local counsel in each jurisdiction (A) where a Mortgaged Property is located regarding the enforceability and perfection of the Mortgage and any related fixture filings and otherwise in form and substance reasonably satisfactory to the Collateral Agent and (B) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due authorization, execution and delivery of the Mortgages and, in each case, in form and substance reasonably satisfactory to the Collateral Agent, (iv) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance), duly executed and acknowledged by the appropriate Loan Parties, together with evidence of flood insurance, to the extent required under Section 6.07(c) hereof and (v) either a new ALTA or such existing surveys together with no-change affidavits sufficient for the title company to remove the standard survey exception from the Mortgage Policies and issue the survey-related endorsements required in clause (ii) above;

(g) except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office,

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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required by the Collateral Documents, applicable Law or reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(h) after the Closing Date, each Restricted Subsidiary of the Parent Borrower that is not then a Borrower or Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Sections 6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition, this Agreement and the other Loan Documents shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance or taking other actions with respect to the following (collectively, the “Excluded Assets”): (i) any property or assets owned by any Excluded Subsidiary (unless such Excluded Subsidiary ceases to be an Excluded Subsidiary or becomes a Guarantor at the sole option of the Parent Borrower in accordance with clause (iii) of the definition of “Guarantors”), (ii) any property or assets located in or governed by any non-U.S. jurisdiction or agreement (other than Equity Interests otherwise required to be pledged pursuant to the terms hereof and the Collateral Documents, Pledged Debt otherwise required to be pledged pursuant to the terms hereof and the Collateral Documents and assets that can be perfected by the filing of a UCC-1 financing statement), (iii) any lease, license, contract, agreement or other general intangible or any property subject to a purchase money security interest, Capitalized Lease Obligation, lease that would be a capital lease under GAAP as in effect at any time or similar arrangement, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, agreement or other general intangible, Capitalized Lease Obligations, lease that would be a capital lease under GAAP as in effect at any time or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such violation, (iv) any interest in fee-owned real property (other than Material Real Properties), (v) any interest in leased real property, (vi) motor vehicles and other assets subject to certificates of title, (vii) Margin Stock, (viii) Equity Interests of any Person other than the Parent Borrower, the other Borrowers and each wholly-owned Subsidiary that is a Restricted Subsidiary (that is also not an Excluded Subsidiary (other than any Restricted Subsidiary directly owned by a Loan Party that is an Excluded Subsidiary solely pursuant to clause (f) or (j)(ii) of the definition thereof)), (ix) any “intent to use” trademark application prior to the filing of a “statement of use” or “Amendment to Allege Use” with respect thereto, to the extent that, and solely during the period that, granting a security interest in such trademark application prior to such filing would impair the enforceability or validity, or result in the voiding, of such trademark application (or any registration that may issue therefrom) under applicable federal Law, (x) any property or assets to the extent a security interest in such property or asset would result in material adverse tax consequences to Holdings, the Parent Borrower, any Subsidiary, any Parent Company or, for as long as it owns, directly or indirectly, beneficial ownership of more than 50.0% of the Equity Interests in the Parent Borrower, MCK, in each case, as reasonably determined by the Parent Borrower in consultation with the Administrative Agent, (xi) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provision of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition or restriction, (xii) any Securitization Assets sold or transferred in connection with, or subject to, a Qualified Securitization Facility, (xiii) any assets to the extent pledges and security interests therein are prohibited or restricted by applicable Law (including any requirement to obtain the consent of any governmental authority or third party (other than a Loan Party)), (xiv) all commercial tort claims in an amount less than $20,000,000, (xv) deposit, securities and similar accounts (including securities entitlements) and any

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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amounts on deposit therein or credited thereto (in each case, other than identifiable proceeds of Collateral), (xvi) any accounts used solely as payroll and other employee wage and benefit accounts, tax accounts (including sales tax accounts) and any tax benefits accounts, escrow accounts, fiduciary or trust accounts and any funds and other property held in or maintained in any such accounts, (xvii) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (xviii) cash and Cash Equivalents (other than cash and Cash Equivalents to the extent constituting identifiable proceeds from the Disposition of Collateral), (xix) any particular assets if the burden, cost or consequence of creating or perfecting such pledges or security interests in such assets is excessive in relation to the practical benefits to be obtained therefrom by the Lenders under the Loan Documents as mutually agreed by the Parent Borrower and the Administrative Agent, (xx) Equity Interests in any Foreign Subsidiary, CFC or FSHCO representing more than 65% of the outstanding Equity Interests of such Foreign Subsidiary, CFC or FSHCO (xxi) any property or assets owned by Holdings (other than Equity Interests of the Parent Borrower, assets described in clauses (iii) through (vi) of Section 2.01(a) of the Security Agreement relating to such Equity Interests of the Parent Borrower, and proceeds of any of the foregoing) and (xxii) proceeds from any and all of the foregoing assets described in clauses (i) through (xxi) above to the extent such proceeds would otherwise be excluded pursuant to clauses (i) through (xxi) above;

(B) none of the following shall be required: (i) any control agreements, other control arrangements or perfection by “control” (other than in respect of certificated Equity Interests and Pledged Debt otherwise required to be pledged and delivered to the Collateral Agent pursuant to the terms of the Loan Documents), (ii) actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in any assets, including any intellectual property registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (iii) any landlord waivers, estoppels, warehouseman waivers or other collateral access or similar letters or agreements, and (iv) any actions other the filing of UCC financing statements to perfect security interests in any Collateral consisting of leasehold interests or proceeds of Collateral;

(C) the Collateral Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets; and

(D) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations (if any) set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, each of the Mortgages, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13 or Section 6.16 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Other Revolving Credit Commitment of a given Refinancing Series, Closing Date Term Commitment, Incremental Term Commitment or Refinancing Term Commitment of a given Refinancing Series as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Parties” means the collective reference to Holdings, the Parent Borrower and the Restricted Subsidiaries, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, (a) the total amount of depreciation and amortization expense and (b) capitalized fees related to any Qualified Securitization Facility, in each case, of such Person and its Restricted Subsidiaries, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(1) increased (without duplication) by the following, in each case (other than with respect to clause (h), clause (l) and clause (p)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including federal, foreign, state, franchise, local unitary, property, excise, value added and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income,” and, without duplication, any distributions and payments to a Parent Company in respect of any of the foregoing; plus

(b) Consolidated Interest Expense for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities), plus items excluded from the definition of “Consolidated Interest Expense” (including those set forth in clauses (1)(q) through (bb) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; plus

(e) any other non-cash charges, including non-cash losses on the sale of assets and any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Parent Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Parent Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to non-controlling or minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(g) the amount of (x) management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Investor Management Agreement (and related agreements or arrangements) or otherwise to the Investors to the extent otherwise permitted under Section 7.08, (y) any expense reimbursement, fees and other compensation paid to the members of the Board of Directors of the Parent Borrower or any Parent Company and (z) payments made to optionholders of such Person or any Parent Company in connection with, or as a result of, any distribution or dividend being made to equityholders of such Person or any Parent Company, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution or dividend, in each case to the extent permitted under this Agreement; plus

(h) the amount of (x) “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Parent Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (including prior to the Closing Date) or are expected to be taken (in the good faith determination of the Parent Borrower) within 36 months after the Closing Date (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions and (y) “run rate” cost savings, operating expense reductions and synergies related to mergers, business combinations, acquisitions, Investments, dispositions, divestitures, other Specified Transactions and other similar transactions and restructurings, operating improvements, cost savings initiatives and other initiatives (including the restructuring, modification and renegotiation of contracts and other arrangements) that are reasonably identifiable and factually supportable and projected by the Parent Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (including prior to the Closing Date or the date of such transaction, initiative or event) or are expected to be taken (in the good faith determination of the Parent Borrower) within 24 months after any such transaction, initiative or event (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables; plus

(k) any costs or expense incurred by the Parent Borrower or a Restricted Subsidiary or a Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

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(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(m) any net loss from disposed, abandoned or discontinued operations (other than, at the option of the Parent Borrower, operations and assets held for sale or subject to an agreement to dispose of such operations or assets pending consummation of such disposition); plus

(n) Excluded Contract Amounts; plus

(o) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards No. 87, 106 and 112, and any other items of a similar nature; plus

(p) adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in “Summary—Summary Unaudited Pro Forma and Historical Financial and Other Data” contained in the offering circular dated February 3, 2017 with respect to the Senior Notes, applied in good faith by the Parent Borrower to the extent such adjustments continue to be applicable to such period for which Consolidated EBITDA is being determined; and

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains (including non-cash gains on the sale of assets) increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations (other than, at the option of the Parent Borrower, operations and assets held for sale or subject to an agreement to dispose of such operations or assets pending consummation of such disposition); and

(3) increased or decreased (without duplication) by, as applicable, any non-cash adjustments resulting from the application of FASB Interpretation No. 45 Guarantees.

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, Consolidated EBITDA for such fiscal quarters shall be $264,200,000, $245,200,000, $271,100,000 and $266,500,000, respectively, in each case, as may be subject to any adjustment set forth in the immediately preceding paragraph or pursuant to Section 1.09(c) for the applicable Test Period with respect to any acquisitions, dispositions or conversions occurring after the Closing Date. For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.09.

“Consolidated First Lien Net Debt” means, as of any date of determination, Consolidated Total Debt as of such date, solely to the extent secured, in whole or in part, by Liens on the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens on the Collateral securing the First Lien Obligations, minus the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the Parent Borrower and the Restricted Subsidiaries as of such date.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for such Test Period.

“Consolidated Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for such Test Period to (b) Consolidated Interest Expense for the Parent Borrower and the Restricted Subsidiaries for such Test Period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in mark-to-market valuation of Swap Obligations or derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (q) Excluded Contract Amounts, (r) annual agency fees paid to the administrative agents and collateral agents under any credit facilities, (s) costs associated with obtaining Swap Obligations and breakage costs in respect of Swap Obligations related to interest rates on account of the early termination thereof, (t) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (u) penalties and interest relating to taxes, (v) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (w) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (x) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (y) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (z) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty), (aa) interest expense attributable to a Parent Company resulting from push-down accounting and (bb) any lease, rental or other expense in connection with any lease that is not a Capitalized Lease Obligation; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication:

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, restructuring and duplicative running costs, restructuring charges and reserves, relocation costs, integration costs, Public Company Costs, facility consolidation and closing costs, severance costs and expenses, one-time charges, costs relating to pre-opening, opening and conversion costs for facilities, separation and integration costs for the Core MTS Business, signing, retention and completion bonuses, recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, costs in connection with the separation of the Core MTS Business from MCK and transition and integration

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of the Core MTS Business with the other Contributed Businesses, costs incurred in connection with acquisitions (including travel and out-of-pocket costs, professional fees for legal, accounting and other services), human resources costs (including relocation bonuses) and restructuring costs (including recruiting costs and employee severance), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel, and non-recurring product and intellectual property development, integration costs, start-up or initial costs for any project or new production line, division or new line of business, other business optimization expenses and reserves (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs, costs or reserves associated with improvements to IT and accounting functions (including, for the avoidance of doubt, costs to adopt, implement and converge to the new ASC 606 revenue recognition standard) and implementation costs and project start-up costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) at the election of the Parent Borrower with respect to any quarterly period, the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including, but not limited to, the impact of Accounting Standards Update 2016-2, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies promulgated after the Closing Date) shall be excluded;

(3) any net after-tax effect of gains or losses from the Disposition or abandonment (including asset retirement costs) or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the aggregate amount of all dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash or Cash Equivalents (or other assets to the extent converted into cash or Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purposes of calculating Excess Cash Flow, the Net Income for such period of any Restricted Subsidiary (other than a Loan Party) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in this Agreement), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided, that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or other assets to the extent converted into cash or Cash Equivalents), to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

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(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;

(10) any equity-based or non-cash compensation or similar charge or expense or reduction of revenue, including any such charge, expense or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Parent Borrower, any Restricted Subsidiary or any Parent Company), rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of such Person or of a Restricted Subsidiary or any Parent Company, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Senior Notes and other securities and the syndication and incurrence of the Facilities), issuance of Equity Interests of the Parent Borrower or any Parent Company, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes and other securities and the Facilities) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that are established or adjusted as a result of the Transactions or established or adjusted as a result of, and within twelve months after the closing of, any acquisition or a Change of Control, in each case, in accordance with GAAP or changes as a result of modifications of accounting policies, shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) (a) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (b) any income (loss) attributable to deferred compensation plans or trusts, shall, in each case, be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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(b) any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (A) Swap Obligations for currency exchange risk and (B) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) at the election of the Parent Borrower with respect to any quarterly period, effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks,

(e) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments,

(f) any non-cash rent expense, and

(g) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided that, the cash payment in respect of any of the foregoing in any future period shall reduce Consolidated Net Income for such period in which it occurs unless excluded from Consolidated Net Income under another provision of this definition); and

(16) if the Parent Borrower or any Restricted Subsidiary is treated as a disregarded entity or partnership, or is a member of a Tax Group of which a Parent Company is the parent, in each case for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any Parent Company in respect of such period in accordance with Section 7.06(i)(ii)(B) shall be taken into account in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period;

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Secured Net Debt” means, as of any date of determination, Consolidated Total Debt as of such date, solely to the extent secured, in whole or in part, by Liens on the Collateral, minus the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the Parent Borrower and the Restricted Subsidiaries as of such date.

“Consolidated Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for such Test Period.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Parent Borrower and the Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discount of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition), consisting of debt for borrowed money, purchase money indebtedness, Attributable Indebtedness and Indebtedness evidenced by promissory notes or similar instruments (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, and all

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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obligations relating to Qualified Securitization Facilities and Excluded Contract Amounts); provided that Consolidated Total Net Debt shall not include (a) any letter of credit, bank guarantees and performance or similar bonds (including Letters of Credit), except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within five Business Days and (b) Swap Obligations. The U.S. Dollar Equivalent principal amount of any Consolidated Total Debt denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Swap Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar Equivalent principal amount of such Consolidated Total Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period, minus the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the Parent Borrower and the Restricted Subsidiaries as of such date, to (b) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for such Test Period.

“Consolidated Working Capital” means, with respect to the Parent Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (a “primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contributed Businesses” has the meaning set forth in the preliminary statements hereto.

“Contribution” has the meaning set forth in the preliminary statements hereto.

“Contribution Agreement” has the meaning set forth in the preliminary statements hereto.

“Control” has the meaning set forth in the definition of “Affiliate.”

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Parent Borrower and/or other companies.

“Core MTS Business” means the McKesson’s Technology Solutions businesses, excluding McKesson’s Enterprise Information Solutions business and RelayHealth Pharmacy Network.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each such case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance (“Refinanced”), in whole or part, any existing Term Loans, Revolving Credit Loans (or Revolving Credit Commitments or Incremental Revolving Credit Commitments) or Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness has a maturity no earlier, and, in the case of Credit Agreement Refinancing Indebtedness in the form of term loans or notes, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt (including any existing unutilized commitments thereunder) plus accrued interest, fees, premiums (including tender premiums), penalties and similar amounts thereon and fees and expenses (including original issue discount, upfront fees or similar fees) associated with such Credit Agreement Refinancing Indebtedness and such refinancing, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clauses (i) and (ii) above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) either, at the option of the Parent Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Parent Borrower in good faith); provided that if any Previously Absent Financial Maintenance Covenant that is in effect prior to the Latest Maturity Date of the Revolving Credit Facility that then benefits from a financial maintenance covenant is added for the benefit of any Credit Agreement Refinancing Indebtedness, such Previously Absent Financial Maintenance Covenant shall also be applicable to the Revolving Credit Facility that then benefits from a financial maintenance covenant, or (y) are substantially identical to, or (taken as a whole) are not materially more restrictive (as determined by the Parent Borrower in good faith) to the Parent Borrower and the Restricted Subsidiaries, than those applicable to the Refinanced Debt being Refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Credit Agreement Refinancing Indebtedness and it being understood that for purposes of this clause (y), to the extent any financial maintenance covenant is added for the benefit of such (A) Credit Agreement Refinancing Indebtedness in the form of term loans or notes, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Credit Agreement Refinancing Indebtedness or (B) Credit Agreement Refinancing Indebtedness in the form of revolving credit commitments or revolving credit loans, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant (I) is also added for the benefit of the Revolving Credit Facility that then benefits from a financial maintenance covenant and is remaining outstanding after the incurrence of such revolving credit commitment or revolving credit loans or (II) applies only to periods after the Latest Maturity Date of such Revolving Credit Facility), (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, substantially concurrently with the issuance, incurrence or obtainment of such Credit Agreement Refinancing Indebtedness and (v) if such Credit Agreement Refinancing Indebtedness is secured, it shall be secured on the same or lesser priority basis as the Refinanced Debt in respect thereof or shall be unsecured or, if the Refinanced Debt is unsecured, the Credit Agreement Refinancing Indebtedness in respect thereof shall also be unsecured; provided, further, that “Credit Agreement Refinancing Indebtedness” may be incurred in the form of a bridge or other interim credit facility intended to be Refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (i) of the first proviso in this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (i) above).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) the greater of (x) $200,000,000 and (y) 20% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time the Cumulative Credit is utilized; plus

(b) the Cumulative Retained Excess Cash Flow Amount at such time; plus

(c) the cumulative amount of the cash and Cash Equivalent proceeds and the fair market value of marketable securities or other property received (other than Excluded Contributions) from (i) the sale of Equity Interests (other than any Disqualified Equity Interests and other than any Designated Equity Contribution) of the Parent Borrower or any Parent Company after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds or property have been contributed as common equity to the capital of the Parent Borrower or (ii) the common Equity Interests of the Parent Borrower (or any Parent Company) (other than Disqualified Equity Interests of the Parent Borrower (or any Parent Company) and other than any Designated Equity Contribution) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated in right of payment to the Obligations) of the Parent Borrower or any Restricted Subsidiary of the Parent Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party, in each case, not previously applied for a purpose other than use in the Cumulative Credit (including, for the avoidance of doubt, for the purposes of Section 7.03(m)(ii)); plus

(d) 100% of the aggregate amount of contributions to the common capital (other than from a Restricted Subsidiary and other than any Designated Equity Contribution) of the Parent Borrower or a Restricted Subsidiary received in cash and Cash Equivalents (and the aggregate fair market value of other marketable securities or other property so contributed) after the Closing Date (other than Excluded Contributions, but including the aggregate principal amount of any Indebtedness of the Parent Borrower or any Restricted Subsidiary contributed to the Parent Borrower or any Restricted Subsidiary for cancellation), excluding any such amount that has been applied in accordance with Section 7.03(m)(ii); plus

(e) 100% of the aggregate amount received by the Parent Borrower or any Restricted Subsidiary in cash and Cash Equivalents and the fair market value of other marketable securities or other property received from:

(A) the sale (other than to the Parent Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any minority investments;

(B) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of any minority investment (except to the extent increasing Consolidated Net Income and excluding Excluded Contributions);

(C) any interest, returns of principal payments and similar payments by an Unrestricted Subsidiary or received in respect of any minority investments (except to the extent increasing Consolidated Net Income); or

(D) any returns, profits, dividends and distributions and similar amounts received on account of any Permitted Investment subject to a dollar-denominated or ratio-based basket (to the extent in excess of the original amount of such Investment); plus

(f) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary, the fair market value of the Investments of the Parent Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 7.06; plus

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(g) to the extent not already included in Consolidated Net Income, an amount equal to any returns in cash and Cash Equivalents and the fair market value of other marketable securities or other property (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.06; plus

(h) 100% of the aggregate amount of any Declined Proceeds; minus

(i) any amount of the Cumulative Credit used to make Restricted Payments pursuant to Section 7.06(h)(y) after the Closing Date and prior to such time.

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.

“Current Assets” means, with respect to the Parent Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) of the Parent Borrower and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to the Parent Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities of the Parent Borrower and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, and (e) any Revolving Credit Exposure.

“Data Sublicense Agreements” means the Amended and Restated Data License Agreement, effective February 8, 2008, and the Data Sublicense Agreement, effective October 1, 2009, each as amended, restated, amended and restated, supplemented or modified from time to time, among WebMD Health Corp. and Change Healthcare and its Affiliates relating to the processing of and use of health information.

“Debt Fund Affiliate” means (i) any fund managed by, or under common management with GSO Capital Partners LP or Blackstone Tactical Opportunities Fund L.P., (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P., and (iii) any other Affiliate of the Investors or Holdings that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(ix).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal or interest in respect of a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C) substantially in the form of Exhibit L-4.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Parent Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, casualty event, condemnation, eminent domain or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, casualty event, condemnation, eminent domain or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Treasury Services Agreements) that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control, casualty event, condemnation, eminent domain or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, casualty event, condemnation, eminent domain or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Treasury Services Agreements) that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, managers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Parent Borrower or its Subsidiaries or any Parent Company or by any such plan to such employees, directors, officers, managers, members of management, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees), such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, manager’s, management member’s, consultant’s or independent contractor’s termination, death or disability; provided, further that any Equity Interests held by any future, current or former employee, director, officer, manager, member of management, consultant or independent contractor (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Parent Borrower, any of its Subsidiaries, any Parent Company, or any other entity in which the Parent Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Parent Borrower, in each case pursuant to any equity subscription or equity holders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, manager’s, management member’s, consultant’s or independent contractor’s termination, death or disability.

“Disqualified Lenders” means the competitors (and such competitors’ sponsors and Affiliates thereof identified in writing or clearly identifiable solely on the basis of their names) of the Parent Borrower, the Contributed Businesses or their respective Subsidiaries identified in writing by the Parent Borrower or any Investor to the Administrative Agent (x) from time to time prior to the initial allocation of the Closing Date Term Loans and (y) thereafter, from time to time on or after the Closing Date, including any Affiliates thereof that are reasonably identifiable by name (other than a bona-fide debt fund); provided that no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any Person that previously validly acquired an assignment or participation in respect of the Loans while such Person was not a Disqualified Lender from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Upon request by any Lender, the Administrative Agent shall be permitted to make available the list of Disqualified Lenders to such Lender, subject to customary confidentiality requirements.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.”

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Parent Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Echo Connect” has the meaning set forth in the Contribution Agreement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Echo Connect Option Agreement” means the Echo Connect Option Agreement, dated the Closing Date, by and among Change Parent, Change Solutions, certain entities affiliated with The Blackstone Group, L.P., certain entities affiliated with Hellman & Friedman LLC, the other equityholders of Echo Connect as set forth therein and the other parties thereto, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Echo Connect Option Agreement as in effect on the Closing Date.

“Echo Shareholders’ Agreement” means the Echo Shareholders’ Agreement, by and among MCK, certain entities affiliated with The Blackstone Group, L.P., certain entities affiliated with Hellman & Friedman LLC, Change Healthcare LLC, HCIT Holdings, Inc. and the other parties thereto substantially in the form attached as Exhibit D to the Contribution Agreement, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Echo Shareholders’ Agreement in the form attached as Exhibit D to the Contribution Agreement as in effect on the Closing Date.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of CERCLA.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Holders” means the Investors, any co-investor, Management Stockholder and any other Person from time to time directly or indirectly owning any Equity Interests of the Parent Borrower or any Parent Company.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or Section 414(o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan or the treatment of a Pension Plan, Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) appointment of a trustee to administer any Pension Plan or Multiemployer Plan under Section 4042 of ERISA; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302, 303 or 304 of ERISA, whether or not waived; (g) any Foreign Benefit Event; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“Escrowed Proceeds” means (1) the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence, (2) any additional funds deposited from time to time to fund interest, any mandatory redemption or sinking fund payments and any other amounts on, or with respect to, such debt securities or other Indebtedness, (3) any investments in such escrow account and the proceeds thereof and (4) all interest or other income earned on the amounts held in escrow or from such investments, in each case, pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Rate” means for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration London Interbank Offered Rate for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period; provided that (a) solely with respect to the Closing Date Term Loans, the Eurocurrency Rate shall be deemed to not be less than 1.00% per annum in all cases and (b) solely in the case of Revolving Credit Loans, the Eurocurrency Rate shall be deemed to not be less than 0.00% per annum in all cases.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Event of Default” has the meaning set forth in Section 8.01.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Excess Cash Flow” means, for any period, an amount equal to:

(a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long-term accounts receivable of the Parent Borrower and the Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions or dispositions by the Parent Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting), and (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Parent Borrower and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) or any cash gain, in each case to the extent deducted in arriving at such Consolidated Net Income, minus

(b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash losses, charges, expenses, costs and fees excluded by virtue of the definition of “Consolidated Net Income,” (ii) an amount equal to the aggregate net non-cash gain on Dispositions by the Parent Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (iii) increases in Consolidated Working Capital and long-term accounts receivable of the Parent Borrower and the Restricted Subsidiaries for such period (other than any such increases arising from acquisitions or dispositions by the Parent Borrower and the Restricted Subsidiaries during such period or the application of purchase accounting), (iv) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Parent Borrower and the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions that constitute Investments not prohibited under this Agreement or Capital Expenditures or acquisitions of intellectual property to the extent expected to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of the Parent Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash and the proceeds of any Revolving Credit Loans or any other revolving credit loans actually utilized to finance such Investment, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (v) cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income and (vi) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset.

Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Parent Borrower and the Restricted Subsidiaries on a consolidated basis.

“Excess Cash Flow Period” means each fiscal year of the Parent Borrower commencing with and including the fiscal year ending March 31, 2018, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such fiscal years for which financial statements and a Compliance Certificate have been delivered in accordance with Sections 6.01(a) and 6.02(a) and for which any prepayments required by Section 2.05(b)(i) (if any) have been made (it being understood that the Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount regardless of whether a prepayment is required by Section 2.05(b)(i)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Excluded Contract Amounts” means any payments and obligations (a) under the Tax Agreements, (b) under the Data Sublicense Agreements and (c) on account of franchise, excise and similar taxes, consideration for services performed, licensing rights and obligations, indemnities, expense reimbursements and similar amounts under the Transaction Documents, in each case, including, but not limited to, any charges, costs, expenses (including accrual or accretion of interest expense), losses and liabilities reflected on the consolidated financial statements of the Parent Borrower in accordance with GAAP.

“Excluded Contribution” means net cash proceeds, fair market value of marketable securities or fair market value of Qualified Proceeds received by the Parent Borrower after the Closing Date from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments (A) from Unrestricted Subsidiaries and any of their Subsidiaries, (B) received in respect of any minority investments and (C) from any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to a Restricted Subsidiary of the Parent Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent Borrower) of Equity Interest (other than Disqualified Equity Interests and preferred stock) of the Parent Borrower (or any Parent Company to the extent contributed as common Equity Interests to the Parent Borrower);

in each case to the extent designated as Excluded Contributions by the Parent Borrower.

“Excluded Proceeds” means:

(a) with respect to any Disposition made pursuant to Section 7.05(j) or any Casualty Event:

(i) 0.00% of the Net Proceeds from such Disposition or Casualty Event, if after giving pro forma effect thereto and applications of the Net Proceeds thereof, the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period is greater than 4.65 to 1.00,

(ii) 50.00% of the Net Proceeds from such Disposition or Casualty Event, if after giving pro forma effect thereto and the application of the Net Proceeds thereof, the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period is greater than 4.40 to 1.00, but equal to or less than 4.65 to 1.00,

(iii) 75.00% of the Net Proceeds from such Disposition or Casualty Event, if after giving pro forma effect thereto and the application of the Net Proceeds thereof, the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period is greater than 4.15 to 1.00, but equal to or less than 4.40 to 1.00, and

(iv) 100.00% of the Net Proceeds from such Disposition or Casualty Event, if after giving pro forma effect thereto and the application of the Net Proceeds thereof, the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period is less than or equal to 4.15 to 1.00; and

(b) with respect to any Required Divestiture, if after giving pro forma effect thereto and the application of Net Proceeds thereof, (i) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period would be less than or equal to 5.80 to 1.00, 100% of the Net Proceeds from such Required Divestiture, and (ii) the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period would exceed 5.80 to 1.00, 100% of the Net Proceeds from such Required Divestiture minus the portion of such Net Proceeds, which if applied on a pro forma basis to reduce Indebtedness as contemplated by Section 2.05(b), would result in a Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period equal to 5.80 to 1.00.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Excluded Subsidiary” means (a) any Subsidiary that is not a direct or indirect wholly owned Subsidiary of the Parent Borrower, (b) any Immaterial Subsidiary, (c) [reserved], (d) any Subsidiary that is prohibited or restricted by applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, a Contractual Obligation in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) or other third-party (other than a Loan Party) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (e) any other Subsidiary with respect to which the Administrative Agent and the Parent Borrower mutually agree that the burden or cost or other consequences of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any Foreign Subsidiary, (g) any Subsidiary with respect to which the provision of a guarantee by it would reasonably be expected to result in material adverse tax consequences to Holdings, the Parent Borrower, any Subsidiary, any Parent Company or, for as long as it owns, directly or indirectly, beneficial ownership of more than 50.0% of the Equity Interests in the Parent Borrower, MCK, in each case, as reasonably determined by the Parent Borrower in consultation with the Administrative Agent, (h) any not-for-profit Subsidiaries, (i) any Unrestricted Subsidiaries, (j) any direct or indirect Domestic Subsidiary (i) that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC or (ii) substantially all of whose assets consist of capital stock and/or indebtedness of one or more (A) Subsidiaries that are CFCs or (B) other Subsidiaries described in this clause (j)(ii), and any other assets incidental thereto (any Subsidiary described in this clause (ii), a “FSHCO”), (k) any Captive Insurance Subsidiaries and (l) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary; provided that (I) for the avoidance of doubt, at the sole option of the Parent Borrower, any Excluded Subsidiary (other than an Unrestricted Subsidiary) that is a Domestic Subsidiary may issue a Guaranty and become a Guarantor as described in clause (iii) of the definition of “Guarantors” and upon such election such Restricted Subsidiary shall no longer constitute an Excluded Subsidiary for so long as it is a Guarantor hereunder and (II) for so long as any Subsidiary is a Borrower hereunder, it shall not constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.12 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Letters of Credit” means those letters of credit in existence on the Closing Date and listed on Schedule 1.01D hereto.

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment.

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means the Closing Date Term Loans, a given Class of Incremental Term Loans, a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Other Revolving Credit Commitments or a given Extension Series of Extended Revolving Credit Commitments, as the context may require.

“fair market value” means, with respect to any property, asset or liability, the fair market value of such property, asset or liability as determined by the Parent Borrower in good faith.

“FATCA” means Sections 1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to Section 1471(b)(1) of the Code), as of the Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations, rules or other published administrative guidance promulgated thereunder and any intergovernmental agreements entered into in connection with the implementation thereof, and any rules or official guidance implementing such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain Fee Letter, dated June 28, 2016, among the Parent Borrower, Bank of America, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, Barclays Bank PLC, Citigroup Global Markets Inc., Royal Bank of Canada, RBC Capital Markets, LLC, SunTrust Bank, SunTrust Robinson Humphrey, Inc., HSBC Bank USA, N.A., HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and The Bank of Tokyo Mitsubishi UFJ, Ltd., as the same may be amended, supplemented or otherwise modified from time to time.

“Financial Covenant Event of Default” has the meaning provided in Section 8.01(b).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Financial Officer” means the chief financial officer, accounting officer, treasurer, controller or other senior financial or accounting officer of the Parent Borrower, as appropriate.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-1 (which agreement in such form or with immaterial changes thereto the Agents are authorized to enter into) among Holdings, the Parent Borrower, the Subsidiaries of the Parent Borrower from time to time party thereto, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.03 to be, and intended to be, secured by Liens permitted by Section 7.01 on the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the First Lien Obligations under this Agreement.

“First Lien Obligations” means Obligations, Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt and any Permitted Refinancing of the foregoing, in each case, that are, or purported to be, secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with Liens on the Collateral securing the Closing Date Term Loans. For the avoidance of doubt, “First Lien Obligations” shall include the Closing Date Term Loans.

“Fixed Baskets” has the meaning set forth in Section 1.02(j).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from applicable Governmental Authority or (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments.

“Foreign Casualty Event” has the meaning set forth in Section 2.05(b)(xi).

“Foreign Disposition” has the meaning set forth in Section 2.05(b)(xi).

“Foreign Pension Plan” means any benefit plan with respect to employees located outside of the United States that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Parent Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free and Clear Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“FSHCO” has the meaning set forth in the definition of “Excluded Subsidiary.”

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and capital leases under GAAP as in effect on the date hereof (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of “Capitalized Lease Obligations.” At any time after the Closing Date, the Parent Borrower may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP will thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, however, that any such election, once made, will be irrevocable; provided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent Borrower’s election to apply IFRS will remain as previously calculated or determined in accordance with GAAP. The Parent Borrower will give notice of any such election made in accordance with this definition to the Administrative Agent. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(i).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) Holdings, (ii) the wholly owned Domestic Subsidiaries of the Parent Borrower (other than any Excluded Subsidiary and any Borrower) that issue a Guaranty of the Obligations, including such Subsidiaries that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11, (iii) any other Person (including any Excluded Subsidiary) organized under the laws of the United States, any state thereof or the District of Columbia that, at the sole option of the Parent Borrower, issues a Guaranty of the Obligations and (iv) solely in respect of any Secured Hedge Agreement or Treasury Services Agreement to which a Borrower is not a party, such Borrower, in each case, until the Guaranty thereof is released in accordance with this Agreement.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“H&F Funds” means, individually or collectively, any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed by Hellman & Friedman LLC. or any Affiliate thereof, or any of their respective successors.

“H&F Principal Shareholder Agreement” means the letter agreement, by and among MCK and one or more Affiliates of H&F Echo Holdings, L.P., substantially in the form attached as Schedule V to the Contribution Agreement, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the letter agreement in the form attached as Schedule V to the Contribution Agreement as in effect on the Closing Date.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Holdings” means Change Healthcare Intermediate Holdings, LLC, a Delaware limited liability company, if it is the direct parent of the Parent Borrower, or, if not, any Subsidiary of Change Healthcare Intermediate Holdings, LLC that (a) is organized under the Laws of the United States, any state thereof or the District of Columbia and (b) directly owns 100% of the issued and outstanding Equity Interests in the Parent Borrower and issues a Guarantee of the Obligations and agrees to assume the obligations of “Holdings” pursuant to this Agreement and the other Loan Documents pursuant to one or more instruments in form and substance reasonably satisfactory to the Administrative Agent.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Immaterial Subsidiary” means any Restricted Subsidiary of the Parent Borrower that is not a Material Subsidiary.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Cap Amount” has the meaning set forth in Section 2.14(d)(v).

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Equivalent Debt” means, collectively, Incremental Equivalent First Lien Debt, Incremental Equivalent Junior Debt and Incremental Equivalent Unsecured Debt.

“Incremental Equivalent First Lien Debt” has the meaning set forth in Section 7.03(q).

“Incremental Equivalent Junior Debt” has the meaning set forth in Section 7.03(q).

“Incremental Equivalent Unsecured Debt” has the meaning set forth in Section 7.03(w).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan” has the meaning set forth in Section 2.14(b).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Credit Loan” has the meaning set forth in Section 2.14(b).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Incurrence-Based Baskets” has the meaning set forth in Section 1.02(j).

“Incurrence-Based Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all debt obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within 60 days after becoming due and payable and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any Parent Company appearing on the balance sheet of the Parent Borrower solely by reason of push-down accounting under GAAP shall be excluded; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited (or such Person has no liability with respect to such Indebtedness) and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (ii) exclude (A) Contingent Obligations incurred in the ordinary course of business or consistent with industry practice, (B) in the case of the Parent Borrower and the Restricted Subsidiaries, all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, (C) obligations under or in respect of Qualified Securitization Facilities, straight-line leases, operating leases, other leases or sale lease-back transactions (except any resulting Capitalized Lease Obligations), (D) Excluded Contract Amounts, (E) accrued expenses, (F) deferred or prepaid revenues, (G) obligations under the Transaction Documents and (H) asset retirement obligations and obligations in respect of reclamation and workers compensation (including pensions and retiree medical care). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness, (ii) the maximum amount of such Indebtedness for which such Person could be liable and (iii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than (i) Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed in lieu of net income Taxes, by a jurisdiction (A) as a result of such Agent’s or Lender’s being organized in or having its principal office (or, in the case of any Lender, its applicable Lending Office) in such jurisdiction (or any political subdivision thereof), or (B) as a result of any other connection between such Lender or Agent (or an agent or affiliate thereof) and such jurisdiction other than any connections arising solely from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, or enforcing, any Loan Document, (ii) Taxes attributable to the failure by such Agent or Lender to deliver the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

documentation required to be delivered pursuant to Section 3.01(d), (iii) any branch profits Taxes imposed by the United States or any similar Tax, imposed by any jurisdiction described in clause (i) above, (iv) in the case of any Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 3.07), any U.S. federal withholding Tax that is imposed pursuant to a law in effect on the date such Lender acquires an interest in the applicable Commitment (or, in the case of an applicable interest in a Loan not funded by such Lender pursuant to a prior Commitment, the date such Lender acquired such interest in such Loan), or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01 and (v) any withholding Taxes imposed under FATCA. For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer and Swing Line Lender. For purposes of clause (iv) of this definition, a participation acquired pursuant to Section 2.13 shall be treated as having been acquired on the earliest date(s) on which the applicable Lender acquired the applicable interests in the Commitments or loans to which such participation relates.

“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Parent Borrower, qualified to perform the task for which it has been engaged.

“Information” has the meaning set forth in Section 10.08.

“Initial Revolving Borrowing” means the borrowing of Revolving Credit Loans on the Closing Date; provided that the aggregate principal amount of Revolving Credit Loans borrowed on the Closing Date shall not exceed $100,000,000 (excluding from such cap Revolving Credit Loans made on the Closing Date to fund (a) OID or upfront fees required to be funded under the “market flex” provisions of the Fee Letter, (b) OID in connection with the Senior Notes or any other Securities (as defined in the Fee Letter) undertaken to finance the Transactions, (c) working capital needs, (d) the cash collateralization of any existing letters of credit and (e) Letters of Credit issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Closing Date agreeing to become L/C Issuers under this Agreement) or for other general corporate purposes).

“Intellectual Property Licensing Agreement” means the Intellectual Property Licensing Agreement, by and among each of Change Healthcare LLC and MCK and/or one or more of its Subsidiaries, on terms substantially consistent with the term sheet attached as Schedule II to the Contribution Agreement, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the terms set forth in the term sheet attached as Schedule II to the Contribution Agreement as in effect on the Closing Date.

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit I.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurocurrency Rate Loan, twelve months or, to the extent agreed by the Administrative Agent, less than one month thereafter, as selected by the Parent Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, management, members of management, consultants and independent contractors, in each case made in the ordinary course of business or consistent with industry practice) to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment outstanding at any time shall be the original cost of such Investment reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash (or fair market value of property and assets received) by the Parent Borrower or a Restricted Subsidiary in respect of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investor Management Agreement” means an agreement among Change Healthcare LLC, the Parent Borrower and/or Holdings (or any Parent Company) and one or more of the Investors, as in effect from time to time and as the same may be amended, supplemented or otherwise modified in a manner not materially adverse to the Lenders.

“Investors” means any of the Blackstone Funds, the H&F Funds, MCK and any of their respective Affiliates, but not including, however, in the case of the Blackstone Funds or the H&F Funds, any portfolio company thereof.

“IP Rights” has the meaning set forth in Section 5.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Joint Bookrunners” means RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., in their respective capacities as joint book-runners under this Agreement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 (which agreement in such form or with immaterial changes thereto the Agents are authorized to enter into) among Holdings, the Parent Borrower, the Subsidiaries of the Parent Borrower from time to time party thereto, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is permitted under Section 7.03 to be, and intended to be, secured by Liens permitted under Section 7.01 on the Collateral on a junior basis to the Liens securing the First Lien Obligations under this Agreement.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit pursuant to Section 2.03, as such commitment is set forth on Schedule 1.01A.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Disbursement” means any payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means each of (a) Bank of America (b) and any other Lender that becomes an L/C Issuer in accordance with Sections 2.03(k) or 10.07(k), in each case of clauses (a) and (b), in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuer(s).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(l). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCT Election” has the meaning set forth in Section 1.02(k).

“LCT Test Date” has the meaning set forth in Section 1.02(k).

“Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Goldman Sachs Bank USA, Barclays Bank PLC and Citigroup Global Markets Inc., in their respective capacities as joint lead arrangers and joint bookrunners under this Agreement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Parent Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s receipt of such written confirmation in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, in its sole discretion, shall have consented thereto); (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event; or (vi) a Lender has, or has a direct or indirect parent company that has, become the subject of a Bail-in Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (vi) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Parent Borrower, each L/C Issuer, each Swing Line Lender and each Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder (including any Existing Letter of Credit). A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Issuance Request” means a letter of credit request substantially in the form of Exhibit B.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“LIBOR” has the meaning set forth in the definition of “Eurocurrency Rate.”

“Lien” means any mortgage, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (i) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (iii) any Restricted Payment requiring irrevocable notice in advance thereof.

“LLC Agreement” means the limited liability company agreement of Change Healthcare LLC (f/k/a PF2 NewCo LLC) as in effect on the Closing Date (or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the LLC Agreement as in effect on the Closing Date).

“Loan” means an extension of credit by a Lender to a Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Agency Fee Letter, (v) each Intercreditor Agreement to the extent then in effect, (vi) each Letter of Credit Issuance Request and (vii) any Refinancing Amendment, Incremental Amendment or Extension Amendment.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Management Stockholders” means the current and former employees and members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Parent Borrower (or any Parent Company) or any Restricted Subsidiary who are holders of Equity Interests of the Parent Borrower or any Parent Company on the Closing Date or will become holders of such Equity Interests in connection with the Transactions.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Parent Borrower or any applicable Parent Company on the date of the declaration of a Restricted Payment permitted pursuant to Section 7.06(l) multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Parent Borrower and the Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Parent Borrower or any of the other Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document.

“Material Real Property” means any fee owned Real Property located in the United States that is owned by any Loan Party with a fair market value in excess of $20,000,000 (at the Closing Date or, with respect to Real Property acquired after the Closing Date, at the time of acquisition, in each case, as estimated by the Parent Borrower in good faith).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Material Subsidiary” means, as of the Closing Date and thereafter at any date of determination, each Restricted Subsidiary of the Parent Borrower (a) whose Total Assets at the last day of the most recent Test Period (when taken together with the Total Assets of the Restricted Subsidiaries of such Subsidiary at the last day of the most recent Test Period) were equal to or greater than 2.5% of Total Assets of the Parent Borrower and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period (when taken together with the gross revenues of the Restricted Subsidiaries of such Subsidiary for such Test Period) were equal to or greater than 2.5% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that if at any time and from time to time Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the preceding clause (a) or (b) comprise in the aggregate more than (when taken together with the Total Assets of the Restricted Subsidiaries of such Subsidiaries at the last day of the most recent Test Period) 5.0% of Total Assets of the Parent Borrower and the Restricted Subsidiaries as of the last day of the most recent Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Subsidiaries for such Test Period) 5.0% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such Test Period, then the Parent Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more Restricted Subsidiaries as “Material Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.11 with respect to any such Subsidiaries (to the extent applicable). At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made based on the Pro Forma Financial Statements.

“Maturity Date” means (i) with respect to the Closing Date Term Loans, the date that is seven years after the Closing Date, (ii) with respect to the Revolving Credit Commitments, the date that is five years after the Closing Date, (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iv) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“MCK” has the meaning set forth in the preliminary statements to this Agreement.

“MCK Tax Receivable Agreement” means the Tax Receivable Agreement described in clause (v) of the definition of “Tax Receivable Agreements.”

“Merger Agreement” means the Agreement and Plan of Merger dated as of December 20, 2016 by and among PF2 SpinCo, LLC, a Delaware limited liability company affiliated with MCK, HCIT Holdings, Inc. and MCK, or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Merger Agreement as in effect immediately prior to such amendment or replacement.

“MFN Protection” has the meaning set forth in Section 2.14(e)(iii).

“MFN Trigger Amount” has the meaning set forth in Section 2.14(e)(iii).

“Mobile Home” means a structure, transportable in one or more sections, that is built on a permanent chassis (not including a recreational vehicle) and affixed to a permanent foundation, which includes a manufactured home as that term is used in the National Flood Insurance Program authorized under the Flood Insurance Laws.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgaged Property” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 6.11 or 6.13, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified.

“MTI” means McKesson Technologies Inc., a Delaware corporation, which is expected to be converted into McKesson Technologies LLC, a Delaware limited liability company, on or prior to the Closing Date, or any successor of any of the foregoing.

“Multiemployer Plan” means any employee benefit plan of the type described in Sections 3(37) or 4001(a)(3) of ERISA, to which the Parent Borrower, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Parent Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, the amount of any purchase price or similar adjustment claimed by any Person to be owed by the Parent Borrower or any Restricted Subsidiary, until such time as such claim shall have been settled or otherwise finally resolved, or paid or payable by the Parent Borrower or any Restricted Subsidiary, in either case, in respect of such Disposition, any relocation expenses incurred as a result thereof and costs and expenses in connection with unwinding any Swap Obligation in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than First Lien Obligations and Indebtedness secured by Liens that are expressly subordinated to the Liens securing the First Lien Obligations) that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) taxes (including for this purpose taxes on the distribution or repatriation of any such Net Proceeds and any distributions described in Section 7.06(i)(ii) (after taking into account any available tax credits or deductions and any tax sharing arrangements)) paid or reasonably estimated to be payable as a result thereof, (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Parent Borrower or any of the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Restricted Subsidiaries including, without limitation, pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (vi) Excluded Contract Amounts payable as a result of such Disposition; provided that the Parent Borrower and the Restricted Subsidiaries may reinvest any portion of such proceeds in assets useful for their business (which shall include any Investment not prohibited by this Agreement) within 18 months of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 18-month period but within such 18-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 24 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that (x) no net cash proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $75,000,000 and (y) no such net cash proceeds shall constitute Net Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $175,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Parent Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Parent Borrower or any Restricted Subsidiary shall be disregarded.

Notwithstanding anything contained herein to the contrary, for purposes of Section 2.05(b)(ii), Net Proceeds shall be deemed to exclude all Excluded Proceeds.

“New Echo Tax Receivable Agreement” means the Tax Receivable Agreement described in clause (iv) of the definition of “Tax Receivable Agreements.”

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of an Investor other than (a) Holdings or any Subsidiary of Holdings, (b) any Debt Fund Affiliates and (c) any natural person.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not utilized pursuant to Section 8.05, (b) was not applied to incur Indebtedness pursuant to Section 7.03(m)(ii), (c) was not utilized to make Restricted Payments pursuant to Section 7.06(g)(i) or (p), (d) was not utilized to make Permitted Investments pursuant to clauses (o), (s), (x) or (aa) of the definition thereof or (e) was not utilized to increase availability under clauses (c) or (d) of the definition of Cumulative Credit.

“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of the Parent Borrower or any Restricted Subsidiary arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, the obligations of the Parent Borrower or any Restricted Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Debt Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Junior Lien Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding Principal Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding Principal Amount thereof on such date after giving effect to any L/C Credit Extension occurring

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent Borrower” has the meaning set forth in the introductory paragraph to this Agreement.

“Parent Company” means any Person that is a direct or indirect parent (which may be organized as, among other things, a partnership or limited liability company) of the Parent Borrower so long as such Person is (a) directly or indirectly controlled by one or more of the Investors (or any group directly or indirectly controlled by one or more of the Investors) or (b) a public company (i) which owns, directly or indirectly, beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Parent Borrower (provided that, for purposes of this clause (b), no Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) owns more than 50.0% of the total voting power of the Voting Stock of such public company, unless the Permitted Holders have, at such time, directly or indirectly, the right or the ability by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board of Directors of the Parent Borrower), (ii) beneficial ownership of which is owned, directly or indirectly, more than 50.0% by one or more Permitted Holders or (iii) if no Person (other than a Permitted Holder) or Persons (other than one or more Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) owns, directly or indirectly, a greater beneficial ownership in such public company than the Permitted Holders; it being understood that (x) there may be more than one direct or indirect Parent Companies of the Parent Borrower and (y) any Person that is a direct or indirect Subsidiary of any Person described above whose primary assets are the Capital Stock of the Parent Borrower or one or more other Parent Companies shall be a Parent Company.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA, and any successor entity or entities having similar responsibilities.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six years.

“Perfection Certificate” means a certificate in the form of Exhibit H hereto or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Acquisition” has the meaning set forth in clause (j) of the definition of “Permitted Investments.”

“Permitted Earlier Maturity Indebtedness Exception” means, with respect to any Incremental Term Loans, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt, Extended Term Loans and any Indebtedness incurred under Section 7.03(g) or (q) permitted to be incurred hereunder, that up to $1,100,000,000 aggregate principal amount of such Indebtedness may have a maturity date that is earlier than and a Weighted Average Life to Maturity that is shorter than that of the Closing Date Term Loans or, with respect to Credit Agreement Refinancing Indebtedness, the Weighted Average Life to Maturity and Latest Maturity Date of the applicable Refinanced Debt or, with respect to Extended Term Loans, the Weighted Average Life to Maturity of the Existing Term Loan Tranche from which such Extended Term Loans are amended.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Permitted First Lien Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt.”

“Permitted First Priority Refinancing Debt” means any Permitted First Priority Refinancing Notes and any Permitted First Priority Refinancing Loans.

“Permitted First Priority Refinancing Loans” means any Indebtedness in the form of secured loans incurred by a Borrower in the form of one or more tranches of loans under this Agreement; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the First Lien Obligations under this Agreement and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Loan Parties and (iii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness.”

“Permitted First Priority Refinancing Notes” means any Indebtedness in the form of secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower or a Subsidiary Guarantor in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the First Lien Obligations under this Agreement and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Loan Parties, (iii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness” and (iv) the holders of such Indebtedness (or their Other Debt Representative) and the Administrative Agent and/or Collateral Agent shall be party to the First Lien Intercreditor Agreement.

“Permitted Holders” means (1) any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have, directly or indirectly, beneficial ownership of more than 50.0% of the Voting Stock of the Parent Borrower and (2) any Person acting in the capacity of an underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with a public or private offering of Capital Stock of the Parent Borrower or any Parent Company.

“Permitted Intercompany Activities” means any transaction (A) between or among the Parent Borrower and the Restricted Subsidiaries that are entered into in the ordinary course of business of the Parent Borrower and the Restricted Subsidiaries and, in the good faith judgment of the Parent Borrower are necessary or advisable in connection with the ownership or operation of the business of the Parent Borrower and the Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements, (ii) management, technology and licensing arrangements and (iii) customer loyalty and rewards programs, and (B) between or among the Parent Borrower, the Restricted Subsidiaries and any Captive Insurance Subsidiary.

“Permitted Investments” means:

(a) any Investment in the Parent Borrower or any of the Restricted Subsidiaries (including guarantees of obligations of the Parent Borrower or any Restricted Subsidiary);

(b) Investments by the Parent Borrower or any of the Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(c) loans or advances to officers, directors, managers, employees, members of management, independent contractors and consultants of any Loan Party (or any Parent Company) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Parent Borrower or any Parent Company directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to the Parent Borrower in cash as common equity) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $40,000,000;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) [reserved];

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by clause (n) of this definition) consisting of transactions permitted under Sections 7.01 (other than 7.01(p)), 7.03 (other than 7.03(d)), 7.04 (other than 7.04(c) and (e)), 7.05 (other than 7.05(e));

(g) Investments existing or contemplated on the Closing Date and, with respect to each such Investments in an amount in excess of $10,000,000, set forth on Schedule 1.01E and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by Section 7.06 or another clause of this definition;

(h) Investments in Swap Contracts permitted under Section 7.03;

(i) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(j) any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Restricted Subsidiary or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions (including by way of amalgamation, merger or consolidation in the Parent Borrower or a Restricted Subsidiary), if immediately after giving effect thereto: (i) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03 and (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor, in each case, in accordance with Section 6.11, including the time periods set forth therein (any such acquisition, a “Permitted Acquisition”);

(k) so long as no Specified Default has occurred and is continuing or would result therefrom, the Parent Borrower and the Restricted Subsidiaries may make Investments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio as of the last day of the Test Period most recently ended (calculated on a Pro Forma Basis) is less than or equal to 5.80 to 1.00;

(l) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers;

(m) any Investment acquired by the Parent Borrower or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Parent Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with, or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer), (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by the Parent Borrower or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iv) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(n) Investments consisting of promissory notes issued by the Parent Borrower or any Restricted Subsidiary to future, present or former officers, directors and employees, managers, members of management, independent contractors or consultants of the Parent Borrower or any of its Subsidiaries (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) to finance the purchase or redemption of Equity Interests of the Parent Borrower or any Parent Company, to the extent the applicable Restricted Payment is a permitted by Section 7.06;

(o) Investments in an aggregate amount outstanding pursuant to this clause (o) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) at any time not to exceed (x) the greater of (i) $375,000,000 and (ii) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (o) is made in any Person that is not a Restricted Subsidiary of the Parent Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (o);

(p) advances of payroll payments to employees in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower (or any Parent Company);

(r) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Parent Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s) Investments made after the Closing Date in joint ventures of the Parent Borrower or any of the Restricted Subsidiaries existing on the Closing Date;

(t) Investments constituting the non-cash portion of consideration received in a Disposition permitted by Section 7.05;

(u) Guarantees by the Parent Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(v) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Parent Borrower are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(w) Investments consisting of (i) purchases or other acquisitions of inventory, supplies, material, services, equipment or similar assets or (ii) the licensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(x) any Investment in a Similar Business when taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding not to exceed the greater of (i) $375,000,000 and (ii) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (x) is made in any Person that is not a Restricted Subsidiary of the Parent Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (x);

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(y) Investments made in connection with Permitted Intercompany Activities and related transactions;

(z) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 7.08 (except transactions described in clauses (e), (i), (n), (s) and (w)(i) of such Section);

(aa) Investments in Unrestricted Subsidiaries and joint ventures of the Parent Borrower or any of the Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (aa) that are at that time outstanding, not to exceed the greater of (i) $375,000,000 and (ii) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (aa) is made in any Person that is not a Restricted Subsidiary of the Parent Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (aa) until such time as such Person is designated as an Unrestricted Subsidiary;

(bb) Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business;

(cc) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Parent Borrower and its Subsidiaries;

(dd) loans and advances to any Parent Company in lieu of and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof) Restricted Payments to the extent permitted to be made in cash to such Parent Company in accordance with Section 7.06 at such time, such Investment being treated for purposes of the applicable clause of Section 7.06, including any limitations, as if a Restricted Payment were made pursuant to such applicable clause;

(ee) Investments made as part of, to effect or resulting from, the Transactions;

(ff) the acquisition of Echo Connect in accordance with the terms of the Echo Connect Option Agreement;

(gg) [reserved];

(hh) [reserved];

(ii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business;

(jj) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors;

(kk) [reserved];

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ll) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event; and

(mm) (i) Investments resulting from pledges and deposits permitted pursuant to Section 7.01 and (ii) earnest money deposits required in connection with acquisitions.

“Permitted Junior Lien Refinancing Debt” means Indebtedness constituting secured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower or a Subsidiary Guarantor in the form of one or more series of junior lien secured notes or junior lien secured loans (including in the form of one or more tranches of loans under this Agreement); provided that (i) such Indebtedness is secured by the Collateral on a junior priority basis to the Liens securing the First Lien Obligations under this Agreement and is not secured by any property or assets of Holdings, the Parent Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Loan Parties, (iii) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (iv) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness” and (v) the holders of such Indebtedness (or their Other Debt Representative) and the Administrative Agent and/or Collateral Agent shall be party to the Junior Lien Intercreditor Agreement.

“Permitted Junior Secured Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt.”

“Permitted Ratio Debt” means Indebtedness of the Parent Borrower or any Restricted Subsidiary so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (but without netting the proceeds thereof) (i) no Event of Default shall be continuing or result therefrom and (ii) (x) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the First Lien Obligations under this Agreement, the Consolidated First Lien Net Leverage Ratio is no greater than 4.90 to 1.00 determined on a Pro Forma Basis as of the last day of the most recently ended Test Period (“Permitted First Lien Ratio Debt”), (y) if such Indebtedness is secured by the Collateral on a junior basis to the Liens securing the First Lien Obligations under this Agreement, the Consolidated Secured Net Leverage Ratio is no greater than 5.75 to 1.00 determined on a Pro Forma Basis as of the last day of the most recently ended Test Period (“Permitted Junior Secured Ratio Debt”); and (z) if such Indebtedness is (I) unsecured or (II) secured by assets that do not constitute Collateral, either (1) the Consolidated Interest Coverage Ratio is no less than 2.00 to 1.00 or (2) the Consolidated Total Net Leverage Ratio is no greater than 6.00 to 1.00, in each case determined on a Pro Forma Basis as of the last day of the most recently ended Test Period (“Permitted Unsecured Ratio Debt”); provided that, such Indebtedness shall (A) in the case of clause (x) or (z)(II) above, have a maturity date that is not earlier than the Maturity Date for the Closing Date Term Loans at the time such Indebtedness is incurred, and in the case of clause (y) or (z)(I) above, have a maturity date that is at least ninety-one (91) days after the Maturity Date for the Closing Date Term Loans at the time such Indebtedness is incurred (in each case, subject to the Permitted Earlier Maturity Indebtedness Exception), (B) in the case of clauses (x) or (z)(II) above, have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Closing Date Term Loans and, in the case of clause (y) or (z)(I) above, shall not be subject to scheduled amortization prior to maturity (in each case, subject to the Permitted Earlier Maturity Indebtedness Exception), (C) if such Indebtedness is secured by the Collateral on a junior basis to the Liens securing the First Lien Obligations under this Agreement, be subject to the Junior Lien Intercreditor Agreement and, if the Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the First Lien Obligations under this Agreement, be subject to the First Lien Intercreditor Agreement, (D) have terms and conditions (except as otherwise provided in clauses (A) and (B) above and with respect to pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that either, at the option of the Parent Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Parent Borrower in good faith); provided that if any Previously Absent Financial Maintenance Covenant that is in effect prior to the Latest Maturity Date of the Revolving Credit Facility that then benefits from a financial maintenance covenant is added for the benefit of such Indebtedness, such Previously Absent Financial Maintenance Covenant shall also be applicable to the Revolving Credit Facility that then benefits from a financial maintenance covenant or (y) if not consistent with the terms of the Closing Date Term Loans, not be materially more restrictive to the Parent Borrower (when taken as a whole) (as determined by the Parent Borrower in good faith) than the terms and conditions of the Closing Date Term

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the Closing Date Term Loans at the time of incurrence of such Indebtedness and it being understood that for purposes of this clause (y), to the extent any financial maintenance covenant is added for the benefit of such Indebtedness, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Indebtedness) and (E) in the case of Permitted First Lien Ratio Debt in the form of term loans, be subject to the MFN Protection (but subject to the MFN Trigger Amount exception to such MFN Protection) as if such Indebtedness were an Incremental Term Loan; provided, further, that the principal amount of any such Indebtedness incurred pursuant to clauses (x), (y) or (z) above by a Restricted Subsidiary that is not a Loan Party does not exceed in the aggregate at any time outstanding the greater of (i) $375,000,000 and (ii) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case determined at the time of incurrence; provided, further, that “Permitted Ratio Debt” may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (A) and (B) of the first proviso in this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (A) and (B) above).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension, in whole or in part, of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest, penalties, breakage and premium thereon plus other fees, expenses and other amounts (including original issue discount and upfront fees) paid or incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension (including with respect to such modification, refinancing, refunding, renewal, replacement or extension and the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended thereby) and by an amount equal to any existing commitments unutilized thereunder, together with the amount of any other Indebtedness permitted to be incurred under Section 7.03 (which may be incurred in combination with such Permitted Refinancing), (b) subject to the Permitted Earlier Maturity Indebtedness Exception, such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing to the extent the incurrence of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended was conditioned upon the absence of an Event of Default, (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Subordinated Indebtedness, (i) such modification, refinancing, refunding, renewal, replacement or extension either (A) is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended or (B) constitutes a Permitted Subordinated Indebtedness Prepayment (other than pursuant to clause (i) of the definition thereof) or a Restricted Payment permitted by Section 7.06, and (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to such Intercreditor Agreement.

“Permitted Subordinated Indebtedness Prepayments” means (i) the refinancing (including through exchange or otherwise) of any Subordinated Indebtedness with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing of such Subordinated Indebtedness), (ii) the conversion of any Subordinated Indebtedness to Equity Interests (other than Disqualified Equity Interests) of Holdings or any Parent Company, (iii) the prepayment of Subordinated Indebtedness of the Parent Borrower or any Restricted Subsidiary to the Parent Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Subordinated Indebtedness that constitutes Acquired Indebtedness (other than Acquired Indebtedness incurred in contemplation of the obligor of such Acquired Indebtedness merging, amalgamating or consolidating with or into the Parent

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Borrower or a Restricted Subsidiary, or becoming a Restricted Subsidiary) and (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Subordinated Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such prepayment, redemption, purchase, defeasance or other payment.

“Permitted Unsecured Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt.”

“Permitted Unsecured Refinancing Debt” means Indebtedness in the form of unsecured Indebtedness (including any Registered Equivalent Notes) incurred by a Borrower or a Subsidiary Guarantor in the form of one or more series of senior or subordinated unsecured notes or loans (including in the form of one or more tranches of loans under this Agreement); provided that (i) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Loan Parties and (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness.”

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time but with covenant levels and component definitions (to the extent relating to such financial maintenance covenant) in this Agreement that are less restrictive on the Parent Borrower and the Restricted Subsidiaries than those in the applicable Incremental Amendment, Refinancing Amendment or Extension Amendment, or any documents relating to Credit Agreement Refinancing Indebtedness, Incremental Equivalent Debt or Permitted Ratio Debt.

“Prime Rate” means the rate of interest per annum determined from time to time by Bank of America, as its prime rate in effect at its principal office in New York City and notified to the Parent Borrower.

“Principal Amount” means the stated or principal amount of each Loan or Letter of Credit or L/C Obligation with respect thereto, as applicable.

“Principal Shareholder Letters” means, collectively, the BX Principal Shareholder Letter and the H&F Principal Shareholder Letter.

“Pro Forma Adjustment,” “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with, or calculation of, any test, ratio or covenant hereunder, the determination of compliance with or the calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.

“Pro Forma Financial Statements” means a pro forma unaudited condensed combined balance sheet and a related pro forma unaudited condensed combined statement of operations of the Core MTS Business (as defined in the Contribution Agreement) and Change Healthcare as of and for the twelve-month period ending on September 30, 2016, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Parent Borrower’s or the Restricted Subsidiaries’ or any Parent Company’s initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and Exchange Act.

“Public Lender” has the meaning set forth in Section 6.02.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means the issuance by Holdings or any other Parent Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the Board of Directors or management of the Parent Borrower shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Parent Borrower and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Parent Borrower) or (b) constituting a receivables or payables financing or factoring facility.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Rating Agencies” means Moody’s and S&P.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing” means the repayment (including by redemption, repurchase, repayment, retirement, discharge, defeasance or extinguishment) in full of all outstanding indebtedness of Change Healthcare and its Subsidiaries under (w) the Credit Agreement, dated as of November 2, 2011 (as amended, amended and restated, modified, supplemented, replaced and/or refinanced), among Change Holdings, Change Healthcare, the other Borrowers (as defined therein) party thereto, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto from time to time, Bank of America N.A., as administrative agent, and the other parties party thereto, (x) the Indenture, dated as of November 2, 2011, among Change Healthcare, the Guarantors (as defined therein) from time to time party thereto and Wilmington Trust, National Association, with respect to the 11% Senior Notes due 2019, (y) the Indenture, dated as of November 2, 2011, among Change Healthcare, the Guarantors (as defined therein) from time to time party thereto and Wilmington Trust, National Association, with respect to the 11 1⁄4% Senior Notes due 2020 and (z) the Indenture, dated as of August 12, 2015, among Change Healthcare, the Guarantors (as defined therein) from time to time party thereto and Wilmington Trust, National Association, with respect to the 6.00% Senior Notes due 2021.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same All-In Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in into, onto or through the Environment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Repricing Transaction” means (i) the prepayment, refinancing, substitution, replacement or conversion of all or a portion of the Closing Date Term Loans with the incurrence by the Parent Borrower or any Restricted Subsidiary of any syndicated term loans under any credit facilities the primary purpose of which is to reduce the All-In Yield of such Indebtedness relative to the Closing Date Term Loans so repaid, refinanced, substituted, replaced or converted (as determined in good faith by the Parent Borrower) and (ii) any amendment, amendment and restatement or other modification to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the Closing Date Term Loans (as determined in good faith by the Parent Borrower), and in each case, other than in connection with a Change of Control, Qualified IPO or Transformative Acquisition.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Issuance Request, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Class; provided that the unused Commitments of, and the portion of the outstanding Loans under such Class held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Class Lenders.

“Required Divestiture” means the Disposition of any assets (including Equity Interests) pursuant to Section 7.05(j) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Parent Borrower in order to obtain the approval of any applicable antitrust authority, in connection with the Transactions or any acquisition permitted under this Agreement.

“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitments of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, general counsel, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary, co-secretary or assistant secretary of such Loan Party, and any officer,

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

director, manager or employee of the applicable Loan Party whose signature is included on an incumbency certificate or similar certificate reasonably satisfactory to the Administrative Agent, and, solely for purposes of notices given under Article 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to other arrangements between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means any Investment that is not a Permitted Investment.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Parent Borrower or any Restricted Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Parent Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof), (c) any Restricted Investment and (d) any Restricted Subordinated Indebtedness Prepayment; provided that Excluded Contract Amounts (other than Specified TMA Payments) shall not constitute Restricted Payments.

“Restricted Subordinated Indebtedness Prepayments” means any voluntary prepayment, redemption, purchase or defeasance in respect of Subordinated Indebtedness prior to the scheduled maturity thereof that is not a Permitted Subordinated Indebtedness Prepayment (it being understood that, for the avoidance of doubt, mandatory prepayments and payments of regularly scheduled principal and interest shall not constitute Restricted Subordinated Indebtedness Prepayments).

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.

“Revolver Extension Request” has the meaning set forth in Section 2.16(b).

“Revolver Extension Series” has the meaning set forth in Section 2.16(b).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders under this Agreement).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate Principal Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $500,000,000, on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding Principal Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obligations at such time.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” means any Revolving Credit Loan made pursuant to Section 2.01(c), Incremental Revolving Credit Loans, Other Revolving Credit Loans or Extended Revolving Credit Loans, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrowers.

“S&P” means Standard & Poor’s Ratings Financial Services LLC, a subsidiary of The McGraw Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between the Parent Borrower or any Restricted Subsidiary and any Approved Counterparty and designated as a “Secured Hedge Agreement” under this Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Swingline Lender, each L/C Issuer, any Approved Counterparty party to a Secured Hedge Agreement or Treasury Services Agreement, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Securitization Facility” means any of one or more receivables, factoring or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Parent Borrower or any of the Restricted Subsidiaries sells or grants a security interest in its accounts receivable, payables or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable, payables or Securitization Assets or assets related thereto to a Person that is not a Restricted Subsidiary.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among the Loan Parties and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Notes” means the unsecured senior notes of the Parent Borrower and Change Healthcare Finance, Inc. issued pursuant to the Senior Notes Indenture.

“Senior Notes Documents” means the Senior Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement).

“Senior Notes Indenture” means the indenture among the Parent Borrower and Change Healthcare Finance, Inc., as issuers, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior Notes are issued, as such indenture may be amended or supplemented from time to time.

“Separation Agreement” means the Form of Separation and Distribution Agreement, in substantially the form attached as Exhibit C to the LLC Agreement, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Form of Separation and Distribution Agreement in the form attached as Exhibit C to the LLC Agreement as in effect on the Closing Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Parent Borrower or any of the Restricted Subsidiaries on the Closing Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Parent Borrower and the Restricted Subsidiaries are engaged or propose to be engaged on the Closing Date.

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Parent Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D) substantially in the form of Exhibit L-6.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit L-7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning set forth in Section 10.07(i).

“Specified Contribution Agreement Representations” means such representations and warranties made by the Investors or Change Parent in the Contribution Agreement with respect to the Contributed Businesses as are material to the interests of the Lenders, but only to the extent that the MCK or Change Parent (or their respective applicable Affiliates) have the right (taking into account any applicable cure provisions) to terminate its (or such Affiliates’) obligations under the Contribution Agreement, or to decline to consummate the Contribution (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties.

“Specified Default” means (a) an Event of Default under Section 8.01(a) with respect to principal or interest or (b) an Event of Default under Section 8.01(f) (in the case of this clause (b), solely with respect to the Parent Borrower).

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Parent Borrower of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit L-8.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit L-9, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Specified Equity Contribution” means any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Equity Interests.

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).

“Specified Representations” means those representations and warranties made by the Borrowers and the Guarantors (after giving effect to the Contribution) in Sections 5.01(a) (solely with respect to the Loan Parties), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.13, 5.18, 5.20(a)(ii), 5.20(c) and 5.21.

“Specified TMA Payments” means any payments or obligations allocated to Spinco (as defined in the Tax Matters Agreement) or successor thereof under Section 4(c)(iii) or Section 4(c)(iv) of the Tax Matters Agreement.

“Specified Transaction” means (i) solely for the purposes of determining the applicable cash balance, any contribution of capital to the Parent Borrower, in each case, in connection with an acquisition or Investment, (ii) any designation of operations or assets of the Parent Borrower or a Restricted Subsidiary as discontinued operations (as defined under GAAP), (iii) any Investment that results in a Person becoming a Restricted Subsidiary, (iv) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Agreement, (v) any purchase or other acquisition of a business of any Person, or assets constituting a business unit, line of business or division of any Person, (vi) any Disposition (a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Parent Borrower or (b) of a business, business unit, line of business or division of the Parent Borrower or

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise, (vii) any operational changes identified by the Parent Borrower that have been made by the Parent Borrower or any Restricted Subsidiary during the Test Period, (viii) any borrowing of Incremental Loans or Indebtedness permitted under Section 7.03(g), (q) or (s), (ix) any Restricted Payment or (x) any other transaction (including, without limitation, actual compliance with Section 7.11) that by the terms of this Agreement requires a financial ratio to be calculated on “Pro Forma Basis” or after giving “Pro Forma Effect” thereto; provided that the Parent Borrower, in its sole discretion may elect that any of the foregoing (other than (A) clauses (viii) and (ix), (B) any other incurrence of Indebtedness or (C) except in the case of clauses (iii) and (v), for purposes of determining the Applicable Rate or actual compliance (and not pro forma compliance) with the financial covenant pursuant to Section 7.11) shall not constitute a Specified Transaction so long as none of the aggregate consideration, fair market value or impact, as applicable, thereof exceeds the greater of $50,000,000 and an amount equal to 5% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (without giving Pro Forma Effect thereto).

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subordinated Indebtedness” means, with respect to the Obligations, (i) any Indebtedness of a Borrower that is contractually subordinated in right of payment to the Obligations and (ii) any Indebtedness of any Guarantor that is contractually subordinated in right of payment to the Guaranty of such Guarantor of the Obligations.

“Subordinated Indebtedness Documentation” means any documentation governing any Subordinated Indebtedness.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower. For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’, the Parent Borrower’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Borrower” means any Borrower other than the Parent Borrower.

“Subsidiary Guarantor” means any Guarantor other than a Borrower or Holdings.

“Successor Company” has the meaning set forth in Section 7.04(d).

“Supplemental Agent” has the meaning set forth in Section 9.14(a) and “Supplemental Agents” shall have the corresponding meaning.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Swing Line Note” means a promissory note of the Borrowers payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Tax Agreements” means, collectively, the Tax Receivable Agreements and the Tax Matters Agreement.

“Tax Group” has the meaning set forth in Section 7.06(i).

“Tax Matters Agreement” means the Tax Matters Agreement, substantially in the form attached as Exhibit E to the LLC Agreement, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Tax Matters Agreement in the form attached as Exhibit E to the LLC Agreement as in effect on the Closing Date.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Tax Receivable Agreements” means, collectively, (i) the Amended and Restated Tax Receivable Agreement (Reorganizations), dated as of November 2, 2011, by and among Change Healthcare, H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P., (ii) the Amended and Restated Tax Receivable Agreement (Exchanges), dated as of November 2, 2011, by and among Change Healthcare, H&F ITR Holdco, L.P., Beagle Parent LLC and GA-H&F ITR Holdco, L.P., (iii) the Tax Receivable Agreement (Management) by and among Change Healthcare and the persons named therein, dated August 17, 2009, as amended by the First Amendment to Tax Receivable Agreement (Management), dated as of November 2, 2011, by and among Change Healthcare and the parties named thereto, (iv) the Tax Receivable Agreement dated as of the Closing Date, by and among HCIT Holdings, Inc., Change Parent, Change Healthcare LLC, certain entities affiliated with The Blackstone Group, L.P., certain entities affiliated with Hellman & Friedman LLC and the other parties thereto and (v) the Tax Receivable Agreement dated as of the Closing Date, by and among Change Healthcare LLC, HCIT Holdings, Inc., MCK, certain of MCK’s wholly-owned direct and indirect subsidiaries and the other parties thereto, in each case as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Tax Receivable Agreements as in effect on the Closing Date.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders under this Agreement.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrowers hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension.

“Term Lender” means, at any time, any Lender that has a Closing Date Term Commitment, a Term Commitment or a Term Loan at such time.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Loans” means any Closing Date Term Loan, or any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan designated as a “Term Loan,” as the context may require.

“Term Loan Standstill Period” has the meaning provided in Section 8.01(b).

“Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the Borrowers to such Term Lender resulting from the Term Loans of the applicable Class made by such Term Lender.

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Parent Borrower in respect of which, subject to Section 1.09(a), financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable; provided that, subject to Section 1.09(a), prior to the first date that financial statements have been delivered pursuant to Section 6.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Parent Borrower ended September 30, 2016.

“Threshold Amount” means $200,000,000.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Total Assets” means the total assets of the Parent Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Parent Borrower delivered pursuant to Sections 6.01 or, for the period prior to the first date that financial statements have been delivered pursuant to Section 6.01(b), the Pro Forma Financial Statements.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Documents” means, collectively, (a) the Registration Rights Agreement, dated as of the Closing Date, by and among Change Healthcare LLC, Change Healthcare Intermediate Holdings, LLC, the Parent Borrower, HCIT Holdings, Inc., each of the Echo Shareholders (as defined in the LLC Agreement), the MCK Member (as defined in the Contribution Agreement) and the other parties thereto, (b) the Contribution Agreement, (c) the LLC Agreement, (d) the Transition Services Agreements, (e) the MCK Tax Receivable Agreement, (f) the New Echo Tax Receivable Agreement, (g) the Intellectual Property Licensing Agreement, (h) the Echo Shareholders’ Agreement, (i) the Investor Management Agreement, (j) the Principal Shareholder Letters, (k) the Echo Connect Option Agreement, (l) the Tax Matters Agreement, (m) the Merger Agreement, (n) the Separation Agreement (o) each other Transaction Document (as defined in the Contribution Agreement) and (p) any other document contemplated by any of the foregoing, in each case, as in effect on the Closing Date (or in substantially the form of such Transaction Document attached to the Contribution Agreement or other Transaction Document as in effect on the Closing Date), together with any amendment, modification, supplement, substitution or replacement thereof or thereto so long as such amendment, modification, supplement, substitution or replacement (when taken as a whole) is not materially disadvantageous, in the good faith judgment of the Parent Borrower, to the Lenders as compared to the Transaction Documents as in effect immediately prior thereto (or in substantially the form of such Transaction Document attached to the Contribution Agreement or other Transaction Document as in effect on the Issue Date).

“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Investors, Holdings, the Parent Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including any expenses in connection with hedging transactions, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options and/or restricted stock, expenses in connection with Swaps related to the Facilities and any original issue discount or upfront fees), the Investor Management Agreement, the Senior Notes Indenture, the Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Contribution (including payment of the consideration for the Contribution and other payments contemplated by the Contribution Agreement) and related transactions contemplated by the Contribution Agreement and the Transaction Documents, (b) the funding of the Closing Date Term Loans and any Initial Revolving Borrowing on the Closing Date and the execution and delivery of the Loan Documents entered into on the Closing Date, (c) the Refinancing, (d) the issuance of the Senior Notes, (e) the making of certain Restricted Payments related to the Transactions, (f) the payment of Transaction Expenses and (g) the other payments and transactions in connection therewith or incidental thereto.

“Transferred Guarantor” has the meaning set forth in Section 11.10.

“Transformative Acquisition” means any acquisition or Investment by the Parent Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, (b) if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, would not provide the Parent Borrower and the Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Parent Borrower acting in good faith or (c) involves payment of cash consideration in excess of $2,000,000,000.

“Transition Services Agreements” means, collectively, the Transition Services Agreements, by and among each of Change Healthcare LLC and MCK and/or one or more of its Subsidiaries, substantially in the forms attached as Exhibit B to the Contribution Agreement, as in effect on the Closing Date or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Transition Services Agreements in the form attached as Exhibit B to the Contribution Agreement as in effect on the Closing Date.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Treasury Services Agreement” means any agreement between the Parent Borrower or any Restricted Subsidiary and any Approved Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Unaudited Financial Statements” means (x) with respect to the Core MTS Business (as defined in the Contribution Agreement), unaudited consolidated “carve-out” balance sheets as of June 30, 2016 and September 30, 2016 and the related unaudited “carve-out” statements of operations, comprehensive income, stockholders’ equity and cash flows for each fiscal quarter ending on such dates and (y) with respect to Change Healthcare, unaudited consolidated balance sheets as of March 31, 2016, June 30, 2016 and September 30, 2016 and the related unaudited statements of operations, comprehensive income, stockholders’ equity and cash flows for each fiscal quarter ending on such dates.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) as of the Closing Date, each Subsidiary of the Parent Borrower listed on Schedule 1.01C, (ii) any Subsidiary of the Parent Borrower designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than Dollars, at any time for determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 10756, as amended or modified from time to time.

“Voting Stock” of any Person as of any date of determination means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any amortization or prepayments made on such Indebtedness prior to the date of such determination will be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Differential” has the meaning set forth in Section 2.14(e)(iii).

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(h) In the event that the permissibility or availability of any action or transaction (including any Incremental Commitments, Incremental Loans, Liens, Investments, Indebtedness, Dispositions, Restricted Payments, transactions with an Affiliate, Contractual Obligations or prepayments of Indebtedness) meets the criteria of one or more than one of the categories of exceptions, thresholds, baskets or other provisions in Section 2.14 or any Section of Article VII at any time of determination, such action or transaction (or portion thereof) (i) may be divided and classified and later (on one or more occasions) re-divided and/or reclassified by the Parent Borrower under one or more of such exceptions, thresholds, baskets or provisions (including, in the case of Indebtedness and Liens, any combination of refinancing related exceptions, thresholds, baskets or provisions with any other available exceptions, thresholds, baskets or provisions) as the Parent Borrower may elect from time to time, including reclassifying any utilization of Fixed Baskets as having been incurred under any available Incurrence-Based Baskets (including reclassifying amounts under the Free and Clear Incremental Amount to the Incurrence-Based Incremental Amount) and upon delivery of financial statements following the initial taking of such action or consummation of such transaction, if any applicable ratios or financial tests for such available Incurrence-Based Baskets would then be satisfied, reclassification of amounts under Fixed Baskets to Incurrence-Based Baskets shall be deemed to have automatically occurred if not previously elected by the Parent Borrower and (ii) will be deemed to have been incurred, issued, made or taken first, to the extent available, pursuant to any available Incurrence-Based Baskets as set forth above prior to any Fixed Basket. Without limiting the generality of the foregoing, (x) any Investment that would constitute a Permitted Investment may be divided and classified and later (on one or more occasions) re-divided and/or reclassified by the Parent Borrower under one or more of the exceptions, thresholds, baskets or provisions under the definition of “Permitted Investments”

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

or under Section 7.06, as the Parent Borrower may elect from time to time and (y) any prepayment, redemption, purchase or defeasance in respect of Subordinated Indebtedness that would constitute a Permitted Subordinated Indebtedness Prepayment may be divided and classified and later (on one or more occasions) re-divided and/or reclassified by the Parent Borrower under one or more of the exceptions, thresholds, baskets or provisions under the definition of “Permitted Subordinated Indebtedness Prepayments” or under Section 7.06, as the Parent Borrower may elect from time to time.

(i) [Reserved].

(j) With respect to any amounts incurred or transactions entered into or consummated (whether in a single transaction or series of related transactions) in reliance on a combination of any fixed Dollar (or based on a percentage of Total Assets or Consolidated EBITDA) exceptions, thresholds or baskets (including the Free and Clear Incremental Amount) or any other provisions of this Agreement that do not require compliance with any financial ratio or leverage test (any such amounts, the “Fixed Baskets”) and on any exceptions, thresholds or baskets (including the Incurrence-Based Incremental Amount) or any other provisions of this Agreement that requires compliance with a financial ratio or leverage test (any such amounts, the “Incurrence-Based Baskets”; it being agreed that for purposes of this Section 1.02(j), any exceptions, thresholds or baskets based on a percentage of Total Assets or Consolidated EBITDA shall be Fixed Baskets and not Incurrence-Based Baskets), it is understood and agreed that (i) the Incurrence-Based Baskets shall first be calculated without giving effect to any Fixed Baskets being relied upon for such incurrence or transactions (i.e., Fixed Baskets shall be disregarded in the calculation of the financial ratio or leverage test applicable to the Incurrence-Based Baskets, but full pro forma effect shall be given to all other applicable and related transactions (and, in the case of Indebtedness, use of the aggregate proceeds of Indebtedness being incurred in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets) and all other permitted Pro Forma Adjustments (except that the incurrence of any Revolving Credit Loans or other revolving loans prior to or in connection therewith shall be disregarded) and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction to be entered into in reliance on any Fixed Baskets shall be calculated (and may subsequently be reclassified into Incurrence-Based Baskets in accordance with Section 1.02(h)). For example, in calculating the maximum amount of Indebtedness permitted to be incurred under Fixed Baskets and Incurrence-Based Baskets in Section 7.03 in connection with an acquisition, only the portion of such Indebtedness intended to be incurred under Incurrence-Based Baskets shall be included in the calculation of financial ratios or leverage tests (and the portion of such Indebtedness intended to be incurred under Fixed Baskets shall be deemed to not have been incurred in calculating such financial ratios or leverage tests), but Pro Forma Effect shall be given to the use of proceeds from the entire amount of Indebtedness intended to be incurred under both the Fixed Baskets and Incurrence-Based Baskets, the consummation of the acquisitions and any related repayments of Indebtedness.

(k) In connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments), for purposes of:

(v) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio or other financial ratio or test;

(w) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets or Consolidated EBITDA, if any);

(x) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom;

(y) determining compliance with any provision of this Agreement which requires the making or accuracy or any representations and warranties set forth herein; or

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(z) determining the satisfaction of or compliance with all other conditions and requirements to the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, the repayment of Indebtedness and any other transaction subject to Section 2.14 or Article VII of this Agreement;

in each case, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such actions and transactions are permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, delivery of irrevocable notice, declaration of dividend or similar event) (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness (including any Incremental Commitments, Incremental Loans and Incremental Equivalent Debt) and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments) as if they had occurred at the beginning of the most recently ended Test Period, and any related Pro Forma Adjustments, the Parent Borrower or the Restricted Subsidiary could have taken such action or consummated such transaction on the relevant LCT Test Date in compliance with the applicable ratio, basket, condition, requirement or other relevant provision, all such ratios, baskets, conditions, requirements and provisions shall be deemed to have been complied with and satisfied for all purposes; provided, that (A) if financial statements for one or more subsequent fiscal quarters shall have become available, the Parent Borrower may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets, and (B) except as contemplated in the foregoing clause (A), compliance with such all such ratios, baskets, conditions, requirements and provisions shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments). For the avoidance of doubt, if the Parent Borrower has made an LCT Election and all applicable ratios, baskets, conditions, requirements or provisions were deemed complied with and satisfied as of the LCT Test Date, any change in status thereof between the LCT Test Date and the taking of the relevant actions or consummation of the relevant transactions such that any applicable ratios, baskets, conditions, requirements or provisions would be exceeded, breached or otherwise no longer complied with or satisfied for any reason (including due to fluctuations in Total Assets or Consolidated EBITDA of the Parent Borrower or the Person subject to such Limited Condition Transaction), (i) all such changes in status shall be disregarded, (ii) such ratios, baskets, conditions, requirements and provisions shall continue to be deemed complied with and satisfied for all purposes, (iii) all applicable transactions and actions will permitted to be consummated or taken and (iv) no Default shall be deemed to exist or to have occurred or resulted from such change in circumstances or the consummation or taking of such transactions and actions.

If the Parent Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, the designation of an Unrestricted Subsidiary, or any other transaction subject to Section 2.14 or Article VII of this Agreement, on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement (or, if applicable, notice, declaration or similar event) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof; provided that Consolidated Interest Expense for purposes of the Consolidated Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Parent Borrower in good faith); provided,

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

further, that, for the purpose of Section 7.06 with respect to Restricted Payments on account of the Parent Borrower’s Equity Interests that are unrelated to such Limited Condition Transaction, any such ratio, test or basket shall be tested both with and without giving Pro Forma Effect to such Limited Condition Transaction.

(l) Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on an Incurrence-Based Basket, such Incurrence-Based Basket shall be calculated without regard to the incurrence of any Revolving Credit Loans or any other revolving credit loans prior to or in connection therewith (except that, with respect to any Incremental Revolving Credit Commitments being established under the Incurrence-Based Incremental Amount, the Incurrence-Based Incremental Amount shall be calculated assuming, solely at the time of establishment of such Incremental Revolving Credit Commitments, a borrowing of the maximum amount of Loans thereunder).

(m) The words “assets” and “property” shall be construed to have the same meaning and effect.

Section 1.03. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Parent Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Cumulative Credit Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09. Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio and the Consolidated Interest Coverage Ratio, and Total Assets or Consolidated EBITDA for purposes of determining any amount based on a percentage of Total Assets or Consolidated EBITDA shall be calculated in

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

the manner prescribed by this Section 1.09; provided that notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.09, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate” and (ii) determining actual compliance (and not pro forma compliance) with the financial covenant pursuant to Section 7.11, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect pursuant to in this Section 1.09. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Parent Borrower are available (as determined in good faith by the Parent Borrower); provided that, the provisions of this sentence shall not apply for purposes of calculating the definition of “Excluded Proceeds,” the definition of “Applicable ECF Percentage” and determining actual compliance (and not pro forma compliance) with the financial covenant pursuant to Section 7.11, each of which shall be based on the financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, for the relevant Test Period.

(b) For purposes of calculating any financial ratio or test and Total Assets or Consolidated EBITDA for purposes of determining any amount based on a percentage of Total Assets or Consolidated EBITDA, Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.09) that have been made (i) during the applicable Test Period and (ii) subject to the first sentence of clause (a) above, subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Total Assets or Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets, on the last date of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test (and Total Assets or Consolidated EBITDA for purposes of determining any amount based on a percentage of Total Assets or Consolidated EBITDA) shall also be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Parent Borrower and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Parent Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (including prior to the Closing Date) or are expected to be taken (in the good faith determination of the Parent Borrower) within 24 months after such Specified Transaction (or 36 months after the Closing Date, with respect to the Transactions) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, or with respect to which substantial steps have been taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction in a manner consistent with, and without duplication of, clause (1)(h) of the definition of “Consolidated EBITDA,” whether through a pro forma adjustment or otherwise.

(d) In the event that the Parent Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees), issues or repays (including by redemption, repurchase, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid in respect of Revolving Credit Loans or any other revolving credit loans unless such Indebtedness has been permanently repaid and not replaced), (i) during the applicable Test Period or (ii) subject to the first sentence of clause (a) above, subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, issuance, repayment or redemption of Indebtedness (in each case, other than Indebtedness incurred or repaid in respect of Revolving Credit Loans or any other revolving

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

credit loans unless such Indebtedness has been permanently repaid and not replaced), to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Consolidated Interest Coverage Ratio (or similar ratio), in which case such incurrence, issuance, repayment or redemption of Indebtedness will be given effect as if the same had occurred on the first day of the applicable Test Period).

(e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Parent Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Parent Borrower or Restricted Subsidiary may designate.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans.

(a) The Closing Date Term Loan Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrowers on the Closing Date loans denominated in Dollars in an aggregate principal amount not to exceed the amount of such Term Lender’s Closing Date Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Closing Date Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) [Reserved].

(c) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving credit loans denominated in Dollars to the Borrowers from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time as elected by the Parent Borrower pursuant to Section 2.02, on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Revolving Credit Lender’s applicable Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

Section 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing under Section 2.01, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Parent Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or Committed Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than (i) 11:00 a.m. New York City time three Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) 11:00 a.m. New York City time on the requested date of any Borrowing of Base Rate Loans or any conversion of Eurocurrency Rate Loans to Base Rate Loans; provided that the notice referred to in subclause (i) above may be delivered no later than one (1) Business Day prior to the Closing Date in the case of initial Credit Extensions. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Eurocurrency Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $250,000 in excess thereof. Except as provided in Sections 2.03(c), 2.04(c), 2.14(a), each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Parent Borrower is requesting a Term Borrowing of a particular Class, a Revolving Credit Borrowing, a conversion of Term Loans of any Class or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a Class or Revolving Credit Loans are to be converted, (v) [reserved] and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Parent Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as or converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Parent Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. The Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrowers pay the amount due, if any, under Section 3.05 in connection therewith.

(d) The Administrative Agent shall promptly notify the Parent Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Parent Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect unless otherwise agreed between the Parent Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three (3) Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of Credit at sight denominated in Dollars for the account of the Parent Borrower or any Restricted Subsidiary and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Parent Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Parent Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder in the name of the Parent Borrower for the benefit of the Parent Borrower or Subsidiary of the Parent Borrower in whose name such Existing Letter of Credit is outstanding immediately prior to the Closing Date and shall constitute Letters of Credit subject to the terms hereof.

(ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii) and Section 2.03(a)(ii)(C), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (1) each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped pursuant to arrangements reasonably satisfactory to such L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E) the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in Dollars; or

(F) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Issuance Request (and any other document, agreement or instrument entered into by such L/C Issuer and the Parent Borrower or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Parent Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Issuance Request, appropriately completed and signed by a Responsible Officer of the Parent Borrower or his/her delegate or designee. Such Letter of Credit Issuance Request must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. (New York City time) at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such other earlier date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. If requested by the relevant L/C Issuer, the Parent Borrower shall also submit a letter of credit application on such L/C Issuer’s standard form in connection with any request for a Letter of Credit (it being understood that in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of such form of letter of credit application or other agreement submitted by the Parent Borrower to, or entered into by the Parent Borrower with, such L/C Issuer relating to such Letter of Credit, the terms and conditions of this Agreement shall control). In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) [reserved]; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Issuance Request, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Issuance Request from the Parent Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Parent Borrower or the applicable Restricted Subsidiary or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Letter of Credit.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iii) If the Parent Borrower so requests in any applicable Letter of Credit Issuance Request, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a number of days (the “Non-Extension Notice Date”) prior to the last day of such twelve month period to be agreed upon by the relevant L/C Issuer and the Parent Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Parent Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or such later date if (1) the Administrative Agent and each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped pursuant to arrangements reasonably satisfactory to the Administrative Agent and such L/C Issuer); provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Parent Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Parent Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. (New York City time) on the next Business Day immediately following any payment by an L/C Issuer under a Letter of Credit that the Parent Borrower receives notice thereof (each such date, an “Honor Date”), the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with this Section 2.03 that such payment be financed with a Revolving Credit Borrowing under the Revolving Credit Facility or a Swing Line Borrowing under the Swing Line Facility in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing or Swing Line Borrowing, as applicable. If the Borrowers fail to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount thereof) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or Eurocurrency Rate Loans, as applicable, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 2:00 p.m. (New York City time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan or Eurocurrency Rate Loan, as applicable, to the Borrowers in such amount. The Administrative Agent shall promptly remit the funds so received to the relevant L/C Issuer in Dollars.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans or Eurocurrency Rate Loans, as applicable, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest (which begins to accrue upon funding by the L/C Issuer) at the Default Rate for Revolving Credit Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Parent Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement hereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi) any adverse change in the relevant exchange rates or in the availability of Dollars to the Borrowers or any Subsidiary or in the relevant currency markets generally; and

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Issuance

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Request. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude any Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e) or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such L/C Issuer; provided that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of willful misconduct or gross negligence on the part of the relevant L/C Issuer (as determined in a final and non-appealable judgment by a court of competent jurisdiction) such L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or refuse to accept and make payment upon such documents if such documents are not in compliance with the terms of such Letter of Credit.

(g) Cash Collateral. If (i) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn (and without limiting the requirements of Section 2.03(a)(ii)(C)), (ii) any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrowers shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m., New York City time on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the Business Day that the Parent Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon, New York City time or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Parent Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents as directed by the Parent Borrower. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of the applicable L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrowers. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrowers.

(h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of the Revolving Credit Lenders for the applicable Revolving Credit Facility (in accordance with their Pro Rata Share or other applicable share provided for under this Agreement) a Letter of Credit fee in Dollars for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Revolving Credit Loans times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in any Applicable Rate for Revolving Credit Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the aggregate face amount of such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars, with respect to each Letter of Credit issued by it the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Issuance Request. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Issuance Request, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Issuance Request, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Parent Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(m) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

request), (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrowers fail to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

(n) Provisions Related to Letters of Credit in respect of Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the L/C Issuers and the Parent Borrower, without the consent of any other Person.

(o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Restricted Subsidiaries.

(p) Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by any Borrower.

Section 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, Bank of America, in its capacity as Swing Line Lender, agrees to make loans in Dollars to the Borrowers (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Credit Facility in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Parent Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the requested borrowing date and shall specify (i) the principal amount to be borrowed, which principal amount shall be a minimum of $250,000 (and any amount in excess of $250,000 shall be in integral multiples of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. New York City time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Parent Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. New York City time on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, Eurocurrency Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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Default has occurred and is continuing, the Borrowers shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans may be reduced as agreed between the Swing Line Lender and the Parent Borrower, without the consent of any other Person.

Section 2.05. Prepayments.

(a) Optional.

(i) Any Borrower may, upon, subject to clause (iii) below, written notice to the Administrative Agent by the Parent Borrower, at any time or from time to time voluntarily prepay any Class of Term Loans and Revolving Credit Loans in whole or in part without premium or penalty (subject to Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. New York City time (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of any prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a minimum Principal Amount of $1,000,000, or a whole multiple of $250,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum Principal Amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire Principal Amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Parent Borrower, then, subject to clause (iii) below, the applicable Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon to such date, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Parent Borrower (on behalf of the applicable Borrowers) may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement. Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied to the remaining scheduled installments of principal thereof in a manner determined at the discretion of the Parent Borrower (on behalf of the applicable Borrowers) and specified in the notice of prepayment (and absent such direction, in direct order of maturity). Each prepayment in respect of any Term Loans pursuant to this Section 2.05(a) may be applied to any Class of Term Loans as directed by the Parent Borrower (on behalf of the applicable Borrowers). In the event that the Parent Borrower (on behalf of the applicable Borrowers) does not specify the order in which to apply prepayments to reduce scheduled installments of principal or as between Classes of Term Loans, the Parent Borrower (on behalf of the applicable Borrowers) shall be deemed to have elected that such proceeds be applied to reduce the scheduled installments of principal in direct order of maturity on a pro-rata basis among Term Loan Classes.

(ii) Any Borrower may, upon, subject to clause (iii) below, written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the date of the prepayment, and (2) any such prepayment shall be in a minimum Principal Amount of $250,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Parent Borrower, then, subject to clause (iii) below, the applicable Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Parent Borrower may rescind (or delay the date of prepayment identified in) any notice of prepayment under Sections 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility or was otherwise contingent upon the occurrence of any other event or satisfaction of any other condition, which refinancing or other event shall not be consummated or shall otherwise be delayed or which condition shall not have been (or in the good faith judgment of the Parent Borrower is not likely to be) satisfied.

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pursuant to Rule 83 of the Securities and Exchange Commission.

(iv) In the event that, on or prior to the six-month anniversary of the Closing Date, any Borrower (x) prepays, refinances, substitutes or replaces any Closing Date Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iv) that constitutes a Repricing Transaction), or (y) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (1) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Closing Date Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Closing Date Term Loans amended or otherwise modified pursuant to such amendment. If, on or prior to the six-month anniversary of the Closing Date, any Term Lender that is a Non-Consenting Lender and is replaced pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Term Lender (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(v) Notwithstanding anything in any Loan Document to the contrary, so long as no Default has occurred and is continuing and, only to the extent funded at a discount, no proceeds of Revolving Credit Borrowings are applied to fund any such repayment, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time), on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3) If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (1) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time), on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(D) (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans such Company Party is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. (New York City time), on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E) In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(F) If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York City time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Company Party shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(G) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the applicable Company Party.

(H) Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(I) Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(J) Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ending March 31, 2018) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrowers shall cause to be offered to be prepaid in accordance with clause (b)(vi), (ix) and (xi) below, an aggregate principal amount of Term Loans in an amount equal to (the “ECF Payment Amount”) (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) all voluntary prepayments, repurchases or redemptions of Revolving Credit Loans made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent (x) financed with internally generated cash or the proceeds of any Revolving Credit Loans or any other revolving credit loans and (y) the Revolving Credit Commitments are permanently reduced by the amount of such payments, (2) all voluntary prepayments, repurchases or redemptions of Term Loans (including, in the case of Term Loans (x) prepaid pursuant to Section 2.05(a)(v), the actual purchase price paid in cash or (y) purchased pursuant to open-market purchasers in accordance with Section 10.07(m), the actual purchase price paid in cash pursuant to such purchase) made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, to the extent financed with internally generated cash or the proceeds of any Revolving Credit Loans or any other revolving credit loans, (3) all voluntary prepayments, repurchases or redemptions of Additional First Lien Indebtedness made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due (in the case of any revolving credit loans, to the extent that revolving credit commitments are permanently reduced by the amount of such payments) to the extent financed with internally generated cash or the proceeds of any Revolving Credit Loans or any other revolving credit loans, (4) the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed and Capitalized Software Expenditures accrued or made (or committed to be made) in cash or accrued during such period, or, at the option of the Parent Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Capital Expenditures or acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period), to the extent financed with internally generated cash or the proceeds of any Revolving Credit Loans or any other revolving credit loans, (5) the aggregate amount of all principal payments of Indebtedness of the Parent Borrower or the Restricted Subsidiaries made (or committed to be made) during such period or, at the option of the Parent Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) (including (A) the principal component of payments in respect of Capitalized Leases, (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07, and (C) any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition or Casualty Event that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other voluntary and mandatory prepayments of Term Loans and all prepayments and repayments of Revolving Credit Loans and Swing Line Loans and (Y) all prepayments in respect of any other revolving credit facility, except in the case of clause (Y) to the extent there is an equivalent permanent reduction in commitments thereunder), to the extent financed with internally generated cash or the proceeds of any

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Revolving Credit Loans or any other revolving credit loans, (6) cash payments by the Parent Borrower and the Restricted Subsidiaries made (or committed to be made) during such period or, at the option of the Parent Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) in respect of long-term liabilities of the Parent Borrower and the Restricted Subsidiaries other than Indebtedness to the extent financed with internally generated cash or the proceeds of any Revolving Credit Loans or any other revolving credit loans, (7) the amount of Investments and acquisitions made (or committed to be made) by the Parent Borrower and the Restricted Subsidiaries during such period or, at the option of the Parent Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Investments and acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) and paid (or committed to be paid) in cash pursuant to any Permitted Investment (other than clauses (b) or (y) of the definition of “Permitted Investments”) or Investment permitted under 7.06, in each case, to the extent that such Investments and acquisitions were financed with internally generated cash or the proceeds of Revolving Credit Loans or any other revolving credit loans, (8) the amount of Restricted Payments paid in cash (or committed to be paid) during such period or, at the option of the Parent Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) pursuant to Section 7.06(g), (h)(x), (i), (l)(i) or (k) to the extent such Restricted Payments were financed with internally generated cash or the proceeds of Revolving Credit Loans or any other revolving credit loans, (9) the aggregate amount of expenditures made (or committed to be made) by the Parent Borrower and the Restricted Subsidiaries in cash during such period or, at the option of the Parent Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such expenditures are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were financed using internally generated cash or the proceeds of any Revolving Credit Loans or any other revolving credit loans, (10) the aggregate amount of any premium, make-whole or penalty payments paid (or committed to be paid) in cash by the Parent Borrower and the Restricted Subsidiaries during such period or, at the option of the Parent Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such premium, make-whole or penalty payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) that are required to be made in connection with any prepayment of Indebtedness, to the extent financed using internally generated cash or the proceeds of any Revolving Credit Loans or any other revolving credit loans, (11) the amount of cash taxes (including for this purpose any distributions under Section 7.06(i)(ii)) paid (or committed to be paid) in such period or, at the option of the Parent Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such taxes are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and (12) the amount of Excluded Contract Amounts paid (or committed to be paid) in cash by the Parent Borrower and the Restricted Subsidiaries during such period or, at the option of the Parent Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Excluded Contract Amounts are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period), in the case of each of the immediately preceding clauses (1) through (12), without duplication of any deduction from Excess Cash Flow in any prior period; provided that prepayments shall only be required under this Section 2.05(b)(i) if the ECF Payment Amount for the relevant fiscal year equals an amount that is greater than $50,000,000.

(ii) If (x) the Parent Borrower or any Restricted Subsidiary Disposes of any property or assets pursuant to Section 7.05(j), or (y) any Casualty Event occurs, which results in the realization or receipt by the Parent Borrower or Restricted Subsidiary of Net Proceeds, the Parent Borrower shall cause to be offered to be prepaid in accordance with clause (b)(vi), (ix) and (xi) below, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Parent Borrower or any Restricted Subsidiary of such Net Proceeds, an aggregate principal amount of Term Loans in an amount equal to the 100% of all such Net Proceeds received.

(iii) [Reserved].

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(iv) If the Parent Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness not prohibited under Section 7.03 (excluding Section 7.03(t)), the Borrowers shall cause to be offered to be prepaid in accordance with clauses (b)(vi) and (b)(ix) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Parent Borrower or such Restricted Subsidiary of such Net Proceeds.

(v) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Credit Commitments on the Maturity Date with respect thereto), the Borrowers shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(vi) Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, Revolver Extension Request or any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to any Class of Term Loans then outstanding as directed by the Parent Borrower (on behalf of the applicable Borrowers) (provided that such prepayments may not be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any earlier maturing Classes of Term Loans (except that (I) any Class of Incremental Term Loans, Refinancing Term Loans or Extended Term Loans may specify that one or more other Classes of later maturing Term Loans may be prepaid prior to such Class of earlier maturing Term Loans and (II) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt)); (B) with respect to the applicable Class of Term Loans, each prepayment pursuant to clauses (i) through (iv) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) as directed by the Parent Borrower (on behalf of the applicable Borrowers) (and absent such direction, in direct order of maturity); and (C) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares of such prepayment. If at the time that any prepayment pursuant to Section 2.05(b)(i) or (ii) would be required, a Loan Party is required to prepay, redeem or repurchase or offer to prepay, redeem or purchase any Additional First Lien Indebtedness pursuant to the terms of the documentation governing such Additional First Lien Indebtedness with amounts described in Section 2.05(b)(i) or (ii), then the Borrowers may apply such prepayments described in Section 2.05(b)(i) or (ii) on a pro rata basis to the Term Loans and such Additional First Lien Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and each such Additional First Lien Indebtedness at such time); provided, that the portion of Excess Cash Flow or Net Proceeds otherwise required to make a prepayment hereunder in accordance with Section 2.05(b)(i) or (ii), as applicable, allocated to such Additional First Lien Indebtedness shall not exceed the amount of Excess Cash Flow or Net Proceeds required to be allocated to such Additional First Lien Indebtedness pursuant to the terms thereof, and to the extent the required prepayment of such Additional First Lien Indebtedness is less than pro rata with respect to the Term Loans, any remaining amount shall be allocated to the prepayment of Term Loans in accordance with the terms hereof; provided, further, if the holder of any Additional First Lien Indebtedness declines such prepayment, redemption or purchase of such Additional First Lien Indebtedness owed to it, then the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with, and to the extent required by, the terms hereof.

(vii) The Parent Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment (provided that, in the case of clause (ii) or (iv) of this Section 2.05(b), the Parent Borrower may rescind (or delay the date of prepayment identified in) such notice if such prepayment would have resulted from a refinancing of all or any portion of the applicable Facility or other conditional event, which refinancing or other conditional event shall not be consummated or shall otherwise be delayed). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. Such notice may also specify a portion of such prepayment to come from more than one

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Borrower so long as, in the aggregate, all such separate amounts together equal the full amount of such required prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Parent Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(viii) All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(ix) With respect to each prepayment of Term Loans required pursuant to Section 2.05(b)(i), (ii) or (iv) (other than any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness), (A) each Lender of Term Loans will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one (1) Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (“Declined Proceeds”) (in which case the Borrowers shall not prepay any Term Loans of such Lender on the date that is specified in clause (B) below), (B) the Borrowers will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the Parent Borrower pursuant to Section 2.05(b)(vii) and (C) any Declined Proceeds may be retained by the Parent Borrower and the Restricted Subsidiaries.

(x) In connection with any mandatory prepayments by the Borrowers of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans of the applicable Class or Classes being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurocurrency Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(ix), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment within any Class of Term Loans shall be applied first to Term Loans of such Class that are Base Rate Loans to the full extent thereof before application to Term Loans of such Class that are Eurocurrency Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 3.05.

(xi) Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”), any or all of the Net Proceeds of any Casualty Event relating to a Foreign Subsidiary (“Foreign Casualty Event”) or any or all Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Parent Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow that, in each case, would otherwise be required to be used to make an offer of prepayment pursuant to Sections 2.05(b)(i) or 2.05(b)(ii), is permitted under the applicable local law, such repatriation will be immediately effected and an amount equal to such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten (10) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to, and to the extent required by, this Section 2.05 and (ii) to the extent that the Parent Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Casualty Event or Foreign Subsidiary’s Excess Cash Flow would result in material adverse tax consequences (which, for the avoidance of doubt, includes, but is not limited to, any material tax liability as a result of a deemed dividend pursuant to Section 956 of the Code or a withholding tax) to Holdings, the Parent Borrower, any Subsidiary, any Parent Company

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or, for as long as it owns, directly or indirectly, beneficial ownership of more than 50.0% of the Equity Interests in the Parent Borrower, MCK, such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary and will not be required to be applied to repay Term Loans at the times provided in this Section 2.05. For the avoidance of doubt, nothing in this Agreement shall be construed to require any Subsidiary to repatriate cash.

Section 2.06. Termination or Reduction of Commitments.

(a) Optional. The Parent Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction (unless the Administrative Agent agrees to a shorter period in its discretion), (ii) any such partial reduction shall be in a minimum aggregate amount of $1,000,000, or any whole multiple of $250,000, in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Parent Borrower. Notwithstanding the foregoing, the Parent Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility or other conditional event, which refinancing or other event shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Closing Date Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of Closing Date Term Loans to be made by it on the Closing Date. The Revolving Credit Commitment of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Credit Commitments.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a) Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Term Lenders (i) on the last Business Day of each March, June, September and December, commencing on the last Business Day of the first full fiscal quarter ending after the Closing Date, an aggregate principal amount of Closing Date Term Loans equal to 0.25% of the aggregate principal amount of all Closing Date Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Closing Date Term Loans, the aggregate principal amount of all Closing Date Term Loans outstanding on such date. In the event that any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such other Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

(c) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date that is five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility (although Swing Line Loans may thereafter be reborrowed, in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect).

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Section 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) During the continuance of a Default under Section 8.01(a), the Borrowers shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender under the applicable Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee in Dollars equal to the Applicable Rate with respect to Revolving Credit Loan commitment fees, times the actual daily amount by which the aggregate Revolving Credit Commitments for the applicable Revolving Credit Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility, and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the last Business Day of the first full fiscal quarter ending after the Closing Date, and on the Maturity Date for the Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Closing Fees. (i) The Borrowers agree to pay to the Administrative Agent for the account of each Term Lender on the Closing Date in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, an upfront fee (which may take the form of original issue discount) in an amount equal to 0.25% of the stated principal amount of such Term Lender’s Closing Date Term Loans, payable to such Term Lender from the proceeds of its Closing Date Term Loans as and when funded on the Closing Date. Such fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

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(ii) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, an upfront fee in an amount equal to 0.50% of the stated principal amount of such Revolving Credit Lender’s Revolving Credit Commitments on the Closing Date, payable to such Revolving Credit Lender from the proceeds of the Borrowings to occur on the Closing Date as and when funded on the Closing Date. Such fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(c) Other Fees. The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing (including, but not limited to, as set forth in the Fee Letter and Agency Fee Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).

Section 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.12. Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent in Dollars, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office and in Same Day Funds not later than 2:00 p.m. New York City time on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Parent Borrower (on behalf of itself or on behalf of any other Borrower) or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

(ii) if any Lender failed to make such payment (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan), such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan) forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Parent Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 or in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.14. Incremental Credit Extensions.

(a) Incremental Commitments. The Parent Borrower may at any time and from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be in the same Class as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of term loans (collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments or any Incremental Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (collectively with any Revolving Commitment Increase, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy of such Incremental Loan Request to each of the Lenders.

(b) Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement, except in the case of a Term Loan Increase or a Revolving Commitment Increase. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class or Facility are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Term Lender of such Class shall make a Loan to the Borrowers (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, may be designated as a borrower in respect thereof so long as all obligors under such Incremental Term Commitments are the same as with respect to the Loans hereunder) (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and (ii) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrowers (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, may be designated as a borrower in respect thereof so long as all obligors under such Incremental Revolving Credit Commitments are the same as with respect to the Loans hereunder) (when borrowed, an “Incremental Revolving Credit Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. For the avoidance of doubt, Incremental Term Loans may, but are not required to, have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Parent Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Incremental Commitment, nor will the Parent Borrower have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such Incremental Commitments, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent and, in the case of Incremental Revolving Credit Commitments, each Swing Line Lender and each L/C Issuer, shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments, in each case, to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

or Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments.

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) (x) if the proceeds of such Incremental Commitments are intended to be used in whole or in part to finance an acquisition, Investment or irrevocable repayment, repurchase or redemption of Indebtedness, no Specified Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;

(ii) after giving effect to such Incremental Commitments, the condition set forth in Section 4.02(i) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that if the proceeds of such Incremental Commitments are being used in whole or in part to finance (A) an acquisition or Investment, (x) the reference in Section 4.02(i) to the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute Specified Representations (as conformed for such transactions in lieu of the Transactions) and (y) the reference to “Material Adverse Effect” in the Specified Representations shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in the main transaction agreement governing such acquisition or Investment or (B) an irrevocable repayment, repurchase or redemption of Indebtedness, there shall be no requirement to satisfy the condition set forth in Section 4.02(i);

(iii) [reserved];

(iv) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v)) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v));

(v) the aggregate principal amount of the Incremental Term Loans, Incremental Revolving Credit Commitments and Incremental Equivalent Debt shall not exceed the sum of (A) the greater of (1) $1,080,000,000 and (2) an amount equal to 100% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case determined as of the date of incurrence; plus (B) (1) all voluntary prepayments, repurchases, redemptions and other retirements of any Term Loans, any Credit Agreement Refinancing Indebtedness, any Incremental Equivalent First Lien Debt and any Permitted Refinancings of any of the foregoing (including, in the case of Term Loans (x) prepaid pursuant to Section 2.05(a)(v) or (y) purchased pursuant to open-market purchasers in accordance with Section 10.07(m)) plus (2) all voluntary prepayments of any Revolving Credit Loans accompanied by corresponding voluntary permanent commitment reductions of Revolving Credit Commitments or Incremental Revolving Credit Commitments, any Credit Agreement Refinancing Indebtedness in respect thereof and any Permitted Refinancings of any of the foregoing, as the case may be, in each case, prior to or simultaneous with the Incremental Facility Closing Date (excluding voluntary prepayments, repurchases, redemptions or other retirements of any Indebtedness described in this clause (B) to the extent funded with a contemporaneous incurrence of long-term funded Indebtedness (other than, for the avoidance of doubt, Indebtedness consisting of Revolving Credit Loans or any other revolving credit loans)), plus (C) unlimited amounts (including at any time prior to, or in combination with, the utilization of amounts under clauses (A) and (B) above) so long as, in the case of this clause (C) only, (1) in the case

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

of Incremental Loans secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the First Lien Obligations under this Agreement, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period most recently ended, does not exceed 4.90 to 1.00, (2) in the case of Incremental Loans secured by the Collateral on a junior lien basis with the Liens on the Collateral securing the First Lien Obligations under this Agreement, the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period most recently ended, does not exceed 5.75:1.00, and (3) in the case of unsecured Incremental Loans, either (I) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period most recently ended, does not exceed 6.00:1.00 or (II) the Consolidated Interest Coverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period most recently ended, is not less than 2.00:1.00, in each case, after giving pro forma effect to any acquisition, investment or other specified transaction consummated in connection therewith and all other permitted pro forma adjustments (the amounts under clauses (A) and (B), collectively, the “Free and Clear Incremental Amount” and the amounts under clause (C), the “Incurrence-Based Incremental Amount,” and together with the Free and Clear Incremental Amount, collectively, the “Incremental Cap Amount”); provided that the Parent Borrower may elect to use the Incurrence-Based Incremental Amount prior to the Free and Clear Incremental Amount or any combination thereof in accordance with Section 1.02(h) (and, absent such election, shall be deemed to have used the Incurrence-Based Incremental Amount), and any portion of any Incremental Commitments, Incremental Loans and Incremental Equivalent Debt incurred in reliance on the Free and Clear Incremental Amount shall be reclassified in accordance with Section 1.02(h); and

(vi) such other conditions as the Parent Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent shall agree.

Notwithstanding anything contained herein to the contrary, any condition to the effectiveness of any Incremental Amendment and the funding of any Incremental Commitments (but not, for the avoidance of doubt, any required terms set forth in clause (e) of this Section 2.14), may be omitted or waived solely by the Required Facility Lenders in respect of such Incremental Commitments; provided, that any condition as to the absence of a continuing Specified Default, any condition as to the accuracy of the Specified Representations in connection with an acquisition or an Investment (as conformed for the applicable transactions) and compliance with the Incremental Cap may not be omitted or waived without the consent of the Required Lenders.

For purposes of determining Pro Forma Compliance and any testing of any ratios in the Incurrence-Based Incremental Amount, (a) it shall be assumed that all commitments under any Incremental Revolving Credit Commitments then being established are fully drawn, (b) the cash proceeds of any Incremental Commitments shall be excluded from “net” Indebtedness in determining whether such Incremental Commitments can be incurred (provided that the use of proceeds thereof and any other Pro Forma Adjustments shall be included) and (c) the incurrence (including by assumption or guarantee) of any Indebtedness in respect of the Revolving Credit Facility (and/or any Incremental Revolving Credit Commitments) prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made, shall be disregarded.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Parent Borrower and the applicable Incremental Lenders providing such Incremental Commitments, and except as otherwise set forth herein, to the extent not consistent with (or more favorable, taken as a whole, to the Parent Borrower and its Restricted Subsidiaries than) the Closing Date Term Loans or Revolving Credit Commitments, as applicable, each existing on the Incremental Facility Closing Date, shall be reasonably satisfactory to Administrative Agent (except for covenants and terms that apply solely to any period after the Latest Maturity Date with respect to the Closing Date Term Loans or Revolving Credit Commitments, as applicable, that is in effect on the effective date of such Incremental Amendment) (it being understood that to the extent any financial maintenance covenant is added for the benefit of (A) Incremental Term Loans and Incremental Term Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the effectiveness of such Incremental Amendment or (B) Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of the Revolving Credit Facility that then benefits from a financial maintenance covenant and is remaining outstanding after the effectiveness of such Incremental Amendment). In any event

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(i) the Incremental Term Loans:

(A) shall either be (x) secured by the Collateral on a pari passu or junior lien basis with the First Lien Obligations under this Agreement or (y) unsecured,

(B) subject to the Permitted Earlier Maturity Indebtedness Exception, shall not mature earlier than the Maturity Date of the Closing Date Term Loans,

(C) subject to the Permitted Earlier Maturity Indebtedness Exception, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Closing Date Term Loans,

(D) subject to clause (e)(iii) below, shall have an Applicable Rate and All-In Yield determined by the Parent Borrower and the applicable Incremental Term Lenders and subject to clauses (e)(i)(B) and (e)(i)(C) above, shall have amortization determined by the Parent Borrower and the applicable Incremental Term Lenders, in each case, as set forth in the applicable Incremental Amendment, and

(E) (x) with respect to voluntary prepayments of Term Loans hereunder, the Incremental Term Loans may participate on a pro rata basis or less than or greater than pro rata basis with respect to the Closing Date Term Loans, including as may be specified in the applicable Incremental Amendment and (y) with respect to mandatory prepayments of Term Loans hereunder, the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) with respect to the Closing Date Term Loans, including as may be specified in the applicable Incremental Amendment; provided that, notwithstanding the foregoing, (I) with respect to this clause (y), the Borrowers shall be permitted to allocate mandatory prepayments to any Class of Term Loans on a greater than a pro rata basis as compared to any other Class of Term Loans with a later maturity date than such Class, and (II) this clause (y) shall not apply to mandatory prepayments made pursuant to Section 2.05(b)(iv) on account of Indebtedness incurred under Section 7.03(t);

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans:

(A) shall either be (x) secured by the Collateral on a pari passu or junior lien basis with the First Lien Obligations under this Agreement or (y) unsecured,

(B) shall not mature or provide for mandatory commitment reductions earlier than the Maturity Date of the Revolving Credit Commitments,

(C) shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments, (3) repayments made in connection with any refinancing of Incremental Revolving Credit Commitments, and (4) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis (or, in the case of repayment, on a pro rata basis or less than pro rata basis) with all other Revolving Credit Commitments on the Incremental Facility Closing Date,

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(D) subject to the provisions of Sections 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Incremental Revolving Credit Commitments with a longer maturity date, shall provide that all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments on the Incremental Facility Closing Date (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(E) shall provide that the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis or less than pro rata basis with all other Revolving Credit Commitments existing on the Incremental Facility Closing Date, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class or in connection with any refinancing thereof,

(F) shall provide that assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the Incremental Facility Closing Date,

(G) shall provide that any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date,

(H) shall have an Applicable Rate and All-In Yield determined by the Parent Borrower and the applicable Incremental Revolving Credit Lenders; and

(iii) with respect to any Incremental Term Loans (other than in respect of up to $750,000,000 (the “MFN Trigger Amount”) in an aggregate principal amount of Incremental Term Loans as designated in writing by the Parent Borrower to the Administrative Agent) that are secured by the Collateral on a pari passu with the First Lien Obligations under this Agreement and established on or prior to the date that is 12 months after the Closing Date, if the All-In Yield applicable to such Incremental Term Loans shall exceed the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Closing Date Term Loans by more than 75 basis points per annum (the amount of such excess above 75 basis points per annum, the “Yield Differential”) then the interest rate (together with, as provided in the proviso below, the Eurocurrency or Base Rate floor) with respect to such Closing Date Term Loans shall be increased by the applicable Yield Differential (the “MFN Protection”); provided, that, (A) if any Incremental Term Loans include a Eurocurrency or Base Rate floor that is greater than the Eurocurrency or Base Rate floor applicable to the Closing Date Term Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield for purposes of this clause (iii) but only to the extent an increase in the Eurocurrency or Base Rate floor applicable to the Closing Date Term Loans would cause an increase in the interest rate then in effect thereunder, and (B) any increase in the All-In Yield on the Closing Date Term Loans due to the application of a Eurocurrency or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) the Eurodollar or Base Rate floor applicable to such Closing Date Term Loans (unless the Parent Borrower otherwise elects in its sole discretion);

(f) Incremental Amendment. Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitment shall become Commitments (or in the case of an Incremental Revolving Credit Commitment to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment), under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof (if any), each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or

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Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.14, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Incremental Amendment. The Borrowers (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof) will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) Notwithstanding the foregoing, Incremental Term Commitments and Incremental Revolving Credit Commitments may be established and incurred as a means of effectively extending the maturity or effecting a repricing or a refinancing of, in whole or in part, any Class of Loans, Commitments or Facilities, without utilizing any of the Incremental Cap Amount, without regard to whether an Event of Default has occurred and is continuing and without regard to the minimums set forth in Section 2.14(d)(iv); provided that (i) the Lenders with respect to any Class of Loans, Commitments or Facilities being extended, repriced or refinanced are offered the opportunity to participate in such transaction on a pro rata basis (and on the same terms) and (ii) the principal amount of such Incremental Commitments for such purpose does not exceed the sum of (A) the principal amount of the applicable Class of Loans, Commitments or Facilities effectively being extended, reprised or refinanced, (B) fees and expenses (including any prepayment premium, penalties or other call protection) associated with such extension, repricing or refinancing and (C) fees and expenses (including any OID, upfront fees, commitment fees, amendment fees, arrangement fees, underwriting fees or other fees) related to the establishment and incurrence of such Incremental Term Commitments and Incremental Revolving Credit Commitments, as applicable.

(i) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.15. Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.15 (each, an “Additional Refinancing Lender”) (provided that (i) solely with respect to Other Revolving Credit Commitments and Other Revolving Credit Loans, the Administrative Agent, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Refinancing Lender, unless such Lender or Additional Refinancing Lender is an existing Revolving Credit Lender or any Affiliate or Approved Fund of an existing Revolving Credit Lender, (ii) with respect to Refinancing Term Loans, any Affiliated Lender providing Refinancing Term Loans shall be subject to the same

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restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Other Revolving Credit Commitments), Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class, series or tranche, as selected by the Parent Borrower in its sole discretion, of Term Loans or Revolving Credit Loans (or unused Revolving Credit Commitments or Incremental Revolving Credit Commitments) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Credit Commitments, (C) repayments made in connection with any refinancing of Other Revolving Credit Commitments and (D) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis (or, in the case of repayment, on a pro rata basis or less than pro rata basis) with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(n) and Section 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments existing on the date such Other Revolving Credit Commitments are obtained (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Credit Commitments existing on the date such Other Revolving Credit Commitments are obtained, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class or in connection with any refinancing thereof and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the date such Other Revolving Credit Commitments are obtained.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e) This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

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pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.16. Extension of Term Loans; Extension of Revolving Credit Loans.

(a) Extension of Term Loans. The Parent Borrower may at any time and from time to time request that all or a portion of the Term Loans of any given Class (or series or tranche thereof) selected by it in its sole discretion (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-In Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the All-In Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Parent Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans were amended are repaid in full, unless such optional prepayment is accompanied by at least a pro rata optional prepayment of such Existing Term Loan Tranche; provided, further, that (A) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the Existing Term Loan Tranche from which the Extended Term Loans are amended, and (B) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $10,000,000.

(b) Extension of Revolving Credit Commitments. The Parent Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any given Class (or series or tranche thereof) selected by it in its sole discretion (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) the All-In Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, commitment fees, original issue discount or otherwise)

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may be different than the All-In Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder (except for (I) payments of interest and fees at different rates on such Revolving Credit Commitments (and related outstandings), (II) repayments required upon the maturity date of the any Class of such Revolving Credit Commitments, (III) repayments made in connection with any refinancing of any Class of such Revolving Credit Commitments and (IV) repayment made in connection with a permanent repayment and termination of commitments of Loans with respect to such Existing Revolver Tranche) shall be made on a pro rata basis (or, in the case of repayment of such Extended Revolving Credit Commitments, on a pro rata basis or less than pro rata basis). Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000.

(c) Extension Request. The Parent Borrower shall provide the applicable Extension Request at least three (3) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(d) Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of the condition set forth in Section 4.02(i) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to

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the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Parent Borrower may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Parent Borrower’s sole discretion and as may be waived by the Parent Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.16, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f) This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to L/C Issuers or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Parent Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any Borrower as a result

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of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the Pro Rata Share of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans of that Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. If the allocation described in this clause (iv) cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures satisfactory to such L/C Issuer (in its sole discretion).

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 2.18. Borrower Representative; Joint and Several Obligations of the Borrowers; Release of Subsidiary Borrowers.

(a) Each Borrower hereby designates and appoints the Parent Borrower as its agent, attorney-in-fact and legal representative on its behalf for all purposes, including issuing Committed Loan Notices and Swing Line Loan Notices; delivering Compliance Certificates; giving instructions with respect to the disbursement of the proceeds of the Loans; paying, prepaying and reducing loans, commitments, or any other amounts owing under the Loan Documents; selecting interest rate options; giving, receiving, accepting and rejecting all other notices, consents or other communications hereunder or under any of the other Loan Documents; receiving service of process; and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents; provided, however, that any amounts paid by the Parent Borrower on behalf of another Borrower shall be deemed a payment by such other Borrower. The Parent Borrower hereby accepts such appointment. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Parent Borrower on behalf of one or more Borrowers as a notice or communication from such Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Parent Borrower shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Any action, notice, delivery, receipt, acceptance, approval, rejection or any other undertaking under any of the Loan Documents to be made by the Parent Borrower in respect of the Obligations of any Borrower shall be deemed, where applicable, to be made in the Parent Borrower’s capacity as representative and agent on behalf of the applicable Borrower or Borrowers, and any such action, notice, delivery, receipt, acceptance, approval, rejection or other undertaking shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(b) The Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Loan Document to which any Borrower is a party, without regard to any defense (other than the defense that payment in full has been made or release of a Subsidiary Borrower’s obligations hereunder in accordance with the terms of clauses (c) or (d) below), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and the Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other Person at any time of any right or remedy against the Borrowers or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Request for Credit Extension) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other Person under any other guarantee of, or security for, any of such amounts owing hereunder.

(c) If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Subsidiary Borrower are sold or otherwise transferred to a Person or Persons, none of which is a Loan Party, or such Subsidiary Borrower shall cease to be a Restricted Subsidiary pursuant to a transaction or designation permitted by this Agreement, in each case, such Subsidiary Borrower shall, upon the consummation of such sale or transfer or upon ceasing to be a Restricted Subsidiary, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Parent Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at the Borrowers’ expense, take such actions as are necessary to effect each release described in this clause (c) in accordance with the relevant provisions of the Collateral Documents; provided that no such release shall occur if such Subsidiary Borrower continues to be a guarantor in respect of the Senior Notes or any Subordinated Indebtedness with a principal amount in excess of the Threshold Amount.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) Upon the written request of the Parent Borrower delivered to the Administrative Agent, any Subsidiary Borrower that would otherwise constitute an Excluded Subsidiary (but for its designation as a Borrower) shall be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and the pledge of its Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Parent Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at the Borrowers’ expense, take such actions as are necessary to effect each release described in this clause (d) in accordance with the relevant provisions of the Collateral Documents; provided that no such release shall occur if such Subsidiary Borrower continues to be a guarantor in respect of the Senior Notes or any Subordinated Indebtedness with a principal amount in excess of the Threshold Amount.

ARTICLE 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01. Taxes.

(a) Except as provided in this Section 3.01, any and all payments made by or on account of any Borrower (the term Borrower under Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Law. If a Borrower, any Guarantor or other applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (A) to the extent the Tax in question is an Indemnified Tax, the sum payable by such Borrower or such Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (B) the applicable withholding agent shall make such deductions, (C) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if any Borrower or any Guarantor is the applicable withholding agent, such Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent or Lender.

(b) In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, that arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”), except for such Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Parent Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(c) Each Loan Party agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

manifest error. Notwithstanding anything to the contrary in this Section 3.01(c), no Loan Party shall be required to indemnify any Agent or Lender pursuant to this Section 3.01(c) for any amount to the extent such Agent or Lender fails to notify a Loan Party of such possible indemnification claim within 180 days after such Agent or Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d) (i) Each Lender shall, at such times as are reasonably requested by the Parent Borrower or the Administrative Agent, provide the Parent Borrower and the Administrative Agent with any documentation prescribed by Law certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete or inaccurate in any material respect, deliver promptly to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any documentation pursuant to this clause (d) that such Lender is not legally eligible to deliver.

(ii) Without limiting the foregoing:

(A) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from federal backup withholding.

(B) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(I) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(II) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(III) a United States Tax Compliance Certificate in the form of Exhibit M claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, and two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) or

(IV) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable and to the extent required under this Section 3.01(d)(i) as if such beneficial owner were a Lender hereunder (provided that if the Lender is a partnership and not a participating Lender, and one or more beneficial partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner(s)).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(C) Without limiting the provisions of clause (d)(A) of this Section 3.01, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(ii)(C), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(D) On or before the date on which an Agent becomes a party to this Agreement, (i) if such Agent is a United States person (as defined in Section 7701(a)(3)) of the Code), it shall deliver to the Parent Borrower (and, in the case of an Agent other than the Administrative Agent, the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Agent is exempt from federal backup withholding, and (ii) if such Agent is not a United States person (as defined in Section 7701(a)(3) of the Code), it shall deliver to the Parent Borrower (and, in the case of an Agent other than the Administrative Agent, the Administrative Agent) (A) with respect to fees payable to the Agent for its own account, two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI, and (B) with respect to amounts payable to the Agent for the account of any Lender, two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY certifying that such Agent agrees to be treated as a United States person for purposes of U.S. federal withholding taxes.

(iii) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(d).

(e) Any Lender claiming any additional amounts payable pursuant to this Section 3.01 and Section 3.04(a) shall, if requested by the Parent Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Parent Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(f) If any Lender or Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to Taxes that it deems confidential) to any Borrower or any other person.

(g) For the avoidance of doubt, the term “Lender” for purposes of this Section 3.01 shall include each L/C Issuer and Swing Line Lender and the term “applicable Law” shall include FATCA.

Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate,

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

then, on notice thereof by such Lender to the Parent Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies, or, in the case of Eurocurrency Rate Loans denominated in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Parent Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert all applicable Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03. Inability to Determine Rates. If (a) either the Required Lenders or the Administrative Agent reasonably determine in good faith that for any reason (i) adequate and reasonable means do not exist for determining the applicable Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or (ii) Dollar deposits are not being offered to banks in the applicable offshore interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan or (b) the Required Lenders determine that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Parent Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request, if applicable, into a request for a Borrowing of Base Rate Loan in the amount specified therein.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes, or any Taxes excluded from the definition of “Indemnified Taxes” under exceptions (i) through (v) thereof or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the Eurocurrency Rate Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law, regardless of the date enacted, adopted or issued.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Eurocurrency Rate Loan of each Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurocurrency Rate Loans of any Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Parent Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Parent Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Sections 3.04(a), (b), (c) or (d).

(f) Notwithstanding anything set forth in clauses (a)-(c) of this Section 3.04, any Lender shall be compensated pursuant to this Section 3.04 only if such Lender imposes such costs or charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.

Section 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan of any Borrower on a day prior to the last day of the Interest Period for such Loan; or

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan of such Borrower on the date or in the amount notified by the Parent Borrower, including any loss or expense (excluding loss of anticipated profits or margin) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded; provided, that in the case of Section 3.05(a), if any such Eurocurrency Rate Loan has a Eurocurrency Rate floor, any amount owing by the Borrowers to such Lender shall be reduced by the amount of interest income accrued during the completed portion of the Interest Period at a rate equal to the Eurocurrency Rate floor over the applicable Eurocurrency Rate for such Interest Period.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Parent Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.02, 3.03 or 3.04, the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Parent Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrowers under Section 3.04, the Parent Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Eurocurrency Rate Loan, or, if applicable, to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Parent Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes) or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Parent Borrower may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Parent Borrower in such instance) all of its

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) (or, at the election of the Parent Borrower clause (ii)) or, with respect to a Class vote, clause (iii)) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer (in respect of any applicable Facility only in the case of clause (i) (or, at the election of the Parent Borrower, clause (ii)) or, with respect to a Class vote, clause (iii)), as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrowers owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Borrowers owing to such L/C Issuer relating to the applicable Loans and participations held by the L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) (or, at the election of the Parent Borrower clause (ii)) or, with respect to a Class vote, clause (iii).

(b) Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Parent Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by any Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backup standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Parent Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 3.08. Survival. Each party’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver) of the following conditions precedent, except as otherwise agreed between the Parent Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party:

(i) a Committed Loan Notice in accordance with the requirements hereof;

(ii) executed counterparts of this Agreement;

(iii) each Collateral Document set forth on Schedule 4.01(a)(iii) required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with (subject to Section 6.16):

(A) certificates, if any, representing the Pledged Equity, accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt referred to therein (including the Intercompany Note) indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel); and

(B) copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of Holdings, the Borrowers and each Subsidiary Guarantor that is party to the Security Agreement, covering the Collateral described in the Security Agreement;

(iv) such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates, certificates of incorporation and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) an opinion from (A) Ropes & Gray LLP, New York counsel to the Loan Parties, (B) Smith, Gambrell & Russell, LLP, Georgia counsel to PST Services, LLC, (C) Skelton, Taintor & Abbott, Maine counsel to Change Healthcare Pharmacy Solutions, Inc. and (D) Andrews Kurth Kenyon LLP, Texas counsel to Change Healthcare Correspondence Services, Inc.;

(vi) a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Parent Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit E-2;

(vii) a certificate, dated the Closing Date and signed by a Responsible Officer of the Parent Borrower, confirming satisfaction of the conditions set forth in Section 4.01(g); and

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(viii) the Perfection Certificate, duly completed and executed by the Loan Parties.

(b) The Closing Fees and all fees and expenses due to the Lead Arrangers, the Co-Managers, the Joint Bookrunners and their respective Affiliates required to be paid on the Closing Date and (in the case of expenses) invoiced at least three Business Days before the Closing Date (except as otherwise reasonably agreed by the Parent Borrower) shall have been paid from the proceeds of the initial funding under the Facilities.

(c) The Administrative Agent shall have received reasonably satisfactory evidence that prior to or substantially simultaneously with the initial Credit Extensions the Refinancing has been or will be consummated, including from the proceeds of any Loans hereunder made on the Closing Date.

(d) The Lead Arrangers shall have received the Audited Financial Statements, the Unaudited Financial Statements and the Pro Forma Financial Statements.

(e) The Administrative Agent shall have received at least 3 Business Days prior to the Closing Date all documentation and other information about the Borrowers and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date.

(f) (i) No Material Adverse Effect (as defined in the Contribution Agreement) on the Core MTS Business (as defined in the Contribution Agreement) shall have occurred between June 28, 2016 and the Closing Date and (ii) no Material Adverse Effect (as defined in the Contribution Agreement) on the Echo Business (as defined in the Contribution Agreement) shall have occurred between June 28, 2016 and the Closing Date.

(g) The Contribution shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any Facility on the Closing Date, in accordance with the terms of the Contribution Agreement. The Contribution Agreement shall not have been amended or waived in any material respect by any Investor or any of its Affiliates, nor shall any Investor or any of its Affiliates have given a material consent thereunder, in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any change, amendment, waiver or consent in respect of the definition of “Material Adverse Effect” contained in the Contribution Agreement shall be deemed to be materially adverse to the Lenders).

(h) The Specified Contribution Agreement Representations shall be true and correct in all material respects on the Closing Date, but only to the extent that MCK or Change Parent (or their respective applicable Affiliates) have the right (taking into account any applicable cure provisions) to terminate its (or such Affiliates’) obligations under the Contribution Agreement, or to decline to consummate the Contribution (in each case, in accordance with the terms thereof), as a result of a breach of such representations and warranties.

(i) The Specified Representations shall be true and correct in all material respects on the Closing Date (unless such Specified Representations relate to an earlier date, in which case, such Specified Representations shall have been true and correct in all material respects as of such earlier date).

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 4.02. Conditions to All Credit Extensions After the Closing Date. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Request for Credit Extension in connection with an Incremental Amendment, which shall be governed by Section 2.14(d)) after the Closing Date is subject to the following conditions precedent:

(i) The representations and warranties of each Loan Party set forth in Article 5 and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the Parent Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) (or, in the case of a Request for Credit Extension in connection with an Incremental Amendment, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Borrower, Holdings (solely to the extent applicable to it) and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders that at the time of each Credit Extension (solely to the extent required to be true and correct for such Credit Extension pursuant to Section 2.14 or Article 4, as applicable):

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Parent Borrower), (b)(i) (other than with respect to the Parent Borrower), (c), (d) and (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (b)(ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) (i) The Audited Financial Statements fairly present in all material respects the financial condition of the Core MTS Business (as defined in the Contribution Agreement) and Change Healthcare, in each case as of the dates thereof, and the results of operations of the Core MTS Business (as defined in the Contribution Agreement) and Change Healthcare for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(ii) The Unaudited Financial Statements fairly present in all material respects the financial condition of the Core MTS Business (as defined in the Contribution Agreement) and Change Healthcare, in each case as of the dates thereof, and the results of operations of the Core MTS Business (as defined in the Contribution Agreement) and Change Healthcare for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of the Parent Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, none of the Parent Borrower and its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under the Loan Documents or the Senior Notes Documents, (iii) liabilities reflected in the Audited Financial Statements or Unaudited Financial Statements and (iv) liabilities incurred in the ordinary course of business or consistent with industry practice) that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any of the Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07. [Reserved].

Section 5.08. Ownership of Property; Liens; Real Property.

(a) The Parent Borrower and each of the Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.08 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As of the Closing Date, Schedule 4 to the Perfection Certificate dated as of the Closing Date contains a true and complete list of each Material Real Property owned by the Loan Parties.

Section 5.09. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) each Loan Party and its Restricted Subsidiaries and their respective properties and operations are and, other than any matters which have been finally resolved without further liability or obligation, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and their respective Restricted Subsidiaries;

(b) none of the Loan Parties or their respective Restricted Subsidiaries have received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties or their respective Restricted Subsidiaries nor any of the Real Property owned, leased or operated by any Loan Party or its Restricted Subsidiaries is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Parent Borrower, threatened, under or relating to any Environmental Law;

(c) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities currently or formerly owned, leased or operated by any Loan Party or its Restricted Subsidiaries, or arising out of the conduct of the Loan Parties or their respective Restricted Subsidiaries that would reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Loan Party or its Restricted Subsidiaries or would reasonably be expected to result in any Environmental Liability;

(d) there are no facts, circumstances or conditions arising out of or relating to the Loan Parties or their respective Restricted Subsidiaries or any of their respective operations or any facilities currently or, to the knowledge of the Parent Borrower, formerly owned, leased or operated by any of the Loan Parties or their respective Restricted Subsidiaries, that would reasonably be expected to result in any Environmental Liability; and

(e) the Parent Borrower has made available to the Administrative Agent all environmental reports, studies, assessments, audits, or other similar documents containing information regarding any material Environmental Liability that are in the possession of any Loan Party or its Subsidiary.

Section 5.10. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and the Restricted Subsidiaries have filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable (including in their capacity as a withholding agent), except those that are being contested in good faith by appropriate proceedings diligently conducted. Except as described on Schedule 5.10, there is no proposed Tax deficiency or assessment known to any of the Loan Parties against any of the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.11. ERISA Compliance.

(a) Except as set forth on Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) (i) No ERISA Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; and (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) With respect to each Pension Plan, the adjusted funding target attainment percentage (as defined in Section 430(d)(2) of the Code), as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.12. Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in any Material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such Material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 6 to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Loan Parties in each Material Subsidiary, including the percentage of such ownership.

Section 5.13. Margin Regulations; Investment Company Act.

(a) (i) No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of (x) purchasing or carrying Margin Stock, or (y) extending credit for the purpose of purchasing or carrying Margin Stock, in each case of the foregoing clauses (x) and (y) in a manner that violates Regulation U of the Board of Governors of the United States Federal Reserve System and (ii) no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.14. Disclosure. To the best of the Parent Borrower’s knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information, financial estimates, forward-looking information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading (after giving effect to all updates, modifications and supplements thereto). With respect to projected financial information and pro forma financial information, the Parent Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 5.15. Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date (a) there are no strikes or other labor disputes against the Parent Borrower or any of the Restricted Subsidiaries pending or, to the knowledge of the Parent Borrower, threatened, (b) hours worked by and payment made to employees of the Parent Borrower or any of the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the Parent Borrower and the other Loan Parties have complied with all applicable labor Laws including work authorization and immigration and (d) all payments due from the Parent Borrower or any of the Restricted Subsidiaries on account of employee wages and health and welfare and other benefits insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.16. [Reserved].

Section 5.17. Intellectual Property; Licenses, Etc. The Parent Borrower and the Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Parent Borrower, such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The business of any Loan Party or any of its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is filed and presently pending or, to the knowledge of the Parent Borrower, presently threatened in writing against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, as of the Closing Date, all registrations listed in Schedule 5 to the Perfection Certificate are valid and subsisting, except, in each case, to the extent failure of such registrations to be valid and subsisting would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.18. Solvency. On the Closing Date, after giving effect to the Transactions, the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.19. Subordination of Subordinated Indebtedness. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Subordinated Indebtedness Documentation.

Section 5.20. OFAC; USA PATRIOT Act; FCPA.

(a) To the extent applicable, each of Holdings, the Parent Borrower and the Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b) Neither the Parent Borrower nor any of the Subsidiaries nor, to the knowledge of any Loan Party, any director, officer or employee of the Parent Borrower or any of the Subsidiaries is currently the subject of any Sanctions, nor is the Parent Borrower or any of the Subsidiaries located, organized or resident in any country or territory that is the subject of Sanctions.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Loan Party, indirectly, by any Borrower (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or (ii) for the purpose of financing any activities or business of or with any Person that, at the time of such financing, is the subject of any Sanctions.

Section 5.21. Security Documents.

(a) Valid Liens. Each Collateral Document (other than the Mortgages) delivered pursuant to Section 4.01 and Sections 6.11, 6.13 and 6.16 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, and (x) when financing statements are filed in the filing office specified on Schedule 1(a) to the Perfection Certificate and (y) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents (other than the Mortgages) shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or the taking of possession or control, in each case subject to no Liens other than Liens permitted by Section 7.01.

(b) PTO Filing; Copyright Office Filing. When financing statements are filed in the filing office specified on Schedule 1(a) to the Perfection Certificate and the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to the extent such filings may perfect such interests, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in Patents and Trademarks (each as defined in the Security Agreement) constituting Collateral registered or applied for with the United States Patent and Trademark Office and Copyrights (as defined in the Security Agreement) constituting Collateral registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted by Section 7.01 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect the Collateral Agent’s Lien on registered Patents, Trademarks and Copyrights constituting Collateral acquired by the Loan Parties after the Closing Date).

(c) Mortgages. Upon recording thereof in the appropriate recording office, each Mortgage is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable perfected Liens on, and security interest in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof constituting Collateral, subject only to Liens permitted by Section 7.01 or Liens otherwise consented to by the Collateral Agent and when the Mortgages are filed in accordance with the provisions of Sections 6.11, 6.13 and 6.16 in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.11, 6.13 and 6.16, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof constituting Collateral, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.01 or Liens otherwise consented to by the Collateral Agent.

Notwithstanding anything herein (including this Section 5.21) or in any other Loan Document to the contrary, neither the Parent Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

ARTICLE 6

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Treasury Services Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the Parent Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

Section 6.01. Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender, within one hundred fifty (150) days after the end of the fiscal year ending March 31, 2017, within one hundred thirty-five (135) days after the end of the fiscal year ending March 31, 2018 and within ninety (90) days after the end of each subsequent fiscal year, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit or any “going concern” explanatory paragraph or like qualification (other than resulting from (x) the impending maturity of any Indebtedness, (y) solely with respect to the Term Loans, any actual or prospective default under Section 7.11 or any other financial covenant or (z) solely with respect to the Revolving Credit Facility, a prospective default under Section 7.11 or any other financial covenant);

(b) Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender, within forty-five (45) days (or ninety (90) days in the case of the fiscal quarters ending June 30, 2017, September 30, 2017, December 31, 2017 and June 30, 2018) after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower (commencing with the fiscal quarter ending June 30, 2017), a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, and setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender, no later than one hundred thirty-five (135) days after the end of the fiscal year ending March 31, 2017, within one hundred twenty (120) days after the end of the fiscal year ending March 31, 2018 and within ninety (90) days after the end of each subsequent fiscal year, a detailed consolidated budget for the following fiscal year on a quarterly basis (including a projected consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, (a) with respect to the fiscal year ended March 31, 2017, the annual financial statements required to be furnished shall be limited to: (i) the audited financial statements of the Parent Borrower for the period commencing on the Closing Date and ending on March 31, 2017; (ii) the audited financial statements of Change Healthcare for the periods commencing on (x) January 1, 2016 and ending on December 31, 2016 and (y) January 1, 2017 and ending on February 28, 2017; and (iii) the audited financial statements of the Core MTS Business for the period commencing on April 1, 2016 and ending on February 28, 2017; provided, that notwithstanding the foregoing, at the sole election of the Parent Borrower, the Parent Borrower may satisfy its obligations with respect to the audited financial statements relating to the Core MTS Business for the period specified in this clause (a)(iii) by furnishing the audited financial statements relating to MTI if such audited financial statements relating to MTI are accompanied by an unaudited balance sheet and statement of operations of the Core MTS Business for such period on a stand-alone basis and a schedule or narrative describing at a reasonable level of detail significant differences between the financial information relating to MTI on the one hand, and the financial information relating to the Core MTS Business, on the other hand; (b) quarterly financial statements shall be furnished commencing with fiscal quarter ending June 30, 2017; and (c) comparative presentation of financial statements or financial data shall be furnished commencing with the financial statements furnished for the fiscal quarter ending September 30, 2018 (and not for any prior fiscal periods or financial statements).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Parent Borrower and the Subsidiaries by furnishing (A) the applicable financial statements of any Parent Company or (B) the Parent Borrower’s or any Parent Company’s, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a Parent Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Parent Borrower and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Deloitte LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not be subject to any qualification or exception as to the scope of such audit or any “going concern” explanatory paragraph or like qualification.

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower (or any Parent Company) posts such documents, or provides a link thereto on the website on the Internet at the Parent Borrower’s website address listed on Schedule 6.01; or (ii) on which such documents are posted on the Parent Borrower’s behalf on Debtdomain, Roadshow Access (if applicable) or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:

(i) upon written request by the Administrative Agent, the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution by the Administrative Agent to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent; and

(ii) the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender:

(a) no later than five (5) days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the fiscal quarter ending June 30, 2017), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings, the Parent Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of the Senior Notes Documents or any Subordinated Indebtedness Documentation with a principal amount in excess of the Threshold Amount and, in each case, any Permitted Refinancing thereof, and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections of the Perfection Certificate describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Parent Borrower that identifies each Subsidiary as a Restricted Subsidiary, an Unrestricted Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain, Roadshow Access (if applicable) or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Parent Borrower or its securities) (each, a “Public Lender”). The Parent Borrower hereby agrees to make all Borrower Materials that the Parent Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC.” By designating Borrower Materials as “PUBLIC,” the Parent Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws or is of a type that would be publically available if the Parent Borrower were a public reporting company (as determined by the Parent Borrower in good faith). Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.” The Parent Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 (excluding, for the avoidance of doubt, 6.01(c)) and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) and (iv) notices delivered pursuant to Section 6.03(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal or state securities laws.

The Platform is provided “as is” and “as available.” The Agent-Related Persons do not warrant the adequacy of the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent-Related Person in connection with the Platform.

Section 6.03. Notices. Promptly after a Responsible Officer of the Parent Borrower or Change Healthcare has obtained knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against Holdings, the Parent Borrower or any of its Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document affecting the obligations of any Loan Party.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Parent Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Parent Borrower has taken and proposes to take with respect thereto.

Section 6.04. Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except (x) in a transaction permitted by Sections 7.04 or 7.05 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of (a) (other than with respect to the Parent Borrower) or (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article 7 or clause (a)(y) of this Section 6.05.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.06. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 6.07. Maintenance of Insurance.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) Requirements of Insurance. (i) Use commercially reasonable efforts to ensure that all such insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (the Parent Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) subject to Section 6.16, all such insurance shall, as appropriate, name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable.

(c) Flood Insurance. If any Building or Mobile Home on a Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Parent Borrower shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and as may be otherwise reasonably required by the Administrative Agent necessary to demonstrate compliance with such applicable rules and regulations and (ii) deliver to the Administrative Agent reasonably satisfactory evidence of such compliance. Following the Closing Date, the Parent Borrower shall deliver to the Administrative Agent annual renewals of such flood insurance. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Parent Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination, duly executed and acknowledged by the appropriate Loan Parties, and evidence of flood insurance, as applicable.

Section 6.08. Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and, to the extent applicable, are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Parent Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records, to the extent applicable, in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and the Lenders to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Parent Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Parent Borrower; provided that, only the Administrative Agent, on behalf of the Lenders, may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one (1) such time shall be at the Borrowers’ expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and as often as may be reasonably desired upon reasonable advance notice.

The Administrative Agent and the Lenders shall give the Parent Borrower the opportunity to participate in any discussions with the Parent Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Parent Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes trade secrets and other confidential information that is competitively sensitive in the good faith and reasonable determination of the Parent Borrower, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.11. Additional Collateral; Additional Guarantors. At the Parent Borrower’s expense, take all action either necessary or as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the Parent Borrower, (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 6.14 of an existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i) within sixty (60) days after such formation, acquisition, cessation or designation (or within one hundred and twenty (120) days (or such longer period as set forth in the last sentence of this clause (a)) in the case of any Mortgages on Material Real Property and any documents listed in subsection (f) of the Collateral and Guarantee Requirement), or such longer period (including retroactively) as the Administrative Agent may agree in writing in its discretion, notify the Administrative Agent thereof and:

(A) cause each such Domestic Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) customary joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, Mortgages, a counterpart of the Intercompany Note, each Intercreditor Agreement, if applicable, and other security agreements and documents (including, with respect to such Mortgages, the documents listed in clause (f) of the definition of “Collateral and Guarantee Requirement”), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Domestic Subsidiary (and the parent of each such Domestic Subsidiary that is a Loan Party) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) take and cause each such Domestic Subsidiary and each direct or indirect parent of such Domestic Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and intellectual property security agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period (including retroactively) as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of a customary legal opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request;

(iii) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Material Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession of the Loan Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report or appraisal whose disclosure to the Administrative Agent would require the consent of a Person other than the Loan Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Loan Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained; and

(iv) if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period (including retroactively) as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i), (ii) or (iii) or clause (b) below.

Notwithstanding anything to the contrary in this Section 6.11(a), Section 6.11(b), the Collateral and Guarantee Requirement or any other provision of any Loan Document, with respect to any real property that becomes Material Real Property after the Closing Date, the applicable Loan Party shall not pledge (and shall not be required to pledge) such Material Real Property until (i) at least 45 days have passed since the Parent Borrower has provided written notice to the Administrative Agent and the Lenders of the acquisition of such Material Real Property (provided that, for the avoidance of doubt, the applicable Loan Party shall not be required to pledge such Material Real Property prior to the time set forth in Section 6.11(b)) and (ii) the Administrative Agent has confirmed that flood insurance due diligence and flood insurance compliance in accordance with Section 6.07(c) hereof has been completed.

(b) (i) Subject to the last sentence of Section 6.11(a), not later than one hundred and twenty (120) days after the acquisition by any Loan Party of any Material Real Property as determined by the Parent Borrower (acting reasonably and in good faith) (or such longer period (including retroactively) as the Administrative Agent may agree in writing in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such Material Real Property to be subject to a Lien and Mortgage in favor of the Collateral Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; and (ii) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each such acquired Material Real Property, any existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession of the Loan Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report or appraisal whose disclosure to the Administrative Agent would require the consent of a Person other than the Loan Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Loan Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, (b) obtain, maintain and renew all Environmental Permits necessary for its operations and properties and (c) in each case to the extent the Loan Parties or their respective Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

Section 6.13. Further Assurances. Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, in each case, to the extent required pursuant to the Collateral and Guarantee Requirement. If the Administrative Agent or the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a Mortgage constituting Collateral, the Parent Borrower shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of FIRREA.

Section 6.14. Designation of Subsidiaries. The Parent Borrower may at any time designate any Restricted Subsidiary of the Parent Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Parent Borrower shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 7.11 (it being understood that if no Test Period cited in Section 7.11 has passed, the covenant in Section 7.11 for the first Test Period cited in such Section shall be satisfied as of the last four quarters ended) if then in effect and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes Documents or any Subordinated Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the fair market value of the Parent Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Parent Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Parent Borrower’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 6.15. Maintenance of Ratings. In respect of the Parent Borrower, use commercially reasonable efforts to (i) cause the Term Loans to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

Section 6.16. Post-Closing Covenants. Except as otherwise agreed by the Administrative Agent in its sole discretion, the Parent Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.16, if any, within the time periods set forth therein (or such longer time periods (including retroactively) as determined by the Administrative Agent in its sole discretion); it being understood and agreed that, notwithstanding anything to the contrary contained herein or in any other Loan Document, no Loan Party shall be required to deliver such documents, instruments or agreements, or take such actions, prior to the dates set forth on Schedule 6.16 (or such longer time periods (including retroactively) as determined by the Administrative Agent in its sole discretion).

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 6.17. Use of Proceeds. The proceeds of the Closing Date Term Loans received on the Closing Date, together with the proceeds of the Senior Notes, shall be used to fund the Transactions and to fund cash to the Borrowers’ balance sheet. The proceeds of the Revolving Credit Loans on the Closing Date will be used to finance (a) OID and upfront fees required to be funded under the “market flex” provisions of the Fee Letter and OID in connection with the issuance of the Senior Notes or any other Securities (as defined in the Fee Letter) undertaken to finance the Transactions, (b) the Transactions and Transaction Expenses (including to fund OID or upfront fees in connection with the Facilities not required to be funded under the “market flex” provisions of the Fee Letter), (c) working capital needs and (d) the cash collateralization of any letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date; provided that amounts described in the preceding clause (b) shall not exceed $100,000,000 in the aggregate. After the Closing Date, the proceeds of the Revolving Credit Loans and Swing Line Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including transactions permitted by Article VII. The Letters of Credit shall be used solely to support obligations of the Parent Borrower and its Subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including transactions permitted by Article VII (it being understood and agreed that Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Closing Date agreeing to become L/C Issuers under this Agreement) or for other general corporate purposes).

Section 6.18. Changes in Nature of Business. The Parent Borrower shall not, nor shall the Parent Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof (as determined by the Parent Borrower in good faith).

Section 6.19. Accounting Changes. The Parent Borrower shall not make any change in its fiscal year; provided, however, that the Parent Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE 7

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Treasury Services Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date:

Section 7.01. Liens. Neither the Parent Borrower nor the Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness (including any related guarantee of Indebtedness), on any asset or property of the Parent Borrower or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing, or provided for under binding contracts existing, on the Closing Date (provided that any such Lien securing obligations in excess of $10,000,000 shall be listed on Schedule 7.01(b)), and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) Liens for Taxes that are not overdue for a period of more than thirty (30) days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Parent Borrower in good faith);

(d) statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Parent Borrower in good faith);

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Parent Borrower or any of the Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor title defects affecting Real Property, and any exceptions on the final Mortgage Policies issued in connection with the Mortgaged Properties, that do not in the aggregate materially interfere with the ordinary conduct of the business of the Parent Borrower or the Restricted Subsidiaries, taken as a whole;

(h) Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Parent Borrower and the Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances, bank guarantees or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(l) Liens (i) on cash advances or Cash Equivalents in favor of the seller (or its representative or agent) of any property to be acquired in a Permitted Investment or an Investment permitted pursuant to Section 7.06 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens (i) in favor of the Parent Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of any Borrower or any Subsidiary Guarantor;

(n) any interest or title (and all encumbrances and other matters affecting such interest or title) of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Parent Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Parent Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Parent Borrower or any of the Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender;

(v) Liens on property of any Restricted Subsidiary that is not a Loan Party and that does not constitute Collateral, which Liens secure Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 7.03;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than improvements, accessions, dividends, distributions, proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(g), (m) or (u);

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business, taken as a whole, complies and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Parent Borrower and the Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modifications, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (u), (w), (cc), (dd) or this clause (aa) of this Section 7.01; provided that: (a) such new Lien will be limited to all or part of the same property that was subject to the original Lien (plus improvements, accessions, dividends, distributions, proceeds or products thereof and after-acquired property), (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under such clauses (u), (w), (cc), (dd) or this clause (aa) at the time the original Lien became a permitted Lien hereunder, plus (ii) any accrued and unpaid interest on the Indebtedness being so modified refinanced, extended, replaced, refunded or renewed, plus (iii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), penalties or similar amounts related to such modification, refinancing, refunding, extension, renewal or replacement (including with respect to such new Indebtedness) and (c) the renewal, extension or refinancing of the obligations (to the extent constituting Indebtedness) secured or benefited by such Liens (including any increase in principal amount) is permitted by Section 7.03;

(bb) deposits of cash with the owner or lessor of premises leased and operated by the Parent Borrower or any of its Subsidiaries in the ordinary course of business to secure the performance of the Parent Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(cc) Liens with respect to property or assets of the Parent Borrower or any of the Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding not to exceed the greater of (i) $250,000,000 and (ii) 25% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case determined as of the date of incurrence;

(dd) Liens to secure Indebtedness permitted under Sections 7.03(g), 7.03(q), 7.03(s) and 7.03(t) (other than Indebtedness permitted under 7.03(g)(ii)(C), Incremental Equivalent Unsecured Debt, Permitted Unsecured Ratio Debt and Permitted Unsecured Refinancing Debt); provided that, to the extent applicable, the holders (or the representative of the holders) of such Indebtedness becomes party to (i) if

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the First Lien Obligations under this Agreement, the First Lien Intercreditor Agreement (other than in the case of Credit Agreement Refinancing Indebtedness in the form of loans under this Agreement) and (ii) if such Indebtedness is secured by the Collateral on a junior priority basis to the Liens securing the First Lien Obligations under this Agreement, the Junior Lien Intercreditor Agreement;

(ee) Liens on vehicles or equipment of the Parent Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business;

(ff) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(gg) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(hh) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(ii) (i) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business, and (ii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code;

(jj) Liens on cash and Cash Equivalents that are earmarked to be used to defease, redeem, satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be defeased, redeemed, satisfied or discharged, (b) such Liens extend solely to such cash and/or Cash Equivalents (and any interests or other income thereon) and the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be defeased, redeemed, satisfied or discharged, and (c) the defeasance, redemption, satisfaction or discharge of such Indebtedness is not prohibited by this Agreement;

(kk) Liens in connection with a sale and leaseback transaction under Section 7.05(m) covering the property subject to such sale and leaseback transaction;

(ll) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted under this Agreement;

(mm) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, trustee, escrow agent or arrangers thereof);

(nn) Liens with respect to property or assets of the Parent Borrower or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount at the time of incurrence of such Liens not to exceed the Available RP Capacity Amount; and

(oo) Liens securing any Permitted Refinancing directly or indirectly permitted under Section 7.03(ff) that are secured by Liens on the same assets as the assets securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended by such Permitted Refinancing, plus improvements, accessions, dividends, distributions, proceeds or products thereof and after-acquired property.

Section 7.02. [Reserved].

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 7.03. Indebtedness. Neither the Parent Borrower nor any of the Restricted Subsidiaries shall create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to any Indebtedness, except:

(a) Indebtedness of any Loan Party under (i) the Loan Documents, (ii) the Senior Notes Documents in an aggregate outstanding principal amount under this clause (ii) not to exceed $1,000,000,000 and (iii) in the case of clause (ii), any Permitted Refinancing thereof;

(b) Indebtedness outstanding on the Closing Date and, with respect to any such Indebtedness in an aggregate outstanding principal amount in excess of $10,000,000, listed on Schedule 7.03(b); provided that any such Indebtedness advanced by any Loan Party to any Subsidiary that is not a Loan Party shall be evidenced by an Intercompany Note and any such Indebtedness advanced by any Subsidiary that is not a Loan Party to any Loan Party shall be subordinated in right of payment to the Loans in accordance with the terms of an Intercompany Note to the extent such subordination is permitted by applicable Law and does not result in material adverse tax consequences;

(c) Guarantees by the Parent Borrower and any Restricted Subsidiary in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee (other than Guarantees by a Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party) of the Senior Notes or any Indebtedness of a Loan Party constituting Subordinated Indebtedness with a principal amount in excess of the Threshold Amount shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary (or issued or transferred to any Parent Company which is substantially contemporaneously transferred to the Parent Borrower or any Restricted Subsidiary); provided that all such Indebtedness advanced by any Loan Party to any Person that is not a Loan Party shall be evidenced by an Intercompany Note and any such Indebtedness advanced by any Person that is not a Loan Party to any Loan Party shall be subordinated in right of payment to the Loans in accordance with the terms of an Intercompany Note to the extent such subordination is permitted by applicable Law and does not result in material adverse tax consequences;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease, expansion, installation or improvement of a fixed or capital asset incurred by the Parent Borrower or any Restricted Subsidiary prior to or within 365 days after the acquisition, construction, repair, replacement, lease, expansion, installation or improvement of the applicable asset in an aggregate principal amount, together with any Permitted Refinancing thereof (but without giving effect to any increase in principal amount permitted under clause (a) of the proviso to the definition of “Permitted Refinancing”), not to exceed the greater of (A) $315,000,000 and (B) 30% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case determined at the time of incurrence, at any time outstanding, (ii) Attributable Indebtedness and other Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(m) and (iii) any Permitted Refinancing of any of the foregoing;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Parent Borrower’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Parent Borrower or any Restricted Subsidiary incurred or assumed in connection with any acquisition; provided that after giving pro forma effect to such acquisition and the incurrence or assumption of such Indebtedness, the aggregate principal amount of such Indebtedness does not exceed (i) $200,000,000 at any time outstanding under this Section 7.03(g)(i) (when taken together with

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

any Permitted Refinancing thereof (but without giving effect to any increase in principal amount permitted under clause (a) of the proviso to the definition of “Permitted Refinancing”)) plus (ii) an unlimited amount of such Indebtedness so long (A) if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the First Lien Obligations under this Agreement, either (1) the Consolidated First Lien Net Leverage Ratio as of the last day of the Test Period most recently ended (calculated on a Pro Forma Basis) would not exceed the Consolidated First Lien Net Leverage Ratio immediately prior thereto or (2) the Parent Borrower could incur at least $1.00 of Permitted First Lien Ratio Debt, (B) if such Indebtedness is secured by the Collateral on a junior basis to the First Lien Obligations under this Agreement, either (1) the Consolidated Secured Net Leverage Ratio as of the last day of the Test Period most recently ended (calculated on a Pro Forma Basis) would not exceed the Consolidated Secured Net Leverage Ratio immediately prior thereto or (2) the Parent Borrower could incur at least $1.00 of Permitted Junior Secured Ratio Debt or (C) if such Indebtedness is not secured by the Collateral (including all Indebtedness of Restricted Subsidiaries that are not Loan Parties), either (1) the Consolidated Interest Coverage Ratio as of the last day of the Test Period most recently ended (calculated on a Pro Forma Basis) would be greater than or equal to the Consolidated Interest Coverage Ratio immediately prior thereto, (2) the Consolidated Total Net Leverage Ratio as of the last day of the Test Period most recently ended (calculated on a Pro Forma Basis) would not exceed the Consolidated Total Net Leverage Ratio immediately prior thereto or (3) the Parent Borrower could incur at least $1.00 of Permitted Unsecured Ratio Debt; provided that, the principal amount of such Indebtedness incurred (but not assumed) pursuant to this clause (g) by a Restricted Subsidiary that is not a Loan Party does not exceed in the aggregate at any time outstanding the greater of (x) $375,000,000 and (y) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case determined at the time of incurrence; provided, further, that any Indebtedness incurred (but not assumed) pursuant to this clause (g) shall (w) have a maturity date that is not earlier than the Maturity Date for the Closing Date Term Loans at the time such Indebtedness is incurred (in each case, subject to the Permitted Earlier Maturity Indebtedness Exception), (x) have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Closing Date Term Loans (in each case, subject to the Permitted Earlier Maturity Indebtedness Exception), (y) if such Indebtedness is secured by the Collateral on a junior basis to the Liens securing the First Lien Obligations under this Agreement, be subject to the Junior Lien Intercreditor Agreement and, if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the First Lien Obligations under this Agreement, be subject to the First Lien Intercreditor Agreement and (z) in the case of such Indebtedness in the form of term loans secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens on the Collateral securing the First Lien Obligations under this Agreement, be subject to the MFN Protection (but subject to the MFN Trigger Amount exception to such MFN Protection) as if such Indebtedness were an Incremental Term Loan; provided, further, that any Indebtedness incurred pursuant to this clause (g) may be in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clauses (w) and (x) of the third proviso in this definition so long as (I) such credit facility includes customary “rollover” provisions and (II) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clauses (w) and (x) above).

(h) Indebtedness representing deferred compensation to employees of the Parent Borrower (or any Parent Company) or any of the Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Parent Borrower or any of the Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective Immediate Family Members or permitted transferees, to finance the purchase or redemption of Equity Interests of the Parent Borrower or any Parent Company permitted by Section 7.06;

(j) Indebtedness incurred by the Parent Borrower or any of the Restricted Subsidiaries in an acquisition or any other Investment not prohibited hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

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(k) Indebtedness consisting of obligations of the Parent Borrower or any of the Restricted Subsidiaries under deferred purchase price or other similar arrangements incurred by such Person in connection with an acquisition or any other Investment not prohibited hereunder;

(l) obligations in respect of Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and other cash management arrangements;

(m) (i) Indebtedness of the Parent Borrower or any of the Restricted Subsidiaries in an aggregate outstanding principal amount (together with any Permitted Refinancing thereof (but without giving effect to any increase in principal amount permitted under clause (a) of the proviso to the definition of “Permitted Refinancing”)) that at the time of, and after giving effect to, the incurrence thereof, would not exceed (i) the greater of (A) $375,000,000 and (B) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), and (ii) Indebtedness of the Parent Borrower or any of the Restricted Subsidiaries in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed 200% of the cumulative amount of the net cash proceeds and Cash Equivalent proceeds from the sale of Equity Interests (other than Excluded Contributions, proceeds of Disqualified Equity Interests, Designated Equity Contributions or sales of Equity Interests to the Parent Borrower or any of its Subsidiaries) of the Parent Borrower or any Parent Company after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Parent Borrower that has been Not Otherwise Applied;

(n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) (i) Indebtedness incurred by the Parent Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days following such drawing or incurrence and (ii) the incurrence of Indebtedness by the Parent Borrower or any Restricted Subsidiary as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons incurred in the ordinary course of business;

(p) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) Indebtedness issued or incurred by a Borrower or a Subsidiary Guarantor (x) and secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the First Lien Obligations under this Agreement (“Incremental Equivalent First Lien Debt”), (y) and secured by the Collateral on a junior Lien basis to the First Lien Obligations under this Agreement (“Incremental Equivalent Junior Debt”) or (z) and not secured by the Collateral (“Incremental Equivalent Unsecured Debt”), in an aggregate principal amount under this clause (q), when aggregated with the principal amount of Incremental Term Loans and Incremental Revolving Credit Commitments incurred pursuant to Section 2.14(d)(v), not to exceed the Incremental Cap Amount (it being understood and agreed that for purposes of this clause (q), references in Section 2.14(d)(v)(C) to Incremental Loans shall instead be deemed references to Incremental Equivalent First Lien Debt, Incremental Equivalent Junior Debt or Incremental Equivalent Unsecured Debt, as applicable); provided that such Indebtedness shall (i) have a maturity date that is after the Maturity Date of the Closing Date Term Loans at the time such Indebtedness is incurred (subject to the Permitted Earlier Maturity Indebtedness Exception) (provided that Incremental Equivalent Debt consisting

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of a customary bridge facility shall not be subject to this clause (i) so long as the long-term Indebtedness in which any such customary bridge facility is to be converted satisfies this clause (i)), (ii) have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the Closing Date Term Loans (subject to the Permitted Earlier Maturity Indebtedness Exception) (provided that Incremental Equivalent Debt consisting of a customary bridge facility shall not be subject to this clause (ii) so long as the long-term Indebtedness in which any such customary bridge facility is to be converted satisfies this clause (ii)), (iii) (A) if such Indebtedness is secured by the Collateral on a junior Lien basis with the First Lien Obligations under this Agreement, be subject to the Junior Lien Intercreditor Agreement and, (B) if the Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the First Lien Obligations under this Agreement, be subject to the First Lien Intercreditor Agreement, (iv) have terms, provisions and documents (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) that either, at the option of the Parent Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Parent Borrower in good faith); provided that if any Previously Absent Financial Maintenance Covenant that is in effect prior to the Latest Maturity Date of the Revolving Credit Facility that then benefits from a financial maintenance covenant is added for the benefit of any Incremental Equivalent Debt, such Previously Absent Financial Maintenance Covenant shall also be applicable to the Revolving Credit Facility that then benefits from a financial maintenance covenant or (y) if not consistent with the terms of the Closing Date Term Loans, not be materially more restrictive to the Parent Borrower (when taken as a whole) (as determined by the Parent Borrower in good faith) to the Parent Borrower than the terms and conditions of the Closing Date Term Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the Closing Date Term Loans at the time of incurrence of such Indebtedness and it being understood that for purposes of this clause (y), to the extent any financial maintenance covenant is added for the benefit of such Indebtedness, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Indebtedness), (v) in the case of Incremental Equivalent First Lien Debt in the form of term loans, be subject to the MFN Protection (but subject to the MFN Trigger Amount exception to such MFN Protection) as if such Indebtedness were an Incremental Term Loan and (vi) be subject to the conditions set forth in Section 2.14(d)(i);

(r) Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(s) Permitted Ratio Debt;

(t) Credit Agreement Refinancing Indebtedness;

(u) Indebtedness of Restricted Subsidiaries that are not Loan Parties in an aggregate outstanding principal amount (together with any Permitted Refinancing thereof (but without giving effect to any increase in principal amount permitted under clause (a) of the proviso to the definition of “Permitted Refinancing”)) that at the time of, and after giving effect to, the incurrence thereof, would not exceed (i) the greater of (A) $375,000,000 and (B) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis);

(v) Indebtedness of Foreign Subsidiaries in an aggregate principal amount (together with any Permitted Refinancing thereof (but without giving effect to any increase in principal amount permitted under clause (a) of the proviso to the definition of “Permitted Refinancing”)) that at the time of, and after giving effect to, the incurrence thereof, would not exceed 10% of the Total Assets of the Foreign Subsidiaries on a consolidated basis as shown on the Parent Borrower’s most recent balance sheet;

(w) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(x) Indebtedness arising from Permitted Intercompany Activities;

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(y) Indebtedness of the Parent Borrower or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with the trustee, agent or other Person acting in a similar capacity with respect to any Indebtedness to irrevocably satisfy and discharge such Indebtedness in accordance with the terms thereof;

(z) Indebtedness of the Parent Borrower or any Restricted Subsidiary assumed in connection with any acquisition; provided that (i) such Indebtedness is not incurred in contemplation of such acquisition and (ii) after giving pro forma effect to such acquisition and the assumption of such Indebtedness, the Parent Borrower is in compliance with the financial covenant set forth in Section 7.11 (whether or not then in effect);

(aa) guarantees incurred in the ordinary course of business, other than for borrowed money, in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners;

(bb) Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms of this Agreement;

(cc) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken in the ordinary course of business;

(dd) Indebtedness of the Parent Borrower or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(ee) Indebtedness in an aggregate principal amount at the time of incurrence thereof not to exceed the Available RP Capacity Amount;

(ff) Permitted Refinancings of any Indebtedness under Sections 7.03(b), (g), (m), (q), (s), (u), (v), (z), (ee) and this clause (ff); and

(gg) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ff) above.

Section 7.04. Fundamental Changes. Neither the Parent Borrower nor any of the Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Parent Borrower (including a merger, the purpose of which is to reorganize the Parent Borrower into a new jurisdiction); provided that the Parent Borrower shall be the continuing or surviving Person and such merger does not result in the Parent Borrower ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, and (ii) any Subsidiary may liquidate or dissolve or the Parent Borrower or any Subsidiary may change its legal form (x) if the Parent Borrower determines in good faith that such action is in the best interest of the Parent Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets

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or business not otherwise disposed of or transferred as a Permitted Investment (other than any disposition or transfer made in reliance on clause (f) of the definition of “Permitted Investments”) or in accordance with Sections 7.05 or 7.06 or, in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Borrower or a Guarantor will remain a Borrower or a Guarantor unless such Borrower or Guarantor is otherwise permitted to cease being a Borrower or a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Parent Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party;

(d) so long as no Default exists or would result therefrom, the Parent Borrower may merge or consolidate with any other Person; provided that (i) the Parent Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Parent Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Parent Borrower under this Agreement and the other Loan Documents to which the Parent Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each other Loan Party, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty (or, in the case of a Subsidiary Borrower, its obligations hereunder) shall apply to the Successor Company’s obligations under the Loan Documents, (D) each other Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (E) if requested by the Administrative Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, and (F) the Parent Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Parent Borrower under this Agreement;

(e) any Restricted Subsidiary may merge or consolidate with any other Person or Dispose of all or substantially all of its assets to another Person in order to effect a Permitted Investment or an Investment permitted under 7.06; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, shall not be prohibited by this Section 7.04; and

(g) the Parent Borrower and its Subsidiaries may consummate (i) the Transactions and (ii) Permitted Intercompany Activities.

Section 7.05. Dispositions. Neither the Parent Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, make any Disposition, except:

(a) Dispositions of (i) obsolete, damaged, worn out or surplus equipment, inventory or other property or assets, whether now owned or hereafter acquired, (ii) any property and assets held for sale or no longer used or useful in the conduct of the business of the Parent Borrower and the Restricted Subsidiaries, (iii) assets not associated with the core or principal business of the Parent Borrower and its Restricted

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Subsidiaries as of the Closing Date, or no longer economically practicable or commercially reasonable to maintain (in each case, as determined in good faith by the management of the Parent Borrower), and (iv) assets and property for purposes of charitable contributions or similar gifts to the extent such assets and property are not material to the ability of the Parent Borrower and the Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b) Dispositions of inventory or goods held for sale and immaterial assets (including allowing any registrations or any applications for registration of any immaterial intellectual property to lapse or go abandoned in the ordinary course of business), in each case, in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Parent Borrower or any Restricted Subsidiary;

(e) to the extent constituting Dispositions, (i) Permitted Investments (other than any Permitted Investment made under clause (f) of such definition) and (ii) transactions permitted by Sections 7.01, 7.04 (other than Section 7.04(f)) and 7.06;

(f) Dispositions listed on Schedule 7.05(f);

(g) Dispositions of Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower or any of the Restricted Subsidiaries (ii) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement, and (iii) Dispositions of intellectual property (x) that do not materially interfere with the business of the Parent Borrower or the Restricted Subsidiaries or (y) to the extent that the Parent Borrower or any of the Restricted Subsidiaries receives a license or other ownership rights to use such intellectual property;

(i) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(j) Dispositions of property; provided that, with respect to any Disposition pursuant to this clause (j) (other than a Required Divestiture), the Parent Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (e) (f), (k), (m), (o), (p), (q), (r)(i), (r)(ii), (u), (v) and (dd) and, to the extent relating to any of the foregoing clauses, (aa) and (oo)); provided, however, that for the purposes of this clause (j), the following shall be deemed to be cash:

(A) any liabilities (including Indebtedness), as shown on the Parent Borrower’s (or the Restricted Subsidiaries’, as applicable) most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Parent Borrower’s or the Restricted Subsidiaries’ balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Parent Borrower, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are (i) assumed by the transferee with respect to the applicable Disposition (or a third party in connection with such transfer) and for which the Parent Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (ii) satisfied, cancelled or terminated in connection with the transaction (other than intercompany debt owed to the Parent Borrower or the Restricted Subsidiaries) or (iii) otherwise cease to be liabilities of the Parent Borrower or a Restricted Subsidiary in connection with the transaction (other than intercompany debt owed to the Parent Borrower or a Restricted Subsidiary),

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(B) any securities, notes or other obligations or assets received by the Parent Borrower or the applicable Restricted Subsidiary from such transferee (including earnouts and similar obligations) in the form of Cash Equivalents or that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the applicable Disposition, or by their terms are required to be satisfied for cash or Cash Equivalents within 180 days following the closing of the applicable Disposition, and

(C) aggregate non-cash consideration received by the Parent Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined, at the Parent Borrower’s option, either at the time of contractually agreeing to such Disposition or at the closing of the applicable Disposition for which such non-cash consideration is received, in either case, without giving effect to subsequent changes in value) not to exceed the greater of $270,000,000 and 25% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis and, at the Parent Borrower’s option, either at the time of contractually agreeing to such Disposition or at the closing of the applicable Disposition for which such non-cash consideration is received) at any time outstanding (net of any non-cash consideration converted into cash and Cash Equivalents);

(k) Dispositions of accounts receivable, or participations therein, or Securitization Assets or related assets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are Securitization Assets, in each case in connection with any Qualified Securitization Facility;

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business or in a bankruptcy or similar proceeding;

(m) Dispositions of property pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Closing Date pursuant to this clause (m) shall not exceed the greater of $200,000,000 and 20% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in each case determined as of the date of such Disposition;

(n) any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Parent Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Parent Borrower;

(o) any issuance, sale or Disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents, except to the extent such cash and/or Cash Equivalents consist of proceeds from the sale of the assets of such Unrestricted Subsidiary) or a Restricted Subsidiary which owns one or more Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents, except to the extent such cash and/or Cash Equivalents consist of proceeds from the sale of the assets of such Unrestricted Subsidiary) so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such Unrestricted Subsidiaries;

(p) the unwinding of any Swap Contract pursuant to its terms;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

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(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(s) Permitted Intercompany Activities and related transactions;

(t) any Disposition of property or assets in any transaction or series of related transactions with an aggregate fair market value of less than $60,000,000;

(u) foreclosures, condemnation, expropriation, forced dispositions, eminent domain or any similar action with respect to assets;

(v) [reserved];

(w) [reserved];

(x) [reserved];

(y) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(z) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(aa) the issuance or sale of any Equity Interests of the Parent Borrower to Holdings;

(bb) [reserved];

(cc) any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make a Restricted Payment pursuant to Section 7.06(p)(ii); and

(dd) Dispositions of property and assets, the fair market value of which does not exceed $80,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the succeeding two calendar years);

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (d), (e), (i), (l), (o), (p), (q), (r), (s), (u), (y), (z), (aa) and (cc)) shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06. Restricted Payments. Neither the Parent Borrower nor any of the Restricted Subsidiaries shall declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Parent Borrower, and other Restricted Subsidiaries of the Parent Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Parent Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Parent Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

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(c) Restricted Payments made in connection with the Transactions (including (x) payment of the Echo Purchase Price (as defined in the Contribution Agreement) and (y) repayment of the MCK Promissory Note (as defined in the Contribution Agreement) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any Parent Company to permit payment by such Parent Company of such amounts));

(d) so long as no Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower and the Restricted Subsidiaries may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio as of the last day of the Test Period most recently ended (calculated on a Pro Forma Basis) is less than or equal to 5.00 to 1.00;

(e) to the extent constituting Restricted Payments, the Parent Borrower and the Restricted Subsidiaries may enter into and consummate transactions constituting Permitted Investments (other than clauses (e), (n) or (z) of the definition thereof) or transactions expressly permitted by any provision of Sections 7.04 or 7.08 (other than Sections 7.08(e), (n), (s) and (u));

(f) repurchases or withholdings of Equity Interests in the Parent Borrower (or any Parent Company) or any Restricted Subsidiary deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price, or payments in respect of withholding or similar taxes payable upon exercise of stock options, warrants or other equity-based awards;

(g) the Parent Borrower and each Restricted Subsidiary may pay (or make Restricted Payments to allow the Parent Borrower or any Parent Company to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Parent Borrower or any Parent Company) from any future, present or former employee, officer, director, manager, members of management, independent contractor or consultant (or their respective Controlled Investment Affiliates or Immediate Family members or permitted transferees) of such Restricted Subsidiary (or the Parent Borrower or any Parent Company) or any of its Subsidiaries pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement and including, for the avoidance of doubt, the payment of any principal and interest payable on any Indebtedness issued by such Restricted Subsidiary, the Parent Borrower or any Parent Company in connection with such repurchase, retirement or other acquisition) with any employee, manager, director, officer, member of management, independent contractor or consultant (or their respective Controlled Investment Affiliates or Immediate Family members or permitted transferees) of such Restricted Subsidiary (or the Parent Borrower or any Parent Company) or any of its Subsidiaries, including any Equity Interest rolled over by management, directors or employees of the Parent Borrower, any of its Subsidiaries or any Parent Company in connection with the Transactions; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $50,000,000 in any calendar year (which shall increase to $100,000,000 subsequent to the consummation of a Qualified IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $80,000,000 in any calendar year or $160,000,000 subsequent to the consummation of a Qualified IPO, respectively); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) to the extent contributed to the Parent Borrower, the net cash proceeds received from the sale of Equity Interests (other than Disqualified Equity Interests or Designated Equity Contributions) of the Parent Borrower or any Parent Company, in each case to any future, present or former members of management, managers, directors, employees, officers, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family members or permitted transferees) of the Parent Borrower, any of its Subsidiaries or any Parent Company that occurs after the Closing Date, to the extent net cash proceeds from the sale of such Equity Interests have been Not Otherwise Applied; plus

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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(ii) the amount of any cash bonuses otherwise payable to members of management, employees, directors, officers, managers, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Parent Borrower, any of its Subsidiaries or any Parent Company that are foregone in exchange for the receipt of Equity Interests of the Parent Borrower or any Parent Company pursuant to any deferred compensation plan of such company; plus

(iii) the net cash proceeds of key man life insurance policies received by the Parent Borrower or any of the Restricted Subsidiaries; less

(iv) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i), (ii) and (iii) of this Section 7.06(g);

and provided that the Parent Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (i), (ii) and (iii) above in any calendar year and provided, further, that (x) cancellation of Indebtedness owing to the Parent Borrower or any Restricted Subsidiary from any future, present or former employees, directors, officers, managers, members of management, independent contractors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Parent Borrower, any Parent Company or any of the Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent Borrower or any Parent Company and (y) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof, payments in lieu of the issuance of fractional Equity Interests, or withholding of withholding or similar taxes payable in connection therewith, in the case of each of clauses (x) and (y), will not be deemed to constitute a Restricted Payment for purposes of Section 7.06 or any other provision of this Agreement;

(h) the Parent Borrower may make Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (h) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been converted to, cash or Cash Equivalents)) not to exceed (x) the greater of (i) $375,000,000 and (ii) 35% of Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Restricted Payments, plus (y) the portion, if any, of the Cumulative Credit on such date that the Parent Borrower elects to apply to this paragraph so long as, in the case of this clause (y) and in the case of a Restricted Payment (other than a Restricted Investment), no Event of Default has occurred and is continuing or would result therefrom; provided that the amount available under this Section 7.06(h) shall be reduced, without duplication, on a dollar-for-dollar basis by the Available RP Capacity Amount utilized to incur Liens and Indebtedness under Section 7.01(nn) or Section 7.03(ee) (in each case, as provided in the definition of the Available RP Capacity Amount and whether or not still outstanding) to the extent such Liens or Indebtedness, as applicable, were incurred in reliance on any Available RP Capacity Amount based solely on the availability under this Section 7.06(h);

(i) the Parent Borrower may make Restricted Payments to any Parent Company:

(i) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Parent Borrower and the Restricted Subsidiaries and, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of the Parent Borrower and the Restricted Subsidiaries;

(ii) the proceeds of which shall be used by such Parent Company to pay, in each case without duplication:

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(A) franchise, excise and similar taxes, and other fees and expenses, required to maintain its corporate or legal existence; and

(B) (1) for any taxable period (including, for the avoidance of doubt, any “reviewed year” as defined in Section 6225(d)(1) of the Code as in effect for tax years beginning after December 31, 2017) for which the Parent Borrower is treated as, or is disregarded as an entity separate from, a partnership (solely for purposes of clause (x), other than a partnership that is wholly owned, directly and/or indirectly, by a Parent Company that is a corporation) for U.S. federal income tax purposes, (x) distributions to the equity holders of the Parent Borrower or any Parent Company pursuant to Section 8.02(a) of the LLC Agreement; and (y) without duplication of any amounts distributable under clause (B)(1)(x) above or clause (B)(2) below, any liability of a Parent Company for (a) any “imputed underpayment” under Section 6225 of the Code as in effect for tax years beginning after December 31, 2017, or (ii) interest and penalties payable by such Parent Company pursuant to Section 6233 of the Code as in effect for tax years beginning after December 31, 2017; and (2) for any taxable period (x) for which the Parent Borrower is treated as, or is disregarded as an entity separate from a corporation for U.S. federal income tax purposes and the Parent Borrower and/or its Subsidiaries are, for U.S. federal, state, local and/or non-U.S. income or similar tax purposes, members of a consolidated, combined, unitary or similar tax group (a “Tax Group”) of which a Parent Company is the common parent, (y) for which the Parent Borrower is disregarded as an entity separate from a Parent Company that is a corporation for U.S. federal income tax purposes, or (z) for which the Parent Borrower is treated as, or is disregarded as an entity separate from, a partnership that is wholly owned, directly or indirectly, by a Parent Company that is a corporation for U.S. federal income tax purposes, the portion of any income or similar taxes of such Tax Group (or, in the case of clause (y) or clause (z), of any U.S. federal and applicable state and/or local income or similar taxes of such Parent Company) for such taxable period attributable to the taxable income of the Parent Borrower and/or its applicable Subsidiaries; provided that, with respect to this clause (2), for each taxable period, (i) the amount of such payments in the aggregate does not exceed the amount that the Parent Borrower and its applicable Restricted Subsidiaries (and, to the extent permitted below, its applicable Unrestricted Subsidiaries) would have been required to pay if they were a stand-alone corporate Tax Group with the Parent Borrower as the common parent of such stand-alone Tax Group, and (ii) the amount of such payments in respect of any Unrestricted Subsidiary will be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Parent Borrower or any Restricted Subsidiary for the purpose of paying such taxes;

(iii) [reserved];

(iv) to finance any Investment or acquisition that constitutes a Permitted Investment or is otherwise permitted under this Section 7.06 if such Parent Company were subject to this Section 7.06; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment or acquisition and (B) such Parent Company shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Parent Borrower or any Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Parent Borrower or any Restricted Subsidiary in order to consummate such Investment or acquisition, in each case, subject to any applicable requirements of Section 6.11;

(v) the proceeds of which shall be used to pay customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors, managers and employees of any Parent Company and any payroll, social security or similar taxes thereof, to the extent such salaries, bonuses, severance, indemnities and other benefits are attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any other Parent Company to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering by Holdings (or any other Parent Company);

(vii) to the extent constituting Restricted Payments, to permit payment by such Parent Company of amounts that would be permitted to be paid by the Parent Borrower under Section 7.08 (other than Section 7.08(e) or (n));

(viii) to permit payment by such Parent Company of fees and expenses related to any unsuccessful equity or debt offering of any Parent Company;

(ix) to permit payment by such Parent Company of amounts payable pursuant to the Investor Management Agreement, solely to the extent such amounts are not paid directly by the Parent Borrower or its Subsidiaries;

(x) to permit payment by such Parent Company of cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent Borrower or any Parent Company;

(xi) [reserved];

(xii) to permit payment by such Parent Company of Excluded Contract Amounts (other than Specified TMA Payments); and

(xiii) to permit payment by such Parent Company of amounts payable pursuant to the Transaction Documents;

(j) (i) payments made or expected to be made by the Parent Borrower or any of the Restricted Subsidiaries (including dividends to any Parent Company to permit payment by such Parent Company of such amounts) in respect of required withholding or similar non-US Taxes with respect to any future, present or former employee, director, officer, member of management, manager, independent contractor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and (ii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Parent Borrower or any Parent Company or any Restricted Subsidiary in connection with such Person’s purchase of Equity Interests of the Parent Borrower or any Parent Company; provided that no cash is actually advanced pursuant to this clause (ii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(k) the Parent Borrower or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any acquisition not prohibited hereunder and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(l) after a Qualified IPO and so long as no Event of Default has occurred and is continuing or would result therefrom, (i) any Restricted Payment by the Parent Borrower or any Parent Company to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments not to exceed up to the sum of (A) up to 6% per annum of the net proceeds received by (or contributed to) the Parent Borrower or any of the Restricted Subsidiaries from such Qualified IPO and (B) an aggregate amount per annum not to exceed 5% of Market Capitalization; provided that the amount available under this Section 7.06(l)(ii) shall be reduced, without duplication, on a dollar-for-dollar basis by the Available RP Capacity Amount utilized to incur Liens and Indebtedness under Section 7.01(nn) or Section 7.03(ee) (in each case, as provided in the definition of the Available RP Capacity Amount and whether or not still outstanding) to the extent such Liens or Indebtedness, as applicable, were incurred in reliance on any Available RP Capacity Amount based solely on the availability under this Section 7.06(l)(ii);

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(m) [reserved];

(n) distributions or payments of Securitization Fees;

(o) the distribution, by dividend or otherwise, of any Equity Interests in, or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary by, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents, except to the extent such cash and/or Cash Equivalents consist of proceeds from the sale of the assets of such Unrestricted Subsidiary) or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries; provided that such Restricted Subsidiary owns no assets other than Equity Interests of such Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents, except to the extent such cash and/or Cash Equivalents consist of proceeds from the sale of the assets of such Unrestricted Subsidiary);

(p) Restricted Payments that are made in (i) an amount equal to the amount of Excluded Contributions previously received and the Parent Borrower elects to apply under this clause (p) or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied;

(q) [reserved];

(r) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement;

(s) payments and distributions to dissenting stockholders pursuant to applicable Law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Parent Borrower and the Restricted Subsidiaries taken as a whole that complies with the terms of this Agreement or pursuant any other transaction (including any acquisition or Investment) that complies with the terms of this Agreement;

(t) the payment of dividends, other distributions and other amounts by the Parent Borrower to, or the making of loans to, any Parent Company in the amount required for such Parent Company to, if applicable, pay amounts equal to amounts required for any Parent Company, if applicable, to pay interest and/or principal (including AHYDO “catch-up payments”) on Indebtedness, (A) the proceeds of which have been contributed to the Parent Borrower or any Restricted Subsidiary or (B) that has been guaranteed by, or is otherwise considered Indebtedness of, the Parent Borrower or any Restricted Subsidiary incurred in accordance with this Agreement; provided that the aggregate amount of such dividends, distributions, loans and other amounts in the case of clause (A) shall not exceed the amount of the proceeds contributed to the Parent Borrower from the incurrence of such Indebtedness; and

(u) Restricted Payments (including dividends or distributions to any Parent Company to permit payment by such Parent Company of such amounts) contemplated by the Contribution Agreement as in effect on the Closing Date (or as amended and replaced thereafter so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Parent Borrower to the Lenders when taken as a whole, as compared to the Contribution Agreement as in effect on the Closing Date) that are (a) made on or prior to the first anniversary of the Closing Date in an amount not to exceed $175,000,000 or (b) on account of tax refunds required to be forwarded or reimbursed pursuant to Section 6.03 of the Contribution Agreement.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

For the avoidance of doubt, this Section 7.06 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness (including, for the avoidance of doubt, any Subordinated Indebtedness) of the Parent Borrower or any Restricted Subsidiary permitted to be incurred under the terms of this Agreement.

Section 7.07. [Reserved].

Section 7.08. Transactions with Affiliates. The Parent Borrower shall not, nor shall the Parent Borrower permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent Borrower involving aggregate payments or consideration in excess of $60,000,000, other than: (a)(i) any transactions among the Parent Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of a Permitted Investment or any transaction permitted under Section 7.06 and (ii) any merger, consolidation or amalgamation of the Parent Borrower and any Parent Company; provided that such merger, amalgamation or consolidation is otherwise consummated in compliance with the terms of this Agreement, (b) on terms that are not materially less favorable to the Parent Borrower or such Restricted Subsidiary as would be obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined in good faith by the Parent Borrower), (c) (i) the Transactions and the payment of Transaction Expenses as part of or in connection with the Transactions (including any Restricted Payment made in connection with the Transactions or used to fund amounts owed to Affiliates and Equity Holders (including Restricted Payments to any Parent Company to permit payment by such Parent Company of such amounts)) and (ii) any transactions and payments contemplated by, and the performance by the Parent Borrower or any Restricted Subsidiary of any other obligations under, the Transaction Documents, including any Restricted Payment made in connection with such transactions or used to fund amounts owed to Affiliates (including Restricted Payments to any Parent Company to permit payment by such Parent Company of such amounts), (d) the payment of (i) so long as no Specified Default has occurred and is continuing, management, monitoring, consulting, transaction, termination and advisory fees pursuant to the Investor Management Agreement and related indemnities and reasonable expenses, and (ii) indemnification and similar amounts to, and reimbursement of expenses to, the Investors and their officers, directors, employees and affiliates, in each case with respect to this clause (ii), approved by, or pursuant to arrangements approved by, the Board of Directors; (e) Restricted Payments permitted under Section 7.06 (including any transaction specifically excluded from the definition of the term “Restricted Payments” as set forth in the proviso thereto) and Permitted Investments, (f) (i) employment and severance arrangements between the Parent Borrower and the Restricted Subsidiaries and their (or any Parent Company’s) respective future, present or former officers, directors, managers, members of management, independent contractors, consultants and employees (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees) and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business, (ii) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, officers, directors, managers, consultants or independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees) of the Parent Borrower, any Parent Company or any of the Restricted Subsidiaries, or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business and (iii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees) of the Parent Borrower, any Parent Company or any of the Restricted Subsidiaries, (g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, future, current or former directors, managers, officers, members of management, employees, independent contractors and consultants (or their respective Controlled Investment Affiliates or Immediate Family Members or any permitted transferees) of the Parent Borrower and the Restricted Subsidiaries (or any Parent Company) in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries, (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto or replacement thereof to the extent such an amendment or replacement is not adverse to the Lenders in any material respect (as determined in good faith by the Parent Borrower) when taken as a whole as compared to the applicable agreement as in effect on the Closing Date, (i) payments by the Parent Borrower and any of the Restricted Subsidiaries, including payments to any of the Investors,

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made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the Parent Borrower in good faith, (j) payments by the Parent Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any Parent Company to the extent attributable to the ownership or operation of the Parent Borrower and its Subsidiaries, but only to the extent permitted by Section 7.06(i)(ii), (k) the issuance, sale or transfer of (i) Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or any Parent Company to any Person and the granting and performing of customary rights (including registration rights) in connection therewith, and any contribution to the capital of the Parent Borrower and (ii) directors’ qualifying shares and shares issued to foreign nationals as required by applicable law, (l) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility or any related transaction effected in order to consummate a financing contemplated by a Qualified Securitization Facility or a financing related thereto, (m) (i) Permitted Intercompany Activities and related transactions and (ii) any payments by the Parent Borrower and the Restricted Subsidiaries made pursuant to any Tax Agreement, (n) (i) transactions with a Person that is an Affiliate of the Parent Borrower (other than an Unrestricted Subsidiary) solely because the Parent Borrower or any Restricted Subsidiary owns Equity Interests in such Person and (ii) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of the Parent Borrower, any Restricted Subsidiary or any Parent Company, (o) transactions pursuant to, or contemplated by, the Echo Connect Option Agreement, (p) transactions permitted by, and complying with, the provisions of Section 7.04, (q) transactions undertaken in good faith (as determined by the Parent Borrower) for the purposes of improving the consolidated tax efficiency of the Parent Borrower and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement so long as any such transactions, taken as a whole, are not materially disadvantageous to the Lenders in the good faith judgment of the Parent Borrower, (r) transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium, (s) transactions in which the Parent Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Parent Borrower or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis, (t) the existence of, or the performance by the Parent Borrower or any of the Restricted Subsidiaries of its obligations under the terms of, any equityholders, investor rights or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any Parent Company) is a party as of the Closing Date and any amendment thereto and any similar agreements which it (or any Parent Company) may enter into thereafter; provided, that the existence of, or the performance by the Parent Borrower or any of the Restricted Subsidiaries (or such Parent Company) of obligations under any future amendment to any such existing agreement or arrangement or under any similar agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (t) to the extent that the terms of any such amendment or new agreement or arrangement are not otherwise, when taken as a whole, more disadvantageous in any material respect in the good faith judgment of the Parent Borrower to the Lenders than those in effect on the Closing Date, (u) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Parent Borrower and the Restricted Subsidiaries, in the reasonable determination of the Parent Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (v) Indebtedness or the grant or award of Disqualified Stock and other Equity Interests (and cancellation of any thereof) of the Parent Borrower, any Parent Company and any Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary (including, in each case, any payments with respect thereof) to any future, current or former employee, director, officer, manager, member of management, independent contractor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members or permitted transferees) of the Parent Borrower, any of its Subsidiaries or any Parent Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Parent Borrower in good faith; (w) (i) investments by Permitted Holders or Affiliates in securities or Indebtedness of the Parent Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders or Affiliates in connection therewith) so long as the investment is being offered by the Parent Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments and other transactions to (or with) Permitted Holders or Affiliates in respect of

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

securities or Indebtedness of the Parent Borrower or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Parent Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness, (x) payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business (including, without limitation, any cash management activities related thereto), (y) any lease entered into between the Parent Borrower or any Restricted Subsidiary, as lessee or lessor, and any Affiliate of the Parent Borrower, as lessor or lessee, and transactions pursuant to that lease, which lease is approved by the Parent Borrower in good faith, (z) intellectual property licenses in the ordinary course of business, (aa) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to equityholders of the Parent Borrower or any Parent Company pursuant to any equityholders agreement, registration rights agreement or similar agreement and (bb) (i) pledges and other transfers of Equity Interests in Unrestricted Subsidiaries and (ii) any transactions with an Affiliate in which the consideration paid consists solely of Equity Interests of the Parent Borrower or a Parent Company.

Section 7.09. Burdensome Agreements. The Parent Borrower shall not, nor shall the Parent Borrower permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to the Parent Borrower or any Subsidiary Borrower or Subsidiary Guarantor or to make or repay intercompany loans and advances to the Parent Borrower or any Subsidiary Borrower or Subsidiary Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Parent Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Parent Borrower; (iii) represent Indebtedness of a Restricted Subsidiary of the Parent Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures (or its members) to the extent constituting Permitted Investments or other Investments permitted under Section 7.06 and relating solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise not prohibited hereby so long as such restrictions relate solely to the assets subject thereto, (viii) comprise of customary restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), (g), (m), (q), (s) and (t), and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xii) arise in connection with cash or other deposits constituting Permitted Investments or permitted under Sections 7.01 or 7.06 and limited to such cash or deposit, (xiii) are customary restrictions contained in the Senior Notes Documents or any Permitted Refinancing thereof, (xiv) are negative pledges and restrictions on Liens with respect to the assets of Holdings (other than the Equity Interests of the Parent Borrower), (xv) are restrictions required by applicable Law; (xvi) are restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Parent Borrower or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Parent Borrower or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Parent Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; (xvii) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Parent

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Borrower, no more restrictive with respect to the Parent Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Parent Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder or ability to grant Liens to the Collateral Agent under the Loan Documents; (xviii) are customary restrictions and conditions contained in documents relating to any Lien so long as (A) such Lien is permitted under Section 7.01 and such restrictions or conditions relate only to the specific asset subject to such Lien and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.09 or ability to grant Liens to the Collateral Agent under the Loan Documents; (xix) are restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Parent Borrower are necessary or advisable to effect such Qualified Securitization Facility and relate solely to Securitization Assets subject to such Qualified Securitization Facility; and (xx) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xx) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent Borrower, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 7.10. [Reserved].

Section 7.11. Financial Covenant. Except with the written consent of the Required Revolving Credit Lenders, the Parent Borrower will not permit the Consolidated First Lien Net Leverage Ratio as of the last day of a Test Period (commencing with the Test Period ending June 30, 2017) to exceed 7.50 to 1.00 (provided that the provisions of this Section 7.11 shall not be applicable to any such Test Period if on the last day of such Test Period the aggregate principal amount of Revolving Credit Loans, Swing Line Loans and/or Letters of Credit (excluding (a) up to $100,000,000 of Letters of Credit and (b) other Letters of Credit which have been Cash Collateralized or backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer) that are issued and/or outstanding is equal to or less than 35% of the Revolving Credit Facility). In the event that any Accounting Change shall occur which would have resulted in the covenant contained in this Section 7.11 not having been set at the same cushion to Consolidated EBITDA for the most recent Test Period then ended prior to such Accounting Change, then such covenant shall be recalculated to maintain such cushion; provided that, for the avoidance of doubt, and notwithstanding the foregoing, in no event shall the covenant be adjusted to a level below 7.50 to 1.00.

Section 7.12. [Reserved].

Section 7.13. Limitation on Amendments to Subordinated Indebtedness. The Parent Borrower shall not, nor shall it permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders, as determined in good faith by the Parent Borrower, any term or condition of any Subordinated Indebtedness having an aggregate outstanding principal amount greater than the Threshold Amount (other than as a result of any Permitted Refinancing in respect thereof) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that no amendment, modification or change of any term or condition of any Subordinated Indebtedness permitted by any subordination provisions set forth in the applicable Subordinated Indebtedness or any other stand-alone subordination agreement in respect thereof shall be deemed to be materially adverse to the interests of the Lenders.

Section 7.14. Permitted Activities. Holdings shall not engage in any material operating or business activities; provided that the following and activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of Parent Borrower and its other Subsidiaries and activities incidental thereto, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the Senior Notes Documents, any other Indebtedness, the Investor Management Agreement and the Transactions (including the Transaction Documents), (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, payment of dividends and making contributions to the capital of the Parent Borrower, (vi) incurrence of debt and guaranteeing the obligations of the Parent Borrower and its other Subsidiaries, (vii) participating in tax, accounting and other administrative matters as owner of the Parent Borrower

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and its other Subsidiaries, (viii) holding any cash or property (but not operate any property), (ix) providing indemnification to officers, managers and directors, (x) organizational activities incidental to Permitted Acquisitions or similar Investments consummated by the Parent Borrower and its other Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Acquisitions or similar Investments, (xi) repurchases of Indebtedness through open market purchases and Dutch auctions and (xii) any activities incidental to the foregoing.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Any Borrower, any Restricted Subsidiary or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in Section 6.03(a) (provided that subsequent delivery of a notice to the Administrative Agent by a Responsible Officer of a Borrower of the occurrence of a Default shall cure any Event of Default for failure to provide a notice under Section 6.03(a) (unless a Responsible Officer of any Borrower had actual knowledge that such default had occurred and was continuing and reasonably should have known in the course of his or her duties the failure to provide such notice would constitute an Event of Default) and any other Event of Default arising from such Event of Default for failure to provide any such notice under Section 6.03(a)), 6.05(a) (solely with respect to the Parent Borrower) or Article 7; provided that a Default as a result of a breach of Section 7.11 or a breach of a financial maintenance covenant under any Incremental Revolving Credit Loan or any revolving facility that constitutes Credit Agreement Refinancing Indebtedness (a “Financial Covenant Event of Default”) is subject to cure pursuant to Section 8.05; provided, further, that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”); or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Parent Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Parent Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount greater than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness having an outstanding aggregate principal amount greater than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to

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become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or indemnities as to which the insurer or indemnitor has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Sections 7.04 or 7.05) or as a result of acts or omissions by any Agent or any Lender or the satisfaction in full of all the Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Treasury Services Agreements), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral (other than as a result of repayment in full of the Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Treasury Services Agreements) and termination of the Aggregate Commitments); or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke or rescind any Loan Document (other than as a result of repayment in full of the Obligations (other than (i) contingent indemnification obligations not then due and (ii) Obligations under Secured Hedge Agreements and Treasury Services Agreements) and termination of the Aggregate Commitments); or

(j) Change of Control. There occurs any Change of Control; or

(k) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Sections 4.01, 6.11, 6.13, 6.16 or the Security Agreement shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction not prohibited under this Agreement) ceases to create a valid and perfected Lien, with the priority required by the Collateral Documents and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (x) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates

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actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and (y) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(l) ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect.

Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, any Letters of Credit and L/C Credit Extensions):

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Parent Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under Section 8.01(f) or (g), any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstances referred to in any such clause (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Section 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to any Intercreditor Agreements then in effect, be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(g), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers as applicable. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 8.05. Parent Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02, if the Parent Borrower determines that an Event of Default under the covenant set forth in Section 7.11 has occurred or may occur, during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending ten (10) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter (the “Cure Expiration Date”), the Investors may make a Specified Equity Contribution to Holdings (a “Designated Equity Contribution”), and the amount of the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds are actually received by the Parent Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Parent Borrower) (or from any other contribution to capital on terms reasonably satisfactory to the Administrative Agent) during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending on the Cure Expiration Date. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any baskets or other amounts other than the amount of the Consolidated EBITDA for the purpose of Section 7.11. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Designated Equity Contribution by the Parent Borrower in an amount necessary to cure any Event of Default under the covenant set forth in Section 7.11, such covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with such covenant and any Event of Default under such covenant (and any

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other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, and (B) from and after the date that the Parent Borrower delivers a written notice to the Administrative Agent that it intends to exercise its cure right under this Section 8.05 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the covenant set forth in Section 7.11 (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Designated Equity Contribution having been designated; provided that the Borrowers shall not be permitted to borrow Revolving Credit Loans or Swing Line Loans or make any request for an L/C Credit Extension until and unless (x) the Designated Equity Contribution has been received by Holdings or (y) all such Defaults and Event of Defaults (or the restrictions contained in this proviso) shall have been waived in accordance with the terms of this Agreement.

(b) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution is made, (ii) no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Parent Borrower to be in Pro Forma Compliance with Section 7.11 for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 7.11 for the fiscal quarter with respect to which such Designated Equity Contribution was made; provided that to the extent such proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent fiscal quarter.

ARTICLE 9

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each of the Secured Parties (by acceptance of the benefits of the Collateral Documents) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring,

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holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, subagents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(d) Each Lender and each other Secured Party (by acceptance of the benefits of the Collateral Documents) hereby (i) acknowledges that it has received a copy of the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements to the extent then in effect, and (iii) authorizes and instructs the Collateral Agent to enter into each Intercreditor Agreement as Collateral Agent and on behalf of such Lender or Secured Party.

(e) Except as provided in Sections 9.02, 9.09, 9.11 and 9.14, the provisions of this Article 9 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Parent Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 9.02. Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding the foregoing, neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or

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Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent or Collateral Agent (as applicable) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

Section 9.04. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Parent Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, Letters of Credit and L/C Credit Extensions) in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person.

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Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting or expanding the obligation of any Loan Party to do so) acting as an Agent, pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that any obligation to indemnify an L/C Issuer pursuant to this Section 9.07 shall be limited to Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties and without limiting or expanding their obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.08. Agents in Their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent Borrower and its respective Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent, Swing Line Lender or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Parent Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Parent Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, Bank of America and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, Swing Line Lender or an L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity. Any successor to Bank of America as the Administrative Agent or the Collateral Agent shall also have the rights attributed to Bank of America under this Section 9.08.

Section 9.09. Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Parent Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Parent Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Parent Borrower, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Parent Borrower at all times other than during the existence of a Specified Default (which consent of the Parent Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Parent Borrower, in the case of a removal may appoint, with the consent of the Parent Borrower (in the case of a resignation) at all times other than during the existence of a Specified Default (which consent of the Parent Borrower shall not be unreasonably withheld or delayed), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent

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and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated (provided that the retiring Administrative Agent or Collateral Agent shall continue to be subject to Section 10.08). After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article 9 and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Parent Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents (provided that the retiring Administrative Agent or Collateral Agent shall continue to be subject to Section 10.08). After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.09 shall also constitute its resignation as L/C Issuer and Swing Line Lender pursuant to Section 10.07(k). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

Section 9.10. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative

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Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11. Collateral and Guaranty Matters. Each Agent and Lender (including in its capacity as a counterparty to a Secured Hedge Agreement or Treasury Services Agreement) and each other Secured Party by its acceptance of the Collateral Documents irrevocably agrees:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit (or if such Letters of Credit have been backstopped by letters of credit reasonably satisfactory to the applicable L/C Issuers or deemed reissued under another agreement reasonably satisfactory to the applicable L/C Issuers), (ii) at the time the property subject to such Lien is disposed or to be disposed as part of or in connection with any disposition permitted hereunder or under any other Loan Document to any Person other than

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a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent such asset constitutes an Excluded Asset or (v) if the property subject to such Lien is owned by a Subsidiary Borrower or Subsidiary Guarantor, upon release of such Subsidiary Borrower or Subsidiary Guarantor from its obligations under the Loan Documents pursuant to clause (c) below;

(b) that upon the request of the Parent Borrower, the Administrative Agent and the Collateral Agent may release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(u) or (w) (in the case of clause (w), to the extent required by the terms of the obligations secured by such Liens) pursuant to documents reasonably acceptable to the Administrative Agent;

(c) that (i) any Subsidiary Borrower shall be automatically released from its obligations under the Loan Documents in accordance with, and at the times set forth in, Sections 2.18(c) or (d) and (ii) any Subsidiary Guarantor shall be automatically released from its obligations under the Loan Documents in accordance with, and at the times set forth in, Section 11.10;

(d) at the sole option of the Parent Borrower, Holdings or any existing entity constituting “Holdings” shall be released from its obligations under the Guaranty if such entity ceases to be the direct parent of the Parent Borrower as a result of a transaction or designation permitted pursuant to the definition thereof and otherwise permitted hereunder, subject to the assumption of all obligations of “Holdings” under the Loan Documents by such other Subsidiary of Holdings that directly owns 100% of the issued and outstanding Equity Interests in the Parent Borrower pursuant to the definition thereof and satisfaction of the Collateral and Guarantee Requirement by such Subsidiary; provided that 100% of the Equity Interests of the Parent Borrower shall be pledged to the Collateral Agent to secure the Obligations;

(e) the Collateral Agent and the Administrative Agent may, without any further consent of any Lender, and are hereby authorized to, enter into (i) a First Lien Intercreditor Agreement with the collateral agent or other representatives of holders of Indebtedness permitted under Section 7.03 that is intended to be secured on a pari passu basis (but without regard to the control of remedies) with the Liens securing the First Lien Obligations under this Agreement and/or (ii) a Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.03 that is intended to be secured on a junior basis to the Liens securing the First Lien Obligations under this Agreement, in each case, where such Indebtedness is secured by Liens permitted under Section 7.01. The Collateral Agent and the Administrative Agent may rely exclusively on a certificate of a Responsible Officer of the Parent Borrower as to whether any such other Liens are permitted. Any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement entered into by the Collateral Agent or the Administrative Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Borrower or Subsidiary Guarantor from its obligations under the Loan Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly upon the request of the Parent Borrower (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Parent Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Parent Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Subsidiary Borrower or Subsidiary Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 9.11 (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Parent Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent. For the avoidance of doubt, no release of Collateral, Subsidiary Borrowers or Subsidiary Guarantors effected in the manner permitted by this Section 9.11 shall require the consent of any holder of obligations under Secured Hedge Agreement or any Treasury Services Agreements.

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Section 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint bookrunner,” “joint lead arranger,” or “co-manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Withholding Tax Indemnity. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Parent Borrower pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Parent Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” for purposes of this Section 9.13 shall include each L/C Issuer and Swing Line Lender.

Section 9.14. Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

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(c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments reasonably acceptable to it promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (1) any amendment or waiver contemplated in clauses (g) or (i) below shall only require the consent of such Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable (and not the Required Lenders) and (2) any amendment or waiver contemplated by clauses (b) or (c) below shall only require the consent of such Loan Party and the Lenders expressly set forth therein (and not the Required Lenders); provided, further, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.07 or 2.08 (other than pursuant to Section 2.08(b)) with respect to payments to any Lender without the written consent of such Lender (it being understood that the waiver of any Default or Event of Default or the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio,” “Consolidated Total Net Leverage Ratio,” “Consolidated Interest Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);

(c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) to any Lender without the written consent of such Lender (it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio,” “Consolidated Interest Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that only the consent of (i) the Required Lenders shall be necessary to amend the definition of “Default Rate,” (ii) the Required Lenders or, with respect to any Default Rate payable in respect of the Revolving Credit Facility, the Required Revolving Credit Lenders, shall be necessary to waive any obligation of the Borrowers to pay interest at the Default Rate and (C) the Swing Line Lender shall be necessary to waive any obligation of the Borrowers to pay interest at the Default Rate payable in respect to the Swing Line Facility;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) change any provision of Sections 8.04 or 10.01 or the definition of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby;

(e) other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) (1) waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities, (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facility or (3) amend, waive or otherwise modify Section 7.11 or the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof (but only to the extent of any such component definition’s effect on the definition of “Consolidated First Lien Net Leverage Ratio” for the purposes of Section 7.11) or waive any Default or Event of Default resulting from the failure to perform or observe the covenant contained in Section 7.11 (including any waiver of Default or Event of Default solely with respect to the Revolving Credit Facility or Facilities with respect to Revolving Credit Commitments pursuant to Section 6.01(a)), in each case, without the written consent of the Required Facility Lenders under the applicable Revolving Credit Facility or Facilities with respect to Revolving Commitments (such Required Facility Lenders shall consent together as one Facility); provided, however, that the amendments, waivers and other modifications described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under the applicable Revolving Credit Facility or Facilities with respect to Revolving Commitments;

(h) amend, waive or otherwise modify the portion of the definition of “Interest Period” that provides for one, two, three or six month intervals to automatically allow intervals in excess of six months, without the written consent of each Lender directly and adversely affected thereby; or

(i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 (but not the conditions to implementing Incremental Term Loans or Incremental Revolving Credit Commitments pursuant to Section 2.14(d)(v) and Section 2.14(e)) with respect to Incremental Term Loans and Incremental Revolving Credit Commitments, under Section 2.15 with respect to Refinancing Term Loans and Other Revolving Credit Commitments and under Section 2.16 with respect to Extended Term Loans or Extended Revolving Credit Commitments and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments (and in the case of multiple Facilities which are affected, with respect to any such Facility, such Required Facility Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (i) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments, as the case may be;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Issuance Request relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

above, affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Parent Borrower so long as the obligations of the Revolving Credit Lenders are not affected thereby; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes; and (vi) any amendment or waiver of any provision of the Agency Fee Letter, or any consent to any departure by any Loan Party therefrom, shall only require the written consent of the Administrative Agent and the Parent Borrower. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Indebtedness, as expressly contemplated by the terms of such First Lien Intercreditor Agreement, such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Parent Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) to implement the “market flex” provisions set forth in the Fee Letter, (E) solely to add benefit to one or more existing Facilities, including but not limited to, increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Facility to be “fungible” with any existing Facility or (F) to add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement and, in each case of clauses (A), (B) and (C), such amendment shall become effective in accordance with its terms without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof and, in each case of clauses (D) and (E) such amendment shall become effective in accordance with its terms without any further action or the consent of any other party to any Loan Document. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrowers and the Administrative Agent may enter into any Incremental Amendment in accordance with Section 2.14, any Refinancing Amendment in accordance with Section 2.15 and any Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Section 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) subject to Section 10.07(q), if to the Parent Borrower (or any other Loan Party) or the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Parent Borrower, the Administrative Agent, the Collateral Agent, each L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Any notice not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Parent Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Parent Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by FpML messaging and Internet or intranet websites (including the Platform) pursuant to procedures approved by the Administrative Agent acting reasonably, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such communication. The Administrative Agent, the Swing Line Lender, the L/C Issuers or the Parent Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by FpML messaging and Internet or intranet websites pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs and Expenses. The Borrowers agree (a) if the Closing Date occurs and to the extent not paid or reimbursed on or prior to the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent and the Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to one primary counsel and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent and each Lender, taken as a whole, for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole (and, if reasonably necessary, one local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole) and solely in the case of a conflict of interest, one additional counsel in each relevant material jurisdiction to each group of affected Lenders similarly situated taken as a whole). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Parent Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Parent Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Parent Borrower within three Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 10.05. Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees taken as a whole) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent, a Lead Arranger or any similar role under the Loan Documents and other than any claims arising out of any act or omission of Holdings, the Borrowers or any of their respective Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Debtdomain, Roadshow Access (if applicable) or other similar information transmission systems in connection with this Agreement, nor, to the extent permissible under applicable Law, shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party that are otherwise required to be indemnified pursuant to this Section 10.05). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05.

The agreements in this Section 10.05 shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion)

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or payment.

Section 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(l), or (B) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 10.07(m), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding anything to the contrary contained herein, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender, (ii) a natural Person or (iii) to Holdings or any of its Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(m)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f), Investors to the extent provided in Section 10.07(b) and 10.07(q) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

If, notwithstanding the foregoing, any Loans or Commitments are assigned or participated (x) to a Disqualified Lender or (y) without complying with the notice requirements under Section 10.07(q), then, notwithstanding anything to the contrary contained herein: (a) the Parent Borrower may (i) terminate any Commitment of such Person and prepay any applicable outstanding Loans at a price equal to the lesser of par and the amount such Person paid to acquire such Loans, without premium, penalty, prepayment fee or breakage, and/or (ii) require such Person to assign its rights and obligations to one or more Eligible Assignees at the price indicated in clause (i) above (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Person, then such Person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such Person shall receive any information or reporting provided by the Administrative Agent, any Lender or Holdings or any of its Subsidiaries, (c) for purposes of voting, any Loans and Commitments held by such Person shall be deemed not to be outstanding, and such Person shall have no voting or consent rights with respect to “Required Lender” or class or facility votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender (or each Lender affected by any amendment or waiver), such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class or Facility (after giving effect to clause (c)) so approves, (e) if a proceeding under any Debtor Relief Law shall be commenced by or against any Loan Party, such Person will be deemed to vote in the same proportion as the other Lenders, (f) such Person shall not be entitled to receive amounts set forth in Section 2.08(b) and (g) such Person shall not be entitled to any expense reimbursement or indemnification rights hereunder (including Sections 10.04 and 10.05) or under any other Loan Document and shall be treated in all other respects as a Defaulting Lender (each Loan Party hereby expressly reserving all rights against such Person under contract, tort or any other theory); it being understood and agreed that the foregoing provisions shall only apply to a Disqualified Lender and not to any Assignee of such Disqualified Lender that becomes a Lender in accordance with the terms hereof so long as such Assignee is not a Disqualified Lender or an Affiliate thereof. The Borrowers shall be entitled to seek specific performance to enforce this paragraph in addition to injunctive relieve (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Borrowers at law or in equity; it being understood and

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

agreed that Holdings, the Parent Borrower and its Subsidiaries will suffer irreparable harm if any Lender breaches any obligations under this Section 10.07 as it relates to any assignment or participation to a Disqualified Lender or any assignment or participation without complying with the notice requirements under Section 10.07(q). Nothing in this paragraph shall be deemed to prejudice any right or remedy that Holdings or the Borrowers may otherwise have at law or equity.

(b) (i) Subject to the first proviso contained in paragraph (a) above and to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Parent Borrower and, solely with respect to the Revolving Credit Facility at any time prior to a Qualified IPO, the Investors; provided that no consent of the Parent Borrower (or in the case of clauses (ii) and (iii) below, the Investors) shall be required (i) for an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) for an assignment relating to the Revolving Credit Facility by a Revolving Credit Lender to another Revolving Credit Lender (or an Affiliate of such assigning Revolving Credit Lender) of similar creditworthiness as such assigning Revolving Credit Lender, (iii) if a Specified Default has occurred and is continuing, (iv) for an assignment of all or a portion of the Loans pursuant to Section 10.07(l) or Section 10.07(m) or (v) for any assignment made in connection with the primary syndication of the Term Loans to Eligible Assignees approved by the Parent Borrower on or prior to the Closing Date; provided that (x) the Parent Borrower shall be deemed to have consented to any assignment of Term Loans unless the Parent Borrower shall have objected thereto within fifteen (15) Business Days after the Persons identified in Section 10.07(q)(i) have received written request therefor and (y) an Investor shall be deemed to have consented to any assignment in respect of the Revolving Credit Facility unless such Investor shall have objected thereto within fifteen (15) Business Days after the Persons identified in Section 10.07(q)(i) have received written request therefor;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) all or any portion of the Loans pursuant to Section 10.07(l) or Section 10.07(m), or (iii) all or any portion of a Term Loan to a Debt Fund Affiliate;

(C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Facility; and

(D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment not related to the Revolving Credit Facility.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $500,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment) or $250,000 (in the case of Term Loans) in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the Parent Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

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(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds; and

(C) other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms required pursuant to Section 3.01(d).

Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment or Loans assigned, except this paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (x) entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment and (y) subject to Section 10.08). Upon request, and the surrender by the assigning Lender of its Note(s), the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Parent Borrower to the Administrative Agent pursuant to Section 10.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders

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shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Parent Borrower shall (i) promptly (and in any case, not less than five (5) Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans at such time and (ii) not less than five (5) Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Term Loans at such time.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Parent Borrower, the Investors, the Swing Line Lender and each L/C Issuer to such assignment and any applicable tax forms required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Subject to the first proviso contained in Section 10.07(a), any Lender may at any time sell participations to any Person (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it) (subject, in the case of any participation relating to the Revolving Credit Facility, to the prior written consent of the Parent Borrower (unless a Specified Default has occurred and is continuing), with such consent not to be unreasonably withheld or delayed); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of any Participant that is directly adversely affected thereby, agree to any amendment, waiver or other modification described in clauses (a) through (f) of the second proviso to Section 10.01. Subject to Section 10.07(g), the Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) (provided that each Participant shall provide any applicable tax forms required pursuant to Section 3.01(d) to the participating Lender but, for the avoidance of doubt, a Participant shall not be required to provide such forms directly to a Loan Party or to the Administrative Agent). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or Letters of Credit or its other obligations under any Loan Document) except to the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

extent that (x) such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, (y) upon request of the Parent Borrower, to confirm no Participant of Term Loans is a Disqualified Lender or (z) in connection with the request for consent for participation in respect of any Revolving Credit Facility. The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 and 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent, not to be unreasonably withheld or delayed (for the avoidance of doubt, the Parent Borrower shall have reasonable basis for withholding consent if any participation would result in increased indemnification obligations to the Loan Parties at such time).

(h) Any Lender may, without the consent of the Parent Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement except in the case of Sections 3.01 or 3.04, to the extent that the grant to the SPC was made with the prior written consent of the Parent Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Parent Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligations to the Borrowers at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Parent Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any Rating Agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j) Notwithstanding anything to the contrary contained herein, without the consent of the Parent Borrower or the Administrative Agent, any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it (and in the case of any Fund, such security interest may be created in favor of the trustee for holders of obligations owed or securities issued, by such Fund as security for such obligations or securities); provided that unless and until such pledgee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such pledgee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such pledgee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(k) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Parent Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Parent Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(l) Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions open to all Lenders of the applicable Class on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:

(i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit L-1 hereto (an “Affiliated Lender Assignment and Assumption”);

(ii) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2;

(iii) the aggregate principal amount of Term Loans held by Affiliated Lenders at the time of any such purchase or assignment shall not exceed 25% of the aggregate principal amount of Term Loans outstanding at such time (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and

(iv) as a condition to each assignment pursuant to this clause (l), the Administrative Agent shall have been provided an Affiliated Lender Notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Term Loans against the Administrative Agent, in its capacity as such.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit L-2.

(m) Any Lender may, so long as no Default has occurred and is continuing and, only to the extent purchased at a discount, no proceeds of Revolving Credit Borrowings are applied to fund the consideration for any such assignment, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or any of its Subsidiaries through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided that in connection with assignments pursuant to clauses (x) and (y) above:

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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(i) if Holdings or a Subsidiary of the Parent Borrower is the assignee, upon such assignment, transfer or contribution, Holdings shall automatically be deemed to have contributed or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Parent Borrower; or

(ii) if the assignee is the Parent Borrower (including through contribution or transfers set forth in clause (i) above), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Parent Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Parent Borrower and (C) the Parent Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(n) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” “Required Class Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders, the Required Class Lenders (in respect of a Class of Term Loans) or the Required Facility Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, unless the action in question affects any Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders, or, subject to Section 10.07(o), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A) all Term Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, the Required Class Lenders (in respect of a Class of Term Loans) or the Required Facility Lenders have taken any actions; and

(B) all Term Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(o) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Parent Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.

(p) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence

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respect to or under any Loan Document, all Term Loans, Revolving Credit Commitments and Revolving Credit Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans, Revolving Credit Commitments and Revolving Credit Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.

(q) Any request for consent of the Parent Borrower pursuant to Section 10.07(b)(i)(A) or Section 10.07(f) (with respect to any participation with respect to the Revolving Credit Facility) and related communications shall be delivered by the Administrative Agent simultaneously to the following Persons:

(i) with respect to any request for consent in respect of any assignment of Term Loans or any assignment or participation relating to the Revolving Credit Facility, to (A) any recipient that is an employee of the Parent Borrower, as designated in writing to the Administrative Agent by the Parent Borrower from time to time (if any) and (B) the chief financial officer of the Parent Borrower or any other Responsible Officer designated by the Parent Borrower in writing to the Administrative Agent from time to time; and

(ii) in addition to the Persons set forth in clause (i) above, with respect to any request for consent in respect of any assignment of Term Loans or any assignment or participation relating to the Revolving Credit Facility, to an employee of each Investor (to the extent such Investor owns, directly or indirectly, any Equity Interest in the Parent Borrower) designated in writing to the Administrative Agent by such Investor from time to time.

(r) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Section 10.08. Confidentiality. Each of the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Parent Borrower), to any pledgee referred to in Section 10.07(h), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Parent Borrower, including, without limitation, as agreed in any Borrower Materials) in accordance with the standard processes of the

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Administrative Agent or customary market standards for dissemination of such type of Information); (g) with the written consent of the Parent Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Lead Arrangers, the Co-Managers, the Joint Bookrunners, any Lender, the L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or any Investor or their respective Affiliates (so long as such source is not known to the Administrative Agent, the Lead Arrangers, the Co-Managers, the Joint Bookrunners, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (i) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (j) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder or (k) to the extent such Information is independently developed by the Administrative Agent, the Lead Arrangers, the Co-Managers, the Joint Bookrunners, such Lender, such L/C Issuer or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender. In addition, the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties or any Subsidiary thereof (including, for the avoidance of doubt, their respective directors, officers, employees, members of management, consultants, representatives, agents and advisors) relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Parent Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any Lead Arranger, any Co-Manager, any Joint Bookrunner, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from Holdings, the Parent Borrower or any of its Subsidiaries (including, for the avoidance of doubt, their respective directors, officers, employees, members of management, consultants, representatives, agents and advisors) shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential.

Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time after providing written notice to the Administrative Agent, without prior notice to the Parent Borrower, any such notice being waived by the Parent Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries), to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto and thereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by an original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12. Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE COLLATERAL DOCUMENTS, EACH OTHER LOAN DOCUMENT SHALL, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; provided, however, that (a) the interpretation of the definition of “Material Adverse Effect” (as defined in the Contribution Agreement) and whether there shall have occurred a Material Adverse Effect (as defined in the Contribution Agreement) on the Core MTS Business (as defined in the Contribution Agreement) or the Echo Business (as defined in the Contribution

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Agreement), (b) whether the Contribution has been consummated as contemplated by the Contribution Agreement and (c) whether the representations and warranties made by the Investors and Change Parent in the Contribution Agreement are accurate and whether as a result of any inaccuracy thereof MCK or Change Parent (or their respective applicable Affiliates) have the right to terminate their obligations under the Contribution Agreement, shall, in each case, be governed by and construed in accordance with the Applicable Laws (as defined in the Contribution Agreement) of the State of Delaware without regard to conflicts of law principles.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK, AND THE RESPECTIVE APPELLATE COURTS THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent, the Collateral Agent and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and the L/C Issuers that each Lender, the Swing Line Lender and the L/C Issuers have executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 10.18. USA PATRIOT Act. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

Section 10.19. No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their Affiliates, on the one hand, and the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders, on the other hand, and the Borrowers are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, Lead Arranger, Co-Manager, Joint Bookrunner or Lender has advised or is currently advising such Borrower or any of its Affiliates on other matters) and none of the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners or the Lenders has any obligation to any Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of any Borrower and its Affiliates, and none of the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

(b) Each Loan Party acknowledges and agrees that each Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Parent Borrower, Holdings, any Investor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners or Affiliate thereof were not a Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners, Holdings, the Parent Borrower, any Investor or any Affiliate of the foregoing. Each Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners and any Affiliate thereof may accept fees and other consideration from Holdings, the Parent Borrower, any Investor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners, Holdings, the Parent Borrower, any Investor or any Affiliate of the foregoing. Some or all of the Lenders, the Lead Arrangers, the Co-Managers and the Joint Bookrunners may have directly or indirectly acquired certain equity interests (including warrants) in Holdings, the Parent Borrower, an Investor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to Holdings, the Parent Borrower, an Investor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Lead Arrangers, the Co-Managers, the Joint Bookrunners or any Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Holdings, the Parent Borrower, an Investor or an Affiliate thereof.

Section 10.20. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.21. Flood Insurance Matters. The Parent Borrower hereby acknowledges and confirms its obligation under Section 6.07(c) hereof to cause to be delivered to the Administrative Agent a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property in connection with any amendment to this Agreement which contemplates an increase, extension or renewal of any of the Loans or Commitments.

Section 10.22. Effect of Certain Inaccuracies. In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02(a) was inaccurate or was restated, and such inaccuracy, if corrected, or such restatement would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Parent Borrower shall as soon as practicable deliver to the Administrative Agent a corrected or restated financial statement and a corrected or updated Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the updated Compliance Certificate for such Applicable Period, and (iii) the Borrowers shall within 30 days after the delivery of the corrected or restated financial statements and the updated Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.22 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01; provided, that any underpayment due to change in Applicable Rate shall not in itself constitute a Default or Event of Default under Section 8.01 so long as such additional interest or fees are paid within the 30-day period set forth above.

Section 10.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE 11

GUARANTY

Section 11.01. The Guaranty. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, each Borrower, and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by Holdings or any of its Subsidiaries under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02. Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 11.10). Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 11.10, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03. Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Parent Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

Section 11.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 11.07. Continuing Guaranty. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of any Agent, any L/C Issuer or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 11.10. Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred to a person or persons, none of which is a Loan Party or any Subsidiary Guarantor ceases to be a Restricted Subsidiary pursuant to a transaction or designation permitted by this Agreement or (ii) any Subsidiary Guarantor is or becomes an Excluded Subsidiary, such Guarantor shall, upon the consummation of such sale or transfer, upon ceasing to be a Restricted Subsidiary or upon becoming an Excluded Subsidiary (or, to the extent such Excluded Subsidiary became a Guarantor in accordance with clause (iii) of the definition thereof, if such Restricted Subsidiary would then otherwise constitute an Excluded Subsidiary (but for the fact that it has provided a Guaranty in accordance with clause (iii) of the definition of Guarantors) upon the written request of the Parent Borrower delivered to the Administrative Agent), be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Parent Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at the Borrowers’ expense, take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Notes or any Subordinated Indebtedness with a principal amount in excess of the Threshold Amount.

When all Commitments hereunder have terminated, and all Loans and other Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements and (y) contingent indemnification obligations not yet accrued and payable) hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit in which the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement, the other Loan Documents and the guarantees made herein shall automatically terminate with respect to all Obligations, except with respect to Obligations and provisions that expressly survive such repayment pursuant to the terms of this Agreement or the other Loan Documents. The Collateral Agent shall, at the Borrowers’ expense, take such actions as are necessary to release any Collateral owned by such Guarantor in accordance with the relevant provisions of the Collateral Documents.

Section 11.11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Section 11.12. Cross-Guaranty. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 11.12 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until its obligations hereunder are terminated or released in accordance with the terms of Section 11.10. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section 11.12 shall be deemed to constitute, an agreement for the benefit of each Specified Guarantor for all purposes of the Commodity Exchange Act.

[Signature Pages Follow]

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHANGE HEALTHCARE, INC.
CHANGE HEALTHCARE INTERMEDIATE
HOLDINGS, INC.
CHANGE HEALTHCARE HOLDINGS, INC.
CHANGE HEALTHCARE OPERATIONS, LLC
CHANGE HEALTHCARE SOLUTIONS, LLC
CHANGE HEALTHCARE BUSINESS FULFILLMENT, LLC
CHANGE HEALTHCARE CORRESPONDENCE
SERVICES, INC.
CHANGE HEALTHCARE COMMUNICATIONS, LLC
CHANGE HEALTHCARE ENGAGEMENT
SOLUTIONS, INC.
CHANGE HEALTHCARE PAYER PAYMENT
INTEGRITY, LLC
CHANGE HEALTHCARE PHARMACY SOLUTIONS, INC.
VIEOSOFT, INC.
ALTEGRA HEALTH, INC.
CHANGE ENCIRCLE, LLC
ALTEGRA HEALTH OPERATING COMPANY LLC
ALTEGRA HEALTH CONNECTIONS, LLC
ALTEGRA HEALTH OPERATING COMPANY – PUERTO RICO, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Secretary

CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Co-President and Co-Secretary

By:	/s/ John Saia
Name: John Saia
Title: Co-President and Co-Secretary

CHANGE HEALTHCARE HOLDINGS, LLC

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Co-President and Co-Secretary

By:	/s/ John Saia
Name: John Saia
Title: Co-President and Co-Secretary

[Signature Page to Credit Agreement]

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

CHANGE HEALTHCARE FINANCE, INC.

By:	/s/ Gregory T. Stevens
Name: Gregory T. Stevens
Title: Co-President and Treasurer

By:	/s/ John Saia
Name: John Saia
Title: Co-President and Secretary

PST SERVICES, LLC.

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

MCKESSON TECHNOLOGIES LLC

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

HEALTHQX, LLC

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

MED3000 GROUP, INC.

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

MED3000, INC.

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

INTEGREAT, LLC

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

[Signature Page to Credit Agreement]

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

PEDIATRIC HEALTH ALLIANCE, L.L.C.

By:	/s/ John Saia
Name: John Saia
Title: Manager

MED3000 HEALTH SOLUTIONS SOUTHEAST

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

MED3000 INVESTMENTS, INC.

By:	/s/ John Saia
Name: John Saia
Title: Vice President and Secretary

[Signature Page to Credit Agreement]

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

BANK OF AMERICA, N.A., as Swing Line Lender, an L/C Issuer, a Term Lender and a Revolving Credit Lender

By:	/s/ Sujay Maiya
Name: Sujay Maiya
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Assistant Vice President

CITIGROUP GLOBAL MARKETS INC., as a Lender

By:	/s/ Caesar Wyszomirski
Name: Caesar Wyszomirksi
Title: Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Diana Lee
Name: Diana Lee
Title: Authorized Signatory

[Signature Page to Credit Agreement]

The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

SUNTRUST BANK, as a Lender

By:	/s/ Michael Chanin
Name: Michael Chanin
Title: Vice President

HSBC BANK USA, N.A., as a Lender

By:	/s/ Eric Seltenrich
Name: Eric Seltenrich
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Teuta Ghilaga
Name: Teuta Ghilaga
Title: Director

[Signature Page to Credit Agreement]